                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       FIRST OF AMERICA BANK CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               THOMAS W. LAMBERT
              Executive Vice President and Chief Financial Officer
                 211 South Rose St., Kalamazoo, Michigan 49007
- --------------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [LOGO TO COME]

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 April 20, 1994

         DANIEL R. SMITH                                                                         FIRST OF AMERICA BANK CORPORATION
         Chairman and Chief                                                                      211 South Rose St.
         Executive Officer                                                                       Kalamazoo, Michigan 49007
                                                                                                 Telephone 616-376-9000

                                                             (LETTERHEAD)

                                 March 17, 1994

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held April 20, 1994, at 9:00 a.m., at the Fetzer Business Development Center, Western Michigan University, Kalamazoo, Michigan.

   I encourage you to take advantage of your right as an investor in First of America by completing the enclosed proxy and returning it to us in the envelope provided.

   First of America's Summary Annual Report to Shareholders is enclosed. It contains our letter to shareholders, 1993 highlights, six year financial summary, condensed financial statements and other information. With the Annual Report is a card by which you can advise us of your intent as to attendance at the meeting.

   At this year's meeting, shareholders will vote on the election of five directors, approval of amendments to First of America's Stock Option Plan and ratification of the selection of KPMG Peat Marwick as independent auditors. Information on the matters to be acted on by the shareholders is in the attached notice and proxy statement. Our financial reports for the year and management's discussion and analysis are in Appendix B attached.

   I hope you will take the time to read the Summary Annual Report and I hope to see you on April 20.

                                     Sincerely,


                                     /s/ Daniel R. Smith
                                         Daniel R. Smith
                                         Chairman and Chief Executive Officer

                                     [LOGO]

                             211 SOUTH ROSE STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 376-9000

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                                 APRIL 20, 1994

To: The Shareholders
    First of America Bank Corporation

   The Annual Meeting of Shareholders of First of America Bank Corporation, a Michigan Corporation, will be held at the Fetzer Business Development Center, Western Michigan University, Wilbur Street and Marion Avenue, Kalamazoo, Michigan on Wednesday, April 20, 1994 at 9:00 a.m., (Kalamazoo Time). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters:

   (1) Election of Directors to serve until the Annual Meeting of Shareholders and until their successors have been elected and qualified.

   (2) Approval of amendments to The Restated First of America Bank Corporation 1987 Stock Option Plan.

   (3) Ratification of the selection of KPMG Peat Marwick, Certified Public Accountants, as independent auditors for First of America.

   (4) Such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on February 21, 1994, as the record date for determination of common shareholders entitled to notice of and to vote at the meeting.

   IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors,


                                       /s/ George S. Nugent
                                           George S. Nugent
                                           Executive Vice President & Secretary
Date: March 17, 1994
Kalamazoo, Michigan

                                     [LOGO]

                             211 SOUTH ROSE STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 376-9000

                                PROXY STATEMENT

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FIRST OF AMERICA BANK CORPORATION (hereinafter called "First of America" or the "corporation") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 1994 at 9:00 a.m. (Kalamazoo Time) at the Fetzer Business Development Center, Western Michigan University, Kalamazoo, Michigan (the "Annual Meeting").

   The cost of solicitation will be borne by First of America. In addition to the use of the mails, proxies may be solicited by persons regularly employed by First of America, by personal interview, and by telephone. In addition, First of America has engaged Georgeson & Company Inc. ("Georgeson") to assist in soliciting proxies for the Annual Meeting. Georgeson's fees, excluding reimbursable out-of-pocket expenses, are estimated to be $7,500 and will be paid by First of America. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock.

   Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised at the Annual Meeting. This Proxy Statement and the form of Proxy were first sent to shareholders on March 17, 1994.

   Common shareholders of record at the close of business on February 21, 1994, are entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote on each matter presented.

   For shareholders participating in the Shareholders Investment Plan (First of America's dividend reinvestment plan), First of America Bank-Michigan, N.A., the Plan Administrator, will vote any shares that it holds for a participant's account in accordance with the proxy returned by the participant to First of America with respect to the other shares of First of America which the participant holds of record.

                             PRINCIPAL SHAREHOLDERS

   As of the close of business on February 1, 1994, there were 59,525,010 shares of common stock of First of America outstanding, par value $10 per share ("First of America Common Stock" or "common shares"), and entitled to vote at the Annual Meeting. Insofar as is known to First of America, no person owns of record or beneficially five percent or more of the outstanding First of America Common Stock.

                           (1) ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years and until successors are duly elected and qualified. At the Annual Meeting, directors will be elected for terms ending with the annual meeting of shareholders in 1997.

   Except as otherwise specified in the proxy, proxies will be voted for election of the five nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, First of America's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of First of America Common Stock at the Annual Meeting, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting) is present or represented. Thus, the five nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by the withholding of authority, broker non-votes or otherwise, have no effect on the election of directors. Nevertheless, if a proxy is returned for such shares or they are represented in person at the Annual Meeting, they will be counted toward the establishment of a quorum.

   Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his or her age, principal occupation for the last five or more years and other major affiliations, Board of Directors committee service and shares of First of America equity securities beneficially owned as of February 1, 1994. As of February 1, 1994, none of these persons owned one percent or more of the outstanding class of shares. The information is based in part on information supplied by these persons.

           NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS ENDING IN 1997

   JON E. BARFIELD, age 42, is President of Staffing Trends, Inc., a provider of temporary employment services, Bartech, Inc., a contract engineering firm, and Utility Support Services, Inc., a provider of contract meter reading and utility support services, all of Livonia, Michigan. He is a director of Tecumseh Products Company, Tecumseh, Michigan. Mr. Barfield became a director of First of America Bank -- Ann Arbor in 1989 and a director of First of America Bank Corporation in August 1993. He serves on the Audit and Public Policy Committees. Mr. Barfield owns 669 shares of First of America Common Stock.

   RICHARD F. CHORMANN, age 56, is President and Chief Operating Officer of First of America. Mr. Chormann has been employed by First of America and its predecessor since 1959. He became a director of First of America in 1984 and serves on the Executive and Public Policy Committees of the Board and on First of America's Unified Trust Committee. He beneficially owns 15,376 shares of First of America Common Stock. He has been granted options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable with respect to 57,567 common shares. Mrs. Chormann owns 2,683 common shares of which Mr. Chormann disclaims beneficial ownership. Additionally, Mr. Chormann has an account in a salary deferral savings plan, the earnings on a portion of which are determined as if deferred salary payments and earnings thereon were invested in First of America Common Stock. His account, which is payable to him in cash, includes the current equivalent value of 16,808 common shares.

   JOEL N. GOLDBERG, age 56, is President of Thomas Jewelry Company, Inc. in Pontiac, Michigan, a retail and wholesale jewelry company. Mr. Goldberg became a director of First of America in 1985. He serves on the Audit Committee. He beneficially owns 115,880 shares of First of America Common Stock.

   JAMES S. WARE, age 58, is Chairman, President and Chief Executive Officer of Durametallic Corporation, Kalamazoo, Michigan, a manufacturer of seals for industrial machinery. He has been a director of First of America since 1991. He chairs the Nominating and Compensation Committee and serves on the Executive Committee. He owns 2,893 shares of First of America Common Stock.

   JOHN L. ZABRISKE, age 54, is Chairman and Chief Executive Officer of The Upjohn Company, a manufacturer of pharmaceutical and other products. Formerly, Mr. Zabriske was Executive Vice President of Merck & Co., Inc., also a manufacturer of pharmaceutical and other products. He became a director of First of America on February 16, 1994. Mr. Zabriske serves on the Audit Committee.

         DIRECTORS NOT STANDING FOR REELECTION WHOSE TERMS END IN 1995

   JOHN W. BROWN, age 59, is Chairman and Chief Executive Officer of Stryker Corporation, Kalamazoo, Michigan, a manufacturer of surgical and medical products. Mr. Brown was appointed as a director of First of America in 1992. He serves on the Nominating and Compensation Committee. Mr. Brown owns 3,500 shares of First of America Common Stock.

   CLIFFORD L. GREENWALT, age 61, has been President and Chief Executive Officer and a director of CIPSCO Incorporated, a utility holding company, since its formation in October 1990. He has also been President and Chief Executive Officer of Central Illinois Public Service Company, Springfield, Illinois, a subsidiary of CIPSCO, since August of 1989, being Senior Vice President-Operations previously. He is also a director of Central Illinois Public Service Company and Electric Energy, Inc. He became a director of First of America in 1989. He serves on the Audit, Nominating and Compensation and Public Policy Committees. Mr. Greenwalt owns 5,522 shares of First of America Common Stock jointly with Mrs. Greenwalt. Mrs. Greenwalt owns another 3,539 common shares of which Mr. Greenwalt disclaims beneficial ownership.

   DOROTHY A. JOHNSON, age 53, is President and Chief Executive Officer of the Council of Michigan Foundations, Grand Haven, Michigan, an association of foundations and corporations making charitable contributions. Mrs. Johnson became a director of First of America in 1985. She chairs the Public Policy Committee and serves on the Executive and Nominating and Compensation Committees. She owns 14,256 shares of First of America Common Stock.

   MARTHA M. MERTZ, age 51, is Chief Executive Officer and owner of Mayhood/Mertz Realtors, Inc. in Okemos, Michigan. She became a director of First of America Bank -- Central in 1985 and a director of First of America Bank Corporation in August 1993. Ms. Mertz serves on the Audit Committee. She owns 951 shares of First of America Common Stock.

   JAMES W. WOGSLAND, age 62, is Vice Chairman of Caterpillar, Inc., Peoria, Illinois. He is also a director of Caterpillar, Inc. He was Executive Vice President of Caterpillar from 1987 to 1990. He is also a director of Protection Mutual Insurance Co. and CIPSCO Incorporated. He became a director of First of America in 1989. He serves on the Nominating and Compensation Committee. Mr. Wogsland owns 4,679 shares of First of America Common Stock.

   WALTER J. WOLPIN, age 62, is President of the Wolpin Co., Wolpin Broadcasting, Twin W Realty and Weber/Wolpin Realty. Mr. Wolpin became a director of First of America in 1992. He serves on the Audit Committee. As a trustee he has voting and investment power with respect to 7,087 shares of First of America Common Stock. Mr. Wolpin also owns an additional 4,748 common shares and Mrs. Wolpin owns 10,584 shares of First of America Common Stock.

          DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1996

   JOSEPH J. FITZSIMMONS, age 59, is a Vice President of Bell & Howell Company and Chairman and a director of University Microfilms International, Ann Arbor, Michigan, a division of Bell & Howell. Mr. Fitzsimmons is also a director of Medsat Systems. He has been a director of First of America since 1991. He serves on the Nominating and Compensation Committee. He owns 501 shares of First of America Common Stock in a retirement account.

   ROBERT L. HETZLER, age 48, is President and Chief Executive Officer of Monitor Sugar Company, Bay City, Michigan. Mr. Hetzler became a director in 1987. He chairs the Audit Committee and serves on the Executive Committee. Mr. Hetzler owns 400 shares and an additional 4,547 common shares which are held jointly by him and Mrs. Hetzler.

   J. MICHAEL KEMP, age 50, is President and Chief Executive Officer of Howard & Howard Attorneys, P.C., Bloomfield Hills, Kalamazoo, and Lansing, Michigan and Peoria, Illinois. Mr. Kemp became a director of First of America in 1984. He serves on the Executive and Public Policy Committees. He owns 640 shares of First of America Common Stock. He also owns jointly with his spouse 29,649 common shares and he owns 276 common shares in a retirement trust. He shares, with two other co-trustees, voting and investment power with respect to 60,000 common shares.

   RICHARD KRAFFT, JR., age 64, is President and Treasurer of the Star of the West Milling Company, Frankenmuth, Michigan, a wheat milling and grain and bean processing company. He is also a director of Michigan Millers Mutual Insurance Company and Monitor Sugar Company. He became a director of First of America in 1986 and serves on the Nominating and Compensation Committee. He owns 11,376 shares of First of America Common Stock. Mr. Krafft will be ineligible under the Bylaws to serve as a director after September 30, 1994 and will retire by that date.

   F. KARL NEUMANN, age 63, is President and Chief Executive Officer of the Michigan Hospital Association Insurance Company, Lansing, Michigan. Mr. Neumann became a director of First of America in 1980 and serves on the Nominating and Compensation Committee. He owns 4,671 shares of First of America Common Stock jointly with Mrs. Neumann.

   DANIEL R. SMITH, age 59, is Chairman and Chief Executive Officer of First of America. He has been employed by First of America and its predecessor since 1955. He became a director of First of America in 1982. He chairs the Executive Committee and serves on the Public Policy Committee and on First of America's Unified Trust Committee. He owns 39,249 shares of First of America Common Stock. Mrs. Smith owns 2,296 common shares of which Mr. Smith disclaims beneficial ownership. He has been granted options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable with respect to 96,017 common shares.

   As of February 1, 1993 the directors and executive officers of First of America as a group had sole voting and investment power with respect to 364,095 shares of First of America Common Stock and shared voting and investment power with respect to 104,937 common shares. In addition, the executive officers hold options under the Restated First of America Bank Corporation 1987 Stock Option Plan which are presently exercisable for an aggregate of 250,967 common shares. The individual shareholdings of David B. Wirt, Thomas W. Lambert, George S. Nugent and John B. Rapp, executive officers who are not Directors of First of America, were 14,421, 10,871, 31,468, and 14,629, respectively.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has a standing Executive Committee, a standing Audit Committee, a standing Nominating and Compensation Committee and a standing Public Policy Committee. Directors serve on the committees as indicated in the preceding paragraphs. On January 19, 1994 the Board of Directors adopted a resolution combining the previous Director Nominating and Management Succession

Committee and the Compensation Committee. The combined committee has the powers and authority previously vested in the two committees combined, as described below.

   The Executive Committee met once during 1993. Its principal function is to exercise all powers and authority of the Board of Directors in the management and affairs of First of America between meetings of the Board of Directors including the right to declare dividends and to authorize the issuance of stock but excluding the power and authority to amend the Articles of Incorporation or Bylaws of First of America, to adopt an agreement of merger or consolidation, to recommend to shareholders the sale of substantially all of First of America's assets or dissolution of First of America, to fill vacancies on the Board of Directors or to fix compensation of the directors for serving on the Board or a committee.

   The Audit Committee met four times during 1993. Its principal function is to recommend to the full Board the engagement or discharge of the independent auditors, to direct and supervise investigations into matters relating to audit functions, to review with the independent auditors the plan and results of the audit engagement and managements responses, to review the scope, adequacy and results of First of America's internal auditing procedures and to solicit recommendations for improvement, to provide oversight for internal audit and loan review, to review services to be performed by the independent auditors, to review the degree of independence of the auditors, to review the adequacy of First of America's system of internal accounting controls, to provide guidance for the audit committees of affiliate banks, to review with management and the auditors the adequacy of financial disclosure and provide added assurance of the integrity of the financial information, and to report to the full Board on its actions and findings.

   The previously existing Compensation Committee met five times during 1993. Its principal function was to approve and recommend to the Board of Directors all executive compensation and benefit programs from time to time available to officers and employees of First of America and the chief executive officer of each affiliate, and the desirability of adopting, amending, or terminating any management compensation or employee benefit plan or program of any kind of First of America or any affiliate. The Compensation Committee has administrative functions over employee incentive programs, which include selection of participants and establishment of goals and criteria for awards and other matters (see "Compensation Committee Report on Executive Compensation"). The Compensation Committee is the administrator of The Restated First of America Bank Corporation 1987 Stock Option Plan and determines the key employees to whom options will be granted, the number of shares covered by each option, the exercise price and other matters.

   The previously existing Director Nominating and Management Succession Committee met three times during 1993. Its principal functions were to review the qualifications and determine the eligibility of and recommend to the Board of Directors individuals who may be appointed by the Board to fill vacancies thereon and individuals who will constitute the nominees of the Board for election by shareholders, to consider the performance of incumbent directors in determining whether to nominate them for reelection, and to evaluate the performance of top management officers of First of America for purposes of developing and periodically reviewing management succession plans for recommendation to the full Board. The new Nominating and Compensation Committee will consider persons recommended by shareholders. Such shareholder recommendations must be in writing setting forth the name, address, principal occupation and qualifications of the proposed nominee and must be delivered or mailed to the chairman, president, or secretary of First of America not later than the close of business on December 31 of any year preceding the year for which nomination is proposed if written proxy solicitation on behalf of the Board of Directors is sought.

   The Public Policy Committee met four times in 1993. Its principal function is to oversee compliance by First of America and its affiliate organizations with the federal Community Reinvestment Act, federal affirmative action requirements and comparable state laws. It also oversees charitable giving by First of America and its affiliate organizations and makes recommendations to the Board with respect to these functions and related matters.

   The Board of Directors met eight times in 1993. All incumbent Directors attended 75 percent or more of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which they served except for Ms. Johnson.

   Directors receive an annual retainer of $15,000.00 plus $900.00 for each Board and Committee meeting attended. The chair of each standing committee also receives $3,000.00 per year. Directors who are employees of First of America do not receive additional compensation for service as directors.

                             EXECUTIVE COMPENSATION

   The following information about First of America's method of compensating its executive officers is intended to both comply with the disclosure rules of the Securities and Exchange Commission ("SEC") and provide shareholders with a better understanding of the corporation's objectives, policies and arrangements for executive compensation. The SEC's rules prescribe the format and scope of this discussion, but the corporation has endeavored to make it understandable and helpful to shareholders.

SUMMARY COMPENSATION TABLE

   The following table presents, for the fiscal years shown, the annual and long-term cash and other compensation paid to, or accrued for, each of First of America's five most highly compensated executive officers, including the chief executive officer (the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                               ---------------------------------------    -------------------------     -------
                                                                           RESTRICTED     SECURITIES
                                                          OTHER ANNUAL       STOCK        UNDERLYING      LTIP        ALL OTHER
     NAME AND                  SALARY ($)      BONUS      COMPENSATION       AWARD         OPTIONS       PAYOUTS     COMPENSATION
PRINCIPAL POSITION    YEAR       (1)(2)         ($)          ($)(3)          ($)(4)          (#)           ($)          ($)(5)
- -------------------   ----     ----------     -------     ------------     ----------     ----------     -------     ------------
Daniel R. Smith       1993       625,000      285,000                                       14,000       198,748
Chairman and Chief    1992       575,547      310,797                                       16,250             0
Executive Officer     1991       540,600      229,755                                       17,850       226,075

Richard F. Chormann   1993       420,000      167,580                                        8,400       115,320
President and Chief   1992       393,046      185,717                                        9,900             0
Operating Officer     1991       365,600      135,958                                       10,750       130,078

Thomas W. Lambert     1993       252,200       86,253                                        4,100        56,910
Executive Vice        1992       235,181       95,250                                        4,800             0
  President           1991       210,600       67,129                                        5,100        58,024
and Chief Financial
Officer

David B. Wirt         1993       252,200       86,253                                        4,100        56,910
Executive Vice        1992       235,181       95,250                                        4,800             0
President             1991       210,600       67,129                                        5,100        59,649

John B. Rapp          1993       220,000       71,940                                        3,300        49,963
Executive Vice        1992       207,185       74,276                                        3,900             0
President             1991       185,600       58,116                                        4,150        53,257

- -------------------------------------------
(1) Deferred compensation included.
(2) 1991 and 1992 reflect partial year adjustments for the elimination of perquisites for automobiles, as well as country club and dining club membership fees.
(3) There were no other significant compensation items required to be disclosed as other annual compensation for the years shown.
(4) The corporation's long-term compensation arrangement does not provide for restricted stock awards.
(5) There were no items of other compensation for the years shown.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table presents information concerning the stock options granted to the Named Executives under The Restated First of America Bank Corporation 1987 Stock Option Plan (the "Stock Option Plan") during 1993 and the potential realizable value for the stock options granted based on future market appreciation assumptions.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF STOCK
                                             INDIVIDUAL GRANTS                            PRICE APPRECIATION FOR OPTION TERM(1)
                      ---------------------------------------------------------------  ----------------------------------------
                         NUMBER OF
                        SECURITIES         % OF TOTAL       EXERCISE OR
                        UNDERLYING       OPTIONS GRANTED    BASE PRICE
                      OPTIONS GRANTED    TO EMPLOYEES IN      ($/SH)       EXPIRATION
        NAME             (#)(2)(3)       FISCAL YEAR(2)         (4)           DATE       0% ($)       5% ($)           10% ($)
- --------------------  ---------------    ---------------    -----------    ----------    ------    -------------  -------------
Daniel R. Smith            14,000             7.95%             40.00      10/19/2003       0            352,185        892,500
Chairman and Chief
Executive Officer

Richard F. Chormann         8,400             4.77%             40.00      10/19/2003       0            211,310        535,500
President and Chief
Operating Officer

Thomas W. Lambert           4,100             2.33%             40.00      10/19/2003       0            103,140        261,375
Executive Vice
 President
and Chief Financial
 Officer

David B. Wirt               4,100             2.33%             40.00      10/19/2003       0            103,140        261,375
Executive Vice
 President

John B. Rapp                3,300             1.88%             40.00      10/19/2003       0             83,015        210,375
Executive Vice
 President

All shareholders              N/A               N/A               N/A             N/A       0      1,497,649,300  3,794,719,400

- -------------------------------------------
(1) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation from the date of grant through the expiration of the options. Actual gains on exercise, if any, are dependent on the future performance of the corporation's common shares. The 5% and 10% rates of appreciation would result in per share prices of $65.16 and $103.75, respectively. The amounts shown for "All shareholders" are based on 59,525,010 shares (number of fully diluted shares outstanding as of February 1, 1994). This presentation is not intended to forecast possible future appreciation of the corporation's common shares.
(2) The Stock Option Plan provides for limited stock appreciation rights in the event of a change of control, liquidation or dissolution of the corporation. Upon the occurrence of any one of these events, unexercised options previously granted are canceled, and in lieu of further rights under the option, the optionee will receive in cash the difference between the fair market value and the exercise price multiplied by the number of shares to which the option relates.
(3) The options were granted on October 20, 1993, and become exercisable for one-third of the shares after one year, two-thirds of the shares after two years and all shares after three years.
(4) The exercise price shown represents the average of the highest and lowest market prices reported on the New York Stock Exchange on the date prior to the grant ($39.9375) rounded to $40.00 as permitted by the Stock Option Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   The following table presents information about the exercise, by the Named Executives, of stock options previously granted under the Stock Option Plan during 1993. Also shown are the number of shares covered by, and the estimated value of, unexercised options at December 31, 1993.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES               VALUE OF
                                                                             UNDERLYING              UNEXERCISED
                                                                         UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                            AT FY-END (#)       OPTIONS AT FY-END ($)
                                                                         -------------------    ---------------------
                                SHARES ACQUIRED    VALUE REALIZED ($)       EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE (#)           (1)               UNEXERCISABLE         UNEXERCISABLE(2)
- -----------------------------   ---------------    ------------------    -------------------    ---------------------
Daniel R. Smith                        0               N/A                 96,017 / 30,783       1,739,190 / 143,035
Chairman and Chief
Executive Officer
Richard F. Chormann                    0               N/A                 57,567 / 18,583        1,043,588 / 86,650
President and Chief
Operating Officer
Thomas W. Lambert                      0               N/A                 21,700 /  9,000          379,988 / 41,575
Executive Vice President and
Chief Financial Officer
David B. Wirt                          0               N/A                 22,400 /  9,000          389,888 / 41,575
Executive Vice President
John B. Rapp                           0               N/A                 16,567 /  7,283          272,875 / 33,800
Executive Vice President

- -------------------------------------------
(1) The value realized equals the average of the highest and lowest per share price of the corporation's common shares reported on the New York Stock Exchange on the date of exercise less the exercise price.
(2) The estimated value of the unexercised option shares was based on the closing price reported on the New York Stock Exchange on December 31, 1993 of $39.25.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

   The following table reflects the estimated future payouts under First of America's Long-Term Incentive Compensation Plan based on the Named Executive's target awards and the minimum threshold and maximum amounts for the three-year performance cycle beginning January 1, 1993. These estimated payments are contingent upon attaining the corporation's earnings per share performance goals during the performance cycle shown. The corporation's Long-Term Incentive Compensation Plan is more fully described in the Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation."

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                       PERFORMANCE                   ESTIMATED FUTURE PAYOUTS
                                                         OR OTHER               UNDER NON-STOCK PRICE-BASED PLAN(1)
                                                       PERIOD UNTIL           ---------------------------------------
                                NUMBER OF             MATURATION OR           THRESHOLD        TARGET         MAXIMUM
NAME                              UNITS                   PAYOUT                 ($)             ($)            ($)
- ------------------------     ---------------        ------------------        ---------        -------        -------
Daniel R. Smith                 None                1/1/93 - 12/31/95           43,750         218,750        284,375
Chairman and Chief
Executive Officer

Richard F. Chormann             None                1/1/93 - 12/31/95           25,200         126,000        163,800
President and Chief
Operating Officer

Thomas W. Lambert               None                1/1/93 - 12/31/95           12,610          63,050        81,965
Executive Vice President
and Chief Financial
Officer

David B. Wirt                   None                1/1/93 - 12/31/95           12,610          63,050        81,965
Executive Vice President

John B. Rapp                    None                1/1/93 - 12/31/95           11,000          55,000        71,500
Executive Vice President

- -------------------------------------------
(1) The minimum incentive award shown under the column titled "Threshold" represents the estimated payment that would be awarded if 80% achievement of the corporation's internal earnings per share goal is attained for the performance cycle. The "Target" and "Maximum" estimated payments would be awarded if 100% and 120% achievement of the corporation's earnings per share goals are attained for the performance cycle, respectively. The estimated future payouts under the threshold, target and maximum award columns were computed based on the Named Executive's 1993 base salary. Actual incentive payments made, if any, will be determined using the Named Executive's average base salary over the three year performance cycle.

RETIREMENT PROGRAM

   The benefits shown in the table below are the estimated combined annual benefits payable at normal retirement age of 65 to a participant in the First of America Bank Corporation Employees' Retirement Plan ("Retirement Plan"), a qualified non-contributory defined benefit plan, and First of America's two supplemental retirement plans ("Supplemental Plans"), unfunded non-qualified plans, on a straight life annuity basis before reduction for social security benefits, as further described below.

ESTIMATED ANNUAL BENEFITS PAYABLE ON RETIREMENT AT AGE 65

                         YEARS OF CREDITED SERVICE
  AVERAGE       -------------------------------------------
  ANNUAL          20          25          30          35
COMPENSATION     YEARS       YEARS       YEARS       YEARS
- -----------     -------     -------     -------     -------
$   200,000      80,000     100,000     120,000     140,000
    300,000     120,000     150,000     180,000     210,000
    400,000     160,000     200,000     240,000     280,000
    500,000     200,000     250,000     300,000     350,000
    600,000     240,000     300,000     360,000     420,000
    700,000     280,000     350,000     420,000     490,000
    800,000     320,000     400,000     480,000     560,000
    900,000     360,000     450,000     540,000     630,000
  1,000,000     400,000     500,000     600,000     700,000
  1,100,000     440,000     550,000     660,000     770,000
  1,200,000     480,000     600,000     720,000     840,000

   The retirement benefit formula for the Retirement Plan is based on a participant's years of service with the corporation or subsidiary multiplied by two percent of the covered compensation which is his or her highest average monthly base salary plus the Annual Plan incentive payment, less any portion of such salary or Annual Plan incentive payment deferred at the participant's election under a deferred compensation arrangement, during any 60 consecutive months preceding retirement minus 50 percent of the primary social security benefit, prorated for service of less than 35 years. Employees who were employed before January 1, 1985 (this includes all of the Named Executives) will be entitled to receive on retirement, the higher of the benefits computed under the Retirement Plan now in effect or under the Retirement Plan in effect before January 1, 1985, which provided for a benefit equal to two percent of the final average monthly earnings times years of credited service, but not exceeding 50 percent of final average monthly earnings. The Supplemental Plans provide participants with a benefit in addition to that provided by the Retirement Plan so that the combined retirement benefit equals the benefit which the participant would have received from the Retirement Plan but for certain limitations under the Internal Revenue Code and the deferral of salary under a deferred compensation arrangement.

   The current covered compensation and years of credited service for the Named Executives are as follows: Mr. Smith -- $824,180, 38 years; Mr.
Chormann -- $535,663, 34 years; Mr. Lambert -- $297,841, 30 years; Mr.
Wirt -- $299,720, 28 years; and Mr. Rapp -- $259,325, 27 years.

MANAGEMENT CONTINUITY AGREEMENTS

   First of America has entered into Management Continuity Agreements with the Named Executives and other senior officers. Each Management Continuity Agreement provides that in the event of a change in control of First of America before July 19, 1995, the employment of the officer who is a party to the Agreement may not be terminated except for cause during the three-year period following the change in control (as defined in the Agreement). During the three-year period, First of America or its successor may not, without the officer's agreement, reduce his salary or change his title or area of responsibility or relocate his office or the head office of First of America. In the event the officer is terminated or resigns following other action by First of America or its successor referred to in the preceding sentence, he is entitled to regular salary payments and inclusion in employee benefit plans as follows. If the termination or resignation occurs within the first year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for three years after the termination or resignation. If the termination or resignation occurs within the second year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for two years after the termination or resignation. If the termination or resignation occurs within the third year after the change in control, then regular salary payments and inclusion in employee benefit plans continue for one year after the termination or resignation. Following the officer's death, his surviving spouse will receive only his regular salary payments for one year. In the event the officer becomes permanently disabled, he will receive his regular salary payments through the six-month period beginning on the date salary continuation payments under First of America's short term disability policy cease, less any payments received during that period under First of America's Long-Term Disability Plan. In addition, the officer will receive benefits under the corporate dental and health plans for one year from the date he becomes permanently disabled. While the amount of any benefits from the Management Continuity Agreement will be dependent on salary levels and other factors and events in the future, current annual salary levels for the Named Executives are Mr. Smith -- $675,000, Mr. Chormann -- $453,600, Mr. Lambert -- $265,000, Mr. Wirt -- $265,000 and Mr. Rapp -- $230,000. First of
America has established a trust which will fund benefits accruing under the Agreements and other benefit plans in the event of a change in control of First of America.

   First of America's purpose in entering into the Agreements with the officers selected is to provide financial security to those officers following a change in control and to provide an additional current inducement for them to remain employed by First of America. With continuation of these officer's employment reasonably assured, First of America and its shareholders may be more assured that these officers will act, with respect to a possible change in control, for the benefit of First of America and the shareholders and without concern for their own financial security.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

   OBJECTIVES. First of America's executive compensation program is intended to attract, retain, motivate and reward highly qualified executive officers to achieve the corporation's business objectives. This executive compensation program is integrated with First of America's annual and long-term business plans in order to establish a strong link between executive compensation and corporate performance. The Nominating and Compensation Committee of First of America's Board of Directors (the "Compensation Committee") believes that a significant and direct relationship between executive compensation and corporate performance as well as its strategic objectives will enhance long-term performance and increase shareholder value. The Compensation Committee also believes that stock ownership by executive officers and stock-based compensation arrangements which align the executive officer's interests with those of First of America shareholders are beneficial in enhancing shareholder value. Based on these premises, under the direction and oversight of the Compensation Committee, First of America has implemented an executive compensation program that encourages and facilitates stock ownership by executive management and under which more than half of the compensation of First of America's executive officers is variable and directly dependent upon corporate financial performance. The Compensation Committee recognizes that the Omnibus Budget Reconciliation Act (OBRA) of 1993 establishes a $1 million annual limitation for tax years beginning after 1993 on the tax deduction available to the corporation for compensation paid to any executive under certain nonperformance based compensation plans. It is generally the corporation's intention to pay compensation which is tax deductible. Going forward the Compensation Committee will evaluate future compensation as it relates to OBRA requirements.

   COMPONENTS OF COMPENSATION. The major components of First of America's executive compensation program consist of a formal base salary program, the Annual and Long-Term Incentive Compensation Plans ("Annual Plan" and "Long-Term Plan") and the Stock Option Plan. The program also includes participation by executive officers in various indirect compensation plans and arrangements, most of which are available on the same terms to all employees of First of America and its affiliates. These plans and arrangements include a pension plan, a supplemental/excess benefit retirement plan, 401(k) and supplemental savings plans, term life and long-term disability insurance, and medical and dental care plans. Indirect compensation of executive officers through these plans and arrangements is considered by the Compensation Committee to be part of the executive officer's total compensation. The primary components of First of America's executive compensation program are described below in combination with a discussion of the relationship of the compensation program to First of America's performance (see "Relationship of Executive Compensation to Corporate Performance").

COMPENSATION COMMITTEE RESPONSIBILITY

   GENERAL. The Compensation Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under First of America's executive compensation program, the Compensation Committee, with assistance from First of America's management, reviews, and when appropriate, approves and recommends to the Board of Directors changes to the components of the executive compensation program based on their relationship to corporate performance and the competitive market for recruitment and retention of executive personnel. In administering the program, the Compensation Committee also reviews the performance of First of America's executive officers, including the Named Executives, and their contributions to the corporation's performance results to determine their compensation levels under the various components of the program, including base salaries, incentive payments under the Annual and Long-Term Plans, and option grants under the Stock Option Plan.

   PEER COMPARISONS. The Compensation Committee is also responsible for selecting the peer groups to which its executive compensation and corporate performance, for purposes of its executive compensation, are compared. The peer groups consist of comparably sized U.S. bank holding companies within established asset range parameters and, as a result, the bank holding companies which comprise the peer groups will vary from year to year. First of America targets its executive compensation levels, including the base salaries and incentive compensation target award opportunities at the median or average competitive levels of the applicable peer universe. The defined peer group for each of the executive compensation plans differs from the composition of bank holding companies included in the KBW 50 Index referenced under the Performance Graph appearing later in this document. The KBW 50 Index consists of fifty of the largest U.S. bank holding companies, including the money center banks, many of which are substantially larger than First of America. First of America limits its peer groups for compensation comparisons to smaller select groups of comparably sized peer U.S. bank holding companies, substantially all of which are also included under the KBW 50 Index.

   The Compensation Committee considers that these peer groups represent the primary competitors in the banking industry for financial performance measurement reasons as well as employee recruitment and retention. The composition of the peer groups used for determining external performance goals are established by the Compensation Committee at the beginning of the particular year for the Annual Plan and at the beginning of each three year performance period for the Long-Term Plan. The peer group for the Annual Plan in 1993 consisted of similarly situated U.S. bank holding companies with assets of $10 to $30 billion. The Long-Term Plan peer group for the 1991-1993 performance period consisted of similarly situated bank holding companies with assets of $8 to $25 billion at the beginning of that performance period. The 1993 peer group for base salary and other compensation comparisons consisted of a narrower range of fourteen comparably sized U.S. bank holding companies with assets of $13 to $26 billion, selected such that First of America's asset level is positioned at the median of the asset range. The narrower asset range for the peer group of bank holding companies utilized for base salary comparisons more accurately reflects the prevailing competitive market for qualified executives at other comparably sized bank holding companies with similar responsibilities than would a peer group such as the KBW 50 Index with a broader asset range.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO CORPORATE PERFORMANCE

   SALARY. First of America's executive officers' salaries, including the Named Executives, are determined in accordance with a formal base salary program, which is approved and periodically reviewed by the Compensation Committee. This program provides formalized salary adjustment guidelines and base salary range parameters to guide the Compensation Committee's decision making concerning executive base salary levels. The base salary ranges are mainly determined by the employee's internal position responsibility and external market comparisons with the prevailing base salary levels of similar positions with comparable responsibilities in other comparably-sized bank holding companies, with equal consideration being given to both factors. The midpoints of the salary ranges are targeted at the median or average competitive levels of the peer group, and executives are expected to achieve the midpoint of their salary range over a reasonable time interval. Current base salaries for the executive officer group as a whole are slightly above the midpoints of their applicable salary ranges. Base salary comparisons are made to the median or average competitive levels of the peer group without regard to the fact that First of America does not provide such company-paid perquisites as personal automobiles or club memberships as is the practice for many of the peer organizations.

   The base salary program is performance-based, with executive base salary increases and progression within the assigned salary ranges entirely dependent upon individual performance. Management performance plans with individually defined objectives are established for the executive officers, and base salary decisions are principally based on the assessment of the executive's actual performance results relative to the objectives defined in the performance plan. These objectives consist of both personal objectives unique to the individual executive and common corporate profit plan or business plan goals many of which are shared by the executive officers as a group.

   The base salaries of executive officers for 1993 were determined by the Compensation Committee in February 1993 based on 1992 performance considerations. In reviewing the base salary recommendations for the executive officers, the Compensation Committee first considered the salary increase guidelines in effect for 1993 and then the individual performance of the executive officers relative to their personal objectives as well as general consideration of common corporate performance factors, as deemed appropriate. The common corporate performance factors included, on an equal basis, 1992's return on common equity ("ROE") of 17.31 percent and fully diluted earnings per share ("EPS") of $3.68, on an ongoing operating basis, which excludes the following substantial non-recurring items: the one-time merger costs associated with the Security Bancorp merger, the write-down of intangible assets and the implementation of the Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("Ongoing Operations"). The Compensation Committee's general consideration of corporate performance also included the successful integration of Security Bancorp and Champion Federal into the corporation, which it anticipated would provide enhanced earnings potential, expanded market share and new product opportunities. Finally, other factors considered were the conversions and functional consolidations which resulted in substantial cost savings and efficiencies and helped the corporation achieve its short and long-term business objectives. These common corporate performance factors were considered in conjunction with the individual performance assessment of the executive officers.

   The Compensation Committee's determination of base salary adjustments has added significance, because the target incentive awards and payments under both the Annual and Long-Term Plans and stock option grants under the Stock Option Plan are based on a percentage of salary (see "Annual Incentive Compensation," "Long-Term Incentive Compensation," and "Stock Options," below).

   ANNUAL INCENTIVE COMPENSATION. The Annual Plan is intended to reward executive officers for achievement of ROE goals. Annual bonuses paid to First of America's executive officers, including the Named Executives, are determined in accordance with the corporation's Annual Plan. The Compensation Committee is responsible for reviewing and approving incentive payments under the Annual Plan. Target incentive awards for a given year are set based on a percentage of the participant's current base salary. Incentive payments are then based on a comparison of First of America's ROE with the corporation's internal annual profit plan ROE goal and with the median ROE of a selected peer group of comparably sized bank holding companies. The internal and external ROE goals are weighted equally for purposes of determining awards under the Annual Plan. The target amounts are paid if both the internal and external ROE goals are fully (100 percent) achieved. No incentive payments are made unless First of America's ROE is at least 80 percent of the internal goal or at least 90 percent of the external goal. The maximum annual incentive payment is limited to 160 percent of the executive officer's target award level if First of America's ROE equals or exceeds 120 percent of both the internal and external ROE goals. The highest target award opportunity of 40 percent of base salary is provided to the Chairman and CEO of the corporation, which results in a maximum annual incentive opportunity of 64 percent of his base salary.

   For 1993, the corporation's ROE exceeded 103 percent of the composite of the internal and external ROE goals, which resulted in annual incentive award payments of 114 percent of participants' target awards, including the Named Executives. Performance results under the pre-established internal ROE goal of
18.49 percent amounted to 97 percent, while the corporate ROE attainment relative to the external ROE goal of 16.40 percent equaled 110 percent of the goal.

   LONG-TERM INCENTIVE COMPENSATION. First of America's Long-Term Plan is designed to motivate and reward its executive officers for achievement of specific EPS growth goals over a three year performance cycle. The Compensation Committee is responsible for overseeing the administration of the Long-Term Plan which includes the review and approval of incentive awards payable under the Plan. The Long-Term Plan target award levels and actual incentive payments are based on a percentage of the executive officer's average base salary payable over rolling three year performance cycles, with a new performance cycle becoming effective each year.

   The Long-term Plan was amended effective January 1, 1992, to include both an internal EPS growth goal, based on the corporation's EPS growth objectives, and an external EPS growth goal which measures the corporation's EPS growth relative to the EPS growth of a peer group of comparably sized bank holding companies. The internal and external EPS growth goals are weighted equally for purposes of determining incentive payments under the Long-Term Plan. For performance periods ending December 31, 1994, and beyond, long-term incentive payments are based on a comparison of First of America's compounded annual EPS growth rate achieved over the three year performance cycle, compared to the corporation's internal EPS growth goal for the period as well as the external EPS growth goal which is 110 percent of the median compounded EPS growth rate for a peer group of comparably sized bank holding companies over the same performance cycle.

   The internal long-term EPS growth goal is established at the beginning of each three year performance period, while the external EPS growth goal is determined following the close of every three year performance period based on the median EPS growth results of the applicable peer group during that period. No incentive payments will be made for the three year performance cycles ending December 31, 1994 and December 31, 1995, unless First of America's compounded annual EPS growth rate is at least 80 percent of the internal EPS growth goal for the period, and at least 90 percent of the external peer group EPS growth goal for the same performance cycle. The maximum long-term incentive payments are limited to 130 percent of the executive officer's target award level for corporate EPS growth results which equal or exceed 120 percent of both the internal and external EPS growth goals. The highest target award opportunity of 35 percent of average base salary during the performance period is provided for the Chairman and CEO of the corporation, which limits his maximum potential incentive award opportunity to 45.5 percent of his average base salary for the given period.

   The Long-term Plan results and incentive payments for the most recent performance period ending December 31, 1993, were determined only under the external peer group EPS growth goal. During this period, the corporation achieved a compounded annual EPS growth rate of 16.48 percent compared to the external EPS growth goal of 16.57 percent based on the peer group results over this same period. The corporate EPS performance achievement of 99.46 percent relative to the external EPS growth goal resulted in an incentive award payment of 97.84 percent of each participant's, including the Named Executives, target award opportunity for this period.

   STOCK OPTIONS. Stock options granted to and exercised by First of America's executive officers, including those Named Executives shown in the Summary Compensation Table, the Option Grants in Last Fiscal Year Table, the Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table, were granted and exercised under the Stock Option Plan. The Stock Option Plan provides for the issuance of shares of First of America Common Stock upon exercise of non-statutory stock options granted to a broad range of management level employees of the corporation and its subsidiaries at prices not less than the fair market value of First of America Common Stock as of the grant date. Options granted under the Stock Option Plan vest over a three year period such that one-third of the option shares may be exercised after one year from the grant date, two-thirds after two years and all shares granted after three years. The Compensation Committee determines the participants to whom options are granted and the number of shares for which the options are exercisable. Through the grant of stock options, the Compensation Committee intends to align the long-term interests of First of America's executive officers with those of its shareholders with the intended effect of further motivating executive officers to enhance shareholder value.

   Stock option grant allocations under the Stock Option Plan are determined and principally based on a specific grant allocation formula subject to discretionary adjustment by the corporate Chairman and CEO and the Compensation Committee. Any discretionary adjustments (positive or negative) from the formula allocation are based on individual employee performance considerations and would be recommended by the Chairman and CEO (for participants other than himself) for review and approval by the Compensation Committee.

   Stock option grants under the option allocation formula are determined by a percentage of the participant's base salary divided by the current market price of the corporation's common stock on the date preceding the option grant. The percentage of the base salary applied in the formula for determining the number of option shares to be granted varies by position level within the organization, and is based on median competitive practices of peer U.S. bank holding companies which offer both stock option plans and long-term performance-based incentive plans as part of their long-term compensation programs. The salary multiples range from a maximum of 90 percent of base salary for the corporate Chairman and CEO to 50 percent for the remaining executive officer group. These salary multiples are at or slightly below peer average multiples. The Compensation Committee's objective is to provide competitive long-term compensation opportunities for its executive employees between the combination of the stock option grants under the Stock Option Plan and long-term incentive awards under the Long-term Plan.

   Stock options are granted at the then current fair market value, and the future value to be realized from options granted under the Stock Option Plan is dependent upon the extent to which First of America's performance is reflected in the market price of its common stock at the time the options are exercised in the future. The date of exercise, and, thus the time frame within which value may be realized and the relationship of that value to the corporation's performance, will be determined by the individual option holder. The Stock Option Plan does not permit the adjustment of the exercise price, except to recognize changes in capitalization, such as stock splits and dividends, following the option grant.

   OTHER COMPENSATION ARRANGEMENTS. First of America maintains certain broad-based employee benefit plans, such as the 401(k) plan, in which the corporation's executive officers may participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. The corporation maintains companion supplemental savings and excess benefit retirement plans to offset the Internal Revenue Service's maximum benefit or contribution limitations on the executive officer's participation under the tax-qualified plans. There are no matching contributions for executive officers under the 401(k) and supplemental savings plans, because of plan exclusions for participants in the Long-Term Plan. Also, no company paid automobiles or club memberships are provided by the corporation to the Named Executives. Benefits under these and the corporation's other executive compensation arrangements not discussed above are not directly related to First of America's corporate performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   The Compensation Committee reviews Daniel R. Smith's performance and base salary as Chairman and Chief Executive Officer ("CEO") annually, and recommends adjustments in his salary based on this performance review for approval by the corporate Board of Directors. Mr. Smith's base salary as Chairman and CEO is determined by the Compensation Committee within a defined salary range which is established by the Compensation Committee in advance of formulating any base salary increase recommendations. The salary range is based on prevailing competitive market levels for chief executive officer positions in other comparably sized multifaceted, independent banking institutions. Specifically, the midpoint of Mr. Smith's salary range is targeted at the average competitive market level for comparable CEO positions in other peer U.S. bank holding companies as described earlier in the report. Within this assigned salary range, the Compensation Committee approved an increase in Mr. Smith's 1993 base salary from $577,700 to $625,000, which represents an 8.2 percent adjustment. The Compensation Committee's decision on this salary increase was based on its positive assessment of Mr. Smith's personal performance as Chairman and CEO and the corporate performance results during 1992. It also takes into consideration a desire to recognize his past contributions to the corporation's success and to increase his base salary closer to the prevailing market levels of his peers in other banking institutions. Mr. Smith's 1993 base salary of $625,000 was slightly below the midpoint of his 1993 salary range.

   The decision regarding Mr. Smith's 1993 base salary was based, in part, on the corporation's financial performance for 1992, giving particular consideration to the strong earnings achieved from Ongoing Operations. The Compensation Committee also generally considered such additional factors as Mr. Smith's performance over the last several years as Chief Executive Officer, corporate growth, and the successful integration of Champion Federal and Security Bancorp into the corporation. It also considered the completion of several major conversions and functional consolidations which provided significant, immediate synergies and cost efficiencies, and prepared the corporation for future growth opportunities. The Compensation Committee further considered Mr. Smith's leadership of the corporation and stature within the community and the banking industry. In recognition of Mr. Smith's achievements and abilities, he was elected President of the American Bankers Association for the 1993-1994 term, which is perceived as a positive reflection on the corporation. In the Compensation Committee's collective judgement, the corporation exceeded its primary business objectives for 1992, and Mr. Smith's contributions toward the corporation's overall success warranted the 1993 base salary increase.

   Mr. Smith's 1993 incentive award payments were determined in accordance with the terms and established plan formulas under both the Annual and Long-term Incentive Plans which were described earlier in this document. Mr. Smith's Annual Plan award of $285,000 was computed based on the Corporate ROE results of 97 percent relative to the internal ROE profit plan goal of 18.49 percent and the external peer group ROE goal of 110 percent. The composite performance results under the Annual Plan of 103 percent resulted in an award payment of
45.6 percent of his 1993 base salary.

   His Long-term Incentive Plan award for the three year performance cycle ending December 31, 1993, amounted to $198,748 and was calculated under the plan formula for the external EPS growth goal in the same fashion as for all other Long-term Plan participants. The corporation's growth in EPS was 16.48 percent over this performance period compared to the peer group EPS growth goals of
16.57 percent. These EPS growth results produced an incentive award of 34.2 percent of his average base salary of $580,384 during the performance period.

   Mr. Smith's 1993 stock option grant of 14,000 shares under the Stock Option Plan was determined in accordance with the option allocation formula based on his 1993 base salary of $625,000, his salary multiple of 90 percent and the then current market price per share in the same fashion as other participants without adjustment by the Compensation Committee. Mr. Smith did not exercise any of his stock options during 1993 and, therefore, did not derive any income under this plan.

   Submitted by the Compensation Committee of the Board of Directors.

   James S. Ware, Chairman(1)                   Dorothy A. Johnson
   John W. Brown                                Richard Krafft, Jr.
   Joseph J. Fitzsimmons                        F. Karl Neumann
   Clifford L. Greenwalt                        James W. Wogsland
   Lawrence C. Hoff(3)                          Elizabeth S. Upjohn(2)

- -------------------------------------------
(1) Appointed Committee Chairman on January 19, 1994.
(2) Retired from the Board of Directors and the Committee on June 30, 1993.
(3) Chairman of the Compensation Committee through January 19, 1994 and retired from the Board of Directors on January 31, 1994.

                               PERFORMANCE GRAPH

   The following performance graph compares the cumulative total shareholder return for First of America Common Stock, based on the market price of the common stock and assuming reinvestment of dividends, with the KBW 50 Index, a published industry index prepared by Keefe, Bruyette & Woods, Inc., banking industry specialists, and the Standard & Poor 500 Total Return Stock Index. The KBW 50 Index is a market-capitalization-weighted bank total return stock index that includes all money-center and most major regional banks. The KBW 50 was chosen for comparison purposes because it encompasses virtually all of the comparably sized bank holding companies in the peer groups used by the Compensation Committee for determining compensation paid to First of America's executive officers.

 Measurement Period
(Fiscal Year Covered)                           FOA mm              KBW 50 mm             S&P 500 mm
1988                                            100.00                100.00                100.00
1989                                            112.40                118.91                131.69
1990                                            106.77                 86.39                127.60
1991                                            154.71                135.15                166.47
1992                                            207.28                172.21                179.16
1993                                            223.13                181.75                197.21

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

   Various of the directors and executive officers of First of America and members of their families and organizations of which they are executive officers or partners or in which they beneficially own 10 percent or more of the stock and trusts in which they have a substantial beneficial interest or serve as trustee are at present, as in the past, customers of the subsidiaries of First of America. As customers they were at various times during 1993 indebted to the bank subsidiaries of First of America. All such indebtedness is pursuant to loans which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

   J. Michael Kemp, a director of First of America, is President and Chief Executive Officer of Howard & Howard Attorneys, P.C. which in 1993 received payments from First of America and its subsidiaries for legal services in the amount of $5,755,280. The payments are comparable to payments that would have been paid to non-affiliated persons for similar services.

          (2) APPROVAL OF AMENDMENTS TO THE RESTATED FIRST OF AMERICA BANK CORPORATION 1987 STOCK OPTION PLAN

   The Board of Directors unanimously recommends that the shareholders approve amendments to The Restated First of America Bank Corporation 1987 Stock Option Plan. The Restated Plan was adopted by the Board of Directors on January 16, 1991 and approved by First of America's shareholders on April 17, 1991.

   Two amendments to the Restated Plan are proposed for shareholder approval. First, the Board of Directors has amended the Restated Plan to extend from one year to three years the period during which optionees may exercise options following their death, disability or retirement. Second, the Board has amended the Restated Plan to authorize the Nominating and Compensation Committee of the Board of Directors (the "Committee"), in its discretion, to grant options providing for, and amend outstanding options to permit, their exercise during a period in excess of three years, but not more than five years, following the optionee's death, disability or retirement. These amendments (the "Amendments") are included in the following description of the Restated Plan. The Restated Plan as amended by the Amendments is hereinafter referred to as the "Plan." The Restated Plan itself does not require shareholder approval of the Amendments. However, Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") requires shareholder approval of the Amendments in order that grants of options under the Plan to those officers of First of America who are subject to Section 16 of the Exchange Act be exempt from the short-swing trading liability provisions of Section 16(b) .

DESCRIPTION OF THE PLAN

   The following description of the Plan is a summary of its terms and is qualified in its entirety by the Plan, a copy of which is attached hereto as "Appendix A".

   PURPOSE. The purpose of the Plan is to attract and retain able and experienced key management employees and to provide an incentive to, and encourage stock ownership in First of America by those employees. Upon the recommendation of the Committee, which was advised by an independent consultant, First of America's Board of Directors originally adopted the plan in 1987 in order to improve the competitiveness of its compensation arrangements for its management personnel.

   SHARES SUBJECT TO THE PLAN. Under the Plan, up to 1,700,000 authorized but unissued or reacquired shares of First of America Common Stock may be issued upon the exercise of nonstatutory stock options. The Plan and grants under the Plan are subject to customary anti-dilution provisions for appropriate and equitable adjustment in the number of shares subject to the Plan and subject to outstanding options to reflect events such as a stock dividend or split, a capital reorganization, a reclassification of shares, a consolidation or merger or a transfer of substantially all the assets of First of America. If an option expires or terminates for any reason without having been fully exercised, the unissued shares subject to the unexercised portion of the option are available for further grant under the Plan.

   ADMINISTRATION. The Plan is administered by the Committee, which consists of directors who are not also officers of First of America and therefore are ineligible to receive option grants under the Plan. The current members of the Committee are: Ware (Chairman), Brown, Fitzsimmons, Greenwalt, Johnson, Krafft, Neumann, and Wogsland. Subject to the eligibility and other provisions of the Plan, the Committee is authorized to determine the employees to be granted options, the times at which options are to be granted and the number of shares subject to each option, the terms and form of the option agreement and appropriate and equitable anti-dilution action. The Committee is also authorized to adopt rules and interpret the provisions of the Plan and options granted under the Plan.

   The Board of Directors may terminate the Plan at any time and may amend it in any respect, except that, without shareholder approval, the Board may not amend the Plan so as to increase the number of shares which may be covered by options granted under the Plan. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 9, 1997, ten years after its original adoption by the Board. The termination shall not affect the validity of any option outstanding on the date of termination.

   ELIGIBILITY. Persons eligible for the grant of options are those employees of First of America and its subsidiaries determined by the Committee to be key management employees. While it is not possible to indicate the number, names or positions of officers or employees who may be selected for the grant of options in the future, in 1993 options were granted to 147 key management employees. It is likely that grants in the future will be to employees holding similar positions and, if First of America continues to expand its activities, to a larger number of employees.

   STOCK OPTIONS. Stock options granted under the Plan have exercise prices not less than the fair market value of the stock at the date of grant, determined on the basis of the market price for the previous trading day, and a term of ten years after the date of grant. An employee may receive more than one option grant. The Committee, which is authorized to determine the terms of the option agreement, has determined that the terms applicable to the options granted are such that not more than one-third of the shares covered by an option granted may be purchased after the expiration of one year after the date of grant and on or before expiration of two years after the date of grant, not more than two-thirds of the shares may be purchased after the expiration of two years after the date of grant, and all shares may be purchased after expiration of three years after the date of grant until expiration of the option ten years after the date of grant. The consideration received by First of America for the grant of options under the Plan may include the continued employment of the optionee.

   Payment for shares on exercise of an option may, at the election of the optionee, be either in cash or by delivery of shares of First of America Common Stock which have been held for one year and valued at fair market value on the date of exercise or by a combination of both cash and Common Stock. All options, whether previously granted or granted in the future, are exercisable only while an optionee is an employee of First of America or a subsidiary and, pursuant to the first of the Amendments (see Section 9(b), (c) and (d) of Appendix A), during the three-year period following the optionee's death, disability (as defined in the Plan) or retirement, but in no case beyond the ten year option period. Pursuant to the other of the Amendments (see Section 9(f) of Appendix
A), the Plan authorizes the Committee, in its discretion, to grant options and amend previously granted options to provide for a post-death, disability, and retirement exercise period of up to five years. Further, under extraordinary circumstances, the Committee may determine that an optionee whose employment is involuntarily terminated prior to the date an option is fully exercisable may exercise the option fully within the three-month period following the date of termination. Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and may during optionee's lifetime be exercised only by the optionee.

   LIMITED STOCK APPRECIATION RIGHTS. The Plan provides participants with limited stock appreciation rights in the event of a change in control, liquidation or dissolution of First of America. Upon the occurrence of any one of these events, unexercised options previously granted are canceled, and in lieu of further rights under the option, the optionee will receive in cash the difference between the fair market value and the exercise price multiplied by the number of shares to which the unexercised portion of the option relates.

   The Plan generally defines change in control as follows: (1) five days before expiration of a tender or exchange offer that would have the effect of giving a person, entity or group beneficial ownership of 25 percent or more of First of America's voting stock; (2) consummation of a merger, consolidation or sale of substantially all assets of First of America approved by its shareholders; (3) the acquisition of beneficial ownership of 25 percent or more of First of America's voting stock by a person, entity or group; or (4) a change in the composition of a majority of the Board of Directors in any period of two consecutive years without certain prior approval of or participation by the Board in such change.

   The limited stock appreciation rights could have the effect of making it more expensive to effect a change in control of First of America involving the removal of executive officers (some of whom are also directors) and thus could be viewed as having anti-takeover effects. However, the Board of Director's purpose in providing for these rights was to provide a measure of security to Plan participants that First of America's obligations to them will be satisfied in the event of a change in control, liquidation or dissolution and thereby to enhance the compensatory purpose served by the Plan.

FEDERAL INCOME TAX CONSEQUENCES

   The federal income tax consequences described below are based on laws, regulations and interpretations in effect on the date of this Proxy Statement. Future changes could affect the described tax consequences. Tax consequences under state and local laws may not be the same as under federal law.

   NONSTATUTORY STOCK OPTIONS. Options under the Plan are nonqualified options in that they are not qualified for special federal tax treatment as incentive stock options under Section 422 of the Internal Revenue Code. An optionee will not recognize income and the corporation will not be entitled to a deduction at the time an option is granted. An optionee generally will recognize ordinary income, and the corporation will be entitled to a deduction for federal income tax purposes subject to satisfaction of income tax withholding requirements, upon the exercise of a nonstatutory stock option. The amount of income recognized and deduction allowed upon the exercise of a nonstatutory stock option is measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. The capital gain holding period of the shares acquired will begin one day after the date the option is exercised. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

   LIMITED STOCK APPRECIATION RIGHTS. An optionee who receives a related limited stock appreciation right will not recognize income and the corporation will not be allowed a deduction at the time options including such limited stock appreciation rights are granted. The amount of cash received upon payment of appreciation will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to the corporation.

   USE OF SHARES TO EXERCISE OPTIONS. If the fair market value of the shares received on exercise of the option equals the fair market value of the shares surrendered, a tax free exchange results with the basis of the stock received equal to the basis of the stock surrendered. If the fair market value of the stock received exceeds the fair market value of the stock surrendered, (i) the number of shares surrendered will be deemed exchanged tax free for a like number of shares received and the basis of the shares so received will be the same as the basis of the shares delivered, and (ii) the balance of the shares received will be treated as compensation for services at fair market value which constitutes both the basis for the shares and the taxable amount.

ADDITIONAL INFORMATION

   As of December 31, 1993, 954,633 shares were covered by options granted under the Plan, at exercise prices averaging $27.24 per share and with expiration dates ranging from December 8, 1997 to October 19, 2003. As of February 1, 1994, the closing market price per share of First of America Common Stock was $37.25.

   Information with respect to options granted to the Chief Executive Officer and the other Named Executives is set forth in the Summary Compensation, Option Grants in Last Fiscal Year, and Aggregated Option Exercises and Fiscal Year End Value tables appearing under the caption "Executive Compensation" earlier in this document. In 1993, options covering 39,600 common shares were granted to the seven executive officers of the corporation, including the Named Executives, and options covering 136,400 shares were granted to all employees, other than executive officers, as a group.

   No information can be provided with respect to option grants, if any, that may be made in the future under the Plan. Future grants are within the discretion of the Committee, which has made no decisions as to future grants or the recipients thereof.

VOTE REQUIRED

   In accordance with SEC Rule 16b-3 under the Exchange Act, an affirmative vote of the holders of a majority of the shares of First of America Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the Amendments to the Plan. Abstentions and broker non-votes with respect to approval of the Amendments will be counted as present or represented and will therefore count toward the establishment of a quorum, but abstentions will have the same effect as votes against approval of the Amendments and broker non-votes will have no effect on the outcome of the vote.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE PLAN.

                           (3) SELECTION OF AUDITORS

   Upon the recommendation of the Audit Committee (which consisted of the following outside Directors: Mr. Hetzler, Chairman, Messrs. Barfield, Goldberg, Greenwalt, Ware, Wolpin, and Ms. Mertz), the Board of Directors has, selected the accounting firm of KPMG Peat Marwick as the principal independent auditors for First of America for the current fiscal year. This selection is subject to ratification by the vote of a majority of the shares of common stock voting at the Annual Meeting. Ratification of the selection of auditors is being submitted to the shareholders of First of America because the Board of Directors believes it is an important corporate decision in which shareholders should participate. KPMG Peat Marwick is a well-known firm of independent auditors and has been auditing and certifying financial statements of banks and bank holding companies for many years. KPMG Peat Marwick has been performing services of an accounting and auditing nature for First of America since its organization in 1971. First of America has been informed that neither the firm nor any of its partners has any financial interest, direct or indirect, in First of America or in the securities of First of America or its affiliated banks or companies, and that no partner of the firm was connected with First of America or its affiliates as promoter, underwriter, voting trustee, director, officer or employee. If the selection is rejected, or if KPMG Peat Marwick shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 1994 Annual Meeting of Shareholders when selection of auditors shall be subject to ratification by the shareholders at the Annual Meeting.

   Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

                                 OTHER MATTERS

   Management does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion.

   Section 16(a) of the Securities Exchange Act of 1934 requires First of America's directors and certain officers, and persons who own more than ten percent of a registered class of First of America's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of First of America Common Stock and other equity securities of First of America. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish First of America with copies of these reports.

   To First of America's knowledge, based solely on review of the copies of such reports furnished to First of America and written representations that no other reports were required, during the fiscal year ended December 31, 1993 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Messrs. Smith, Chormann, Lambert, Nugent, Rapp and Wirt and Mr. Richard D. Klein each filed two late reports with respect to one transaction and each timely filed one report that inadvertently included certain information in error. These inadvertent discrepancies were corrected promptly upon being brought to these persons' attention.

                             ADDITIONAL INFORMATION

   First of America files an annual report with the SEC on Form 10-K. A copy of the Form 10-K report for the year ended December 31, 1993 is available without charge on written request of any person, including any beneficial owner, to whom this Proxy Statement is addressed from George S. Nugent, Secretary, First of America Bank Corporation, 211 South Rose Street, Kalamazoo, Michigan 49007.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals must be received by First of America no later than November 17, 1994, for possible inclusion in the proxy materials relating to the next annual meeting.

                                       By Order of the Board of Directors,


                                       /s/ George S. Nugent
                                           George S. Nugent
                                           Executive Vice President & Secretary

                                                                      APPENDIX A
                                  THE RESTATED
                       FIRST OF AMERICA BANK CORPORATION
                             1987 STOCK OPTION PLAN
                            ------------------------

   1. PURPOSE OF PLAN. The purpose of the 1987 Stock Option Plan ("Plan") is to attract and retain able and experienced key management employees and to provide an incentive to, and encourage stock ownership in First of America Bank Corporation ("Corporation") by the key management employees of the Corporation and its subsidiaries.

   2. ADMINISTRATION OF PLAN. This Plan shall be administered by the Compensation Committee ("Committee") appointed by the Board of Directors of the Corporation consisting of not less than three members of the Board of Directors of the Corporation ("Board"), all of whom shall be ineligible to participate in this Plan. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all the members of the Committee, shall constitute the acts of the Committee. The Committee shall have full authority and discretion to (a) determine, consistent with the provisions of this Plan, the employees to be granted options, the times at which options shall be granted, the number of shares subject to each option, the period during which each option becomes exercisable (subject to Section 7), and the form of and terms contained in each option agreement evidencing the grant of an option to be entered into between the Corporation and the optionees, and (b) adopt rules and regulations and prescribe and approve the forms to carry out the purposes and provisions of this Plan. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be binding and conclusive, unless otherwise determined by the Board. Any power that may be exercised or action that may be taken by the Committee under this Plan may also be exercised or taken by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to this Plan or any option granted hereunder.

   3. ELIGIBILITY. The Committee shall from time to time determine the key management employees of the Corporation and its subsidiaries (including officers and directors of the Corporation and its subsidiaries who are also employees) who shall be granted options under this Plan. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an optionee under this Plan or any other plan of the Corporation.

   4. SHARES SUBJECT TO PLAN. Subject to adjustment as provided in Section 10, the aggregate number of shares which may be issued pursuant to options granted by the Committee under this Plan shall not exceed 1,700,000 shares of Common Stock of the Corporation, par value $10.00 per share ("Shares"), which may be treasury shares reacquired by the Corporation or authorized and unissued shares, or a combination of both. Any Shares subject to an option under this Plan which shall expire or be terminated for any reason shall be available for the granting of other options during the term of this Plan.

   5. OPTION PRICE. The option price per Share under each option granted by the Committee shall be not less than 100% of the fair market value per share on the date an option is granted but in no event less than the par value thereof. The fair market value on the date an option is granted shall be the average between the highest and lowest quoted price per share for sales made and reported on the New York Stock Exchange, or on a sales or quotation system maintained by the National Association of Securities Dealers, or such other national stock exchange on which such Common Stock may then be listed and which constitutes the principal market for such Common Stock on the latest trading day for which sales or quotations are reported preceding the day the option is granted.

   6. EXERCISE OF OPTIONS. Each option granted under this Plan shall be exercisable at the time and for the number of Shares as shall be provided in an option agreement between the Corporation and the optionee evidencing the option granted by the Committee and the terms thereof. Shares shall be issued to the optionee pursuant to the exercise of an option only upon receipt of the Corporation from the optionee of payment in full either in cash or by a single exchange of shares of Common Stock of the Corporation previously owned by the optionee for at least one year from the date of exercise, or a combination of both, in an amount, or having a combined value equal to the aggregate option price for the Shares subject to the option or portion thereof being exercised. In determining the holding period of Shares of Common Stock exchanged in payment which have been acquired by the optionee in conversion of the preferred stock of the Corporation, the period during which such preferred stock had been held by the optionee shall be counted. The value of the previously owned shares of Common Stock exchanged in full or partial payment for the Shares purchased upon the exercise of an option shall be equal to the aggregate fair market value, as defined in Section 5, of such shares on the day of the exercise of such options.

   7. TERM OF OPTION. Subject to the provisions of Section 9, each option granted hereunder shall expire and not be exercisable after the date ten years from the date the option is granted. In circumstances deemed to be extraordinary by the Committee with respect to an optionee whose employment with the Corporation is involuntarily terminated or may be involuntarily terminated prior to the date upon which all installments of the options shall be exercisable, the Committee may authorize an amendment to any option agreement between the Corporation and such optionee, or authorize a future option agreement between the Corporation and such optionee to provide that the options which are unexercised on the date of the termination of employment of the optionee with the Corporation shall become exercisable in their entirety within the three month period after the date of such termination and shall no longer be required to be exercised in installments, as described above.

   8. NON-TRANSFERABILITY OF OPTION. No option granted under this Plan shall be transferable except by will or the laws of descent. Each such option shall be exercisable during the optionee's lifetime only by the optionee.

   9. TERMINATION OF EMPLOYMENT AND DEATH OF OPTIONEE.

      (a) In the event that during the term of an unexercised option the employment of the optionee with the Corporation is terminated for any reason other than retirement, death or disability (as provided in subsections (b), (c) and (d) below), such option may not be exercised after the last day of employment.

      (b) Subject to subsection (f) of this Section 9, in the event that during the term of an unexercised option the employment of the optionee is terminated because the optionee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code or its successor statute, the optionee may exercise the option with respect to all Shares covered by the option during a three year period following the date of termination of employment or the date of the optionee's death, as the case may be, in the latter instance by the legal representative of the deceased optionee's estate.

      (c) Subject to subsection (f) of this Section 9, in the event that during the term of an unexercised option the employment of the optionee with the Corporation is terminated by reason of retirement, such option may be exercised only within a three year period following the date of retirement with respect to all Shares covered by the option.

      (d) Subject to subsection (f) of this Section 9, in the event that during the term of an unexercised option an optionee dies, his option may be exercised only within the three year period following the date of death by his personal representative or person to whom the optionee's rights pass by the optionee's will or the laws of descent and distribution with respect to all Shares covered by the option.

      (e) The unexercised portion of any option which has not been exercised and as to which the option is no longer exercisable shall lapse, and the Shares subject to such option shall become available for the granting of other options under this Plan.

      (f) The Committee may, in its discretion, grant options providing for, and amend outstanding options to permit, their exercise during a period in excess of three years, but not more than five years, following the circumstances described in subsections (b), (c) and (d) of this Section 9, provided such exercise period in excess of three years shall be set forth in the option agreement evidencing the option granted or an amendment to such option agreement.

   10. ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICE. The Committee shall make appropriate and equitable adjustments in the number of Shares subject to the Plan and the number of Shares and the option price with respect to which all outstanding options, or portions thereof then unexercised, shall be exercisable in the event of any subdivision or combination of the outstanding Shares of the Corporation by reclassification or otherwise, or in the event of the payment of a stock dividend, a stock split, a capital reorganization, a reclassification of Shares, a consolidation or merger, or the sale, lease or conveyance of substantially all the assets of the Corporation. Any such adjustment made by the Committee shall be final and binding upon all optionees, the Corporation and all other interested persons.

   11. LIMITED STOCK APPRECIATION RIGHTS. Notwithstanding anything to the contrary herein, on the effective date of a Change in Control or a liquidation or dissolution of the Corporation, each option granted under this Plan but not yet exercised will be immediately canceled and in lieu of further rights under the option, the optionee will receive from the Corporation in cash the difference between the fair market value and the option price, multiplied by the number of shares to which the option related. For purposes of this Section, the fair market value of a Share of Common Stock of the Corporation shall be determined in the same manner as provided in Section 5 on the latest trading day for which sales or quotations are reported preceding such effective date or, if greater, the price or value received by shareholders for a Share of Common Stock of the Corporation with respect to the largest number of such Shares the ownership of which is transferred in conjunction with such Change in Control, liquidation or dissolution of the Corporation.

   12. CHANGE IN CONTROL DEFINED. A Change in Control of the Corporation shall have occurred:

      (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Corporation or any of its wholly owned subsidiaries) to acquire Voting Stock of the Corporation if:

         (i) after giving effect to such offer such corporation, person, other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Corporation;

         (ii) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

         (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Corporation;

      (b) if the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation in a transaction in which neither the Corporation nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Corporation's assets to any corporation, person, other entity or group (other than the Corporation or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

      (c) if any corporation, person, other entity or group (other than the Corporation or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Corporation's Articles of Incorporation) of stock representing twenty-five percent (25%) or more of the Voting Stock of the Corporation; or

      (d) if during any period of two (2) consecutive years Continuing Directors cease to comprise a majority of the Corporation's Board of Directors.

   The term "Continuing Director" means:

      (a) any member of the Board of Directors of the Corporation at the beginning of any period of two (2) consecutive years; and

      (b) any person who subsequently become a member of the Board of Directors of the Corporation; if

         (i) such person's nomination for election or election to the Board of Directors of the Corporation is recommended or approved by resolution of a majority of the Continuing Directors; or

         (ii) such person is included as a nominee in a proxy statement of the Corporation distributed when a majority of the Board of Directors of the Corporation consists of Continuing Directors.

   "Voting Stock" shall mean those shares of the Corporation entitled to vote generally in the election of directors.

   13. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Corporation may amend, alter, suspend or terminate this Plan; provided, however, that no such action shall increase the period within which options may be granted, or the maximum term for which any option may be granted, the maximum term of any option previously granted, or reduce the minimum option price per Share as provided in Section 5, or otherwise alter or impair any option previously granted under this Plan without the consent of the optionee. In addition, the Board of Directors of the Corporation may not amend this Plan to increase the number of Shares available to be optioned under the Plan (other than as provided in Section 10), without the approval by the affirmative vote of the holders of a majority of the Shares of the Corporation's Common Stock present or represented and entitled to vote at a meeting of the holders of shares of the Corporation's Common Stock.

   14. REQUIREMENT OF LAW. The granting of options and the issuance of Shares upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

   15. EFFECTIVE DATE AND TERMINATION OF PLAN. The effective date of this Plan is December 9, 1987. Options may be granted under the Plan at any time prior to December 9, 1997, on which date the Plan shall terminate, except as to options then outstanding which shall remain in effect until they have been fully exercised or have expired.

   16. NO EMPLOYMENT RIGHTS. Neither the Plan nor any option agreement entered into between an optionee and the Corporation shall give the optionee or any other person any right to remain in employment with the Corporation or any of its subsidiaries or provide to any optionee or any other person any rights except the right to purchase Shares as provided in the Plan and any option agreement to which he or she is a party.

                                                                      APPENDIX B

                       FIRST OF AMERICA BANK CORPORATION

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                      and
                       CONSOLIDATED FINANCIAL STATEMENTS

                               Table of Contents
                                                                                                             Page
                                                                                                             -----
The Business of First of America Bank Corporation.........................................................    B-1

Management's Discussion and Analysis......................................................................    B-2
 Mergers and Acquisitions.................................................................................    B-2
 1993 Highlights..........................................................................................    B-2
 Income Analysis..........................................................................................    B-5
 Credit Risk Profile......................................................................................    B-11
 Funding, Liquidity and Interest Rate Risk................................................................    B-15
 Capital Strength.........................................................................................    B-19
 In Conclusion............................................................................................    B-20

Statement of Management Responsibility....................................................................    B-21

Letter of Audit Committee Chairman........................................................................    B-21

Report of Independent Auditors............................................................................    B-22

Consolidated Financial Statements
 Consolidated Balance Sheets..............................................................................    B-23
 Consolidated Statements of Income........................................................................    B-24
 Consolidated Statements of Changes in Shareholders' Equity...............................................    B-25
 Consolidated Statements of Cash Flows....................................................................    B-26
 Notes to Consolidated Financial Statements...............................................................    B-27

Supplemental Information..................................................................................    B-48

               THE BUSINESS OF FIRST OF AMERICA BANK CORPORATION

   Customer-focused community banking, state-of-the-art technology, a broad range of financial services with a growing national distribution and a plan to build upon these strengths through strategic acquisitions -- with 20 affiliate banks and over $21 billion in assets -- this is First of America today. Expanding upon the key components of our banking philosophy, core community banking, with 572 offices, customer-oriented technology and high profit margin, fee-based businesses, we will continue to build our company to bring greater value to our shareholders.

                                                                      APPENDIX B

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following financial review compares the performance of First of America, on a consolidated basis, for the three years ended December 31, 1993, and should be read in conjunction with the consolidated financial statements and notes thereto.

Mergers and Acquisitions

   Table I below and Note 2 of the Notes to Consolidated Financial Statements, included later in this document, summarize First of America's business combinations for the past three years.

Business Combinations                                                    TABLE I
($ in thousands)
- --------------------------------------------------------------------------------

                   1993                                            1992
- -----------------------------------------------------------------------------------------------
                                    Assets                                           Assets
Affiliate                         Acquired     Affiliate                           Acquired
- -----------------------------------------------------------------------------------------------
Kewanee Investing                              Security Bancorp,
 Company, Inc...................  $ 29,776     Inc.............................  $2,716,029

Citizens Federal Bank                          First Petersburg
 (14 branches)..................   499,337     Bancshares, Inc.................      50,100
                                                                                 ----------
Pioneer Mortgage Company
 (five offices).................        --
                                  --------
                                  $529,113                                       $2,766,129

            1991
- -----------------------------------------------
                                      Assets
Affiliate                           Acquired
- -----------------------------------------------
Champion Federal Savings
 and Loan Association...........  $2,147,780

Morgan Community
 Bancorp, Inc...................      41,961

Home Federal Savings
 Bank, F. A.....................     136,840
                                  ----------
                                  $2,326,581

- --------------------------------------------------------------------------------

   First of America continued to expand selected areas during 1993 through the acquisition process. On August 16th, First of America acquired five Pioneer Mortgage Company origination offices bringing the total origination offices to 18 and expanding its presence into North Carolina. Additionally, First of America continued to increase its presence in Illinois with the acquisition of Kewanee Investing Company, Inc. and 14 Illinois branches of Citizens Federal Bank which added $498 million in deposits to the balance sheet. First of America also announced the pending acquisition of LGF Bancorp, Inc. and its principal subsidiary, La Grange Federal Savings and Loan Association with $410 million in assets at December 31, 1993. Note 3 to the Notes to the Consolidated Financial Statements provides additional information about the pending acquisition of LGF Bancorp, Inc.

1993 Highlights

   Reported net income was $247.4 million, an increase of 67.7 percent from 1992's $147.5 million, and fully diluted earnings per share were $4.14 compared with $2.46 a year ago. The prior year's results were reduced by three substantial nonrecurring charges -- adoption of Financial Accounting Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ($22.0 million), one-time Security Bancorp merger and assimilation costs ($23.9 million), and an intangible asset writedown ($25.9 million). Compared with 1992 results from ongoing operations, which excludes these one-time charges, net income and fully diluted earnings per share for 1993 increased 12.8 percent and
12.5 percent, respectively. Reported net income for 1991 was $159.5 million, or $2.69 per fully diluted share.

   Also showing improvement, return on average assets for 1993 was 1.20 percent versus 0.75 percent in 1992 and 0.95 percent in 1991. Return on average total shareholders' equity for the same periods was 17.50 percent, 11.38 percent and
13.07 percent, respectively. Both of 1993's ratios exceeded 1992's ongoing operating ratios of 1.12 percent return on average assets and 16.42 percent return on total equity.

   The final assimilation of Champion Federal into nine Illinois affiliate banks occurred on July 1, 1993, paving the way for added market development and cost efficiencies in the company's Illinois franchise.

   First of America's asset quality measurements showed improvement in 1993 as non-performing assets as a percent of total assets decreased to 0.86 percent versus the 0.97 percent reported at year-end 1992 and 0.87 percent at year-end 1991. Net charge-offs as a percent of average loans also improved to 0.53 percent versus 0.57 percent for 1992, another indicator of First of America's strong asset quality. Net charge-offs as a percent of average loans was 0.53 percent for 1991.

   Total assets were $21.2 billion at December 31, 1993, a 5.4 percent increase over the $20.1 billion reported at December 31, 1992, while total loans, for the same periods, increased 4.6 percent to $14.4 billion. The increase in loans was primarily the result of an 18.0 percent increase in total consumer loans. These loans, which include credit cards, indirect installment, direct installment and other revolving credit, accounted for $5.1 billion or 35 percent of the total loan portfolio. The commercial loan portfolio experienced only a 0.6 percent increase from year-end 1992.

   Total shareholders' equity increased 14.1 percent to $1.5 billion at year-end 1993. The increase over the $1.3 billion reported for December 31, 1992 resulted from the retention of earnings and a $31.5 million mark-to-market adjustment to equity, net of tax, due to the adoption at year-end of Financial Accounting Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Statement No. 115 is discussed later in this document under the heading of Funding, Liquidity and Interest Rate Risk and in Notes 1 and 6 of the Notes to Consolidated Financial Statements. Book value per fully diluted share was $25.60 compared with $22.49 and $21.47 for year-ends 1992 and 1991.

   The Board of Directors increased the cash dividend paid per common share in May to $1.60, on an annualized basis, a 14.3 percent increase. This increase represents the largest percentage increase since 1986 and indicates the Board's continued confidence in the current and future profitability of First of America.

      [EARNINGS PER                                               [RETURN ON AVERAGE
      SHARE GRAPH]                                                TOTAL EQUITY GRAPH]
                                                                                     Return on average total
                                                                                     equity measures what a
                                                                                     company earns on its
                         Over the last five years,                                   shareholders' investment.
                         fully diluted earnings                                      First of America's 1993
                         per share grew at a 14.8%                                   return on equity of
                         annual compound growth                                      17.50% exceeded its Peer
                         rate.                                                       Group average of 15.60%

- --------------------------------------------------------------------------------
Note: The Peer Group averages were calculated by First of America and include BancOne, Boatmen's Bancshares, Inc., Comerica, Firstar, First Bank Systems, Marshall and Ilsley, Michigan National, National City Corporation, NBD Bancorp, Northern Trust, Norwest, Old Kent Corporation and Society Corporation.

Selected Financial Data                                                 TABLE II
($ in thousands, except per share data)

                       5 Year                                          Year ended December 31,
                      Compound       --------------------------------------------------------------------------------------------
                     Growth Rate         1993            1992            1991            1990            1989            1988
- ---------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
Interest income......      4.3%      $  1,510,966       1,596,127       1,537,861       1,519,841       1,447,239       1,222,490
Interest expense.....     (1.4)           608,949         721,300         786,910         841,142         806,619         654,254
                                     ------------     -----------     -----------     -----------     -----------     -----------
Net interest
 income..............      9.7            902,017         874,827         750,951         678,699         640,620         568,236
Provision for loan
 losses..............     17.6             84,714          78,809          71,030          44,782          43,805          37,601
Total non-interest
 income..............     14.3            292,184         261,316         209,900         181,558         166,604         149,469
Total non-interest
 expense.............      8.2            763,528         796,348         665,732         602,319         558,183         514,566
Applicable income tax
 expense.............     17.5             98,574          91,506          64,625          58,628          53,728          43,965
Extraordinary item,
 net of tax..........      n/a                 --         (21,956)             --              --              --              --
- ---------------------------------------------------------------------------------------------------------------------------------
Net income...........     15.3%      $    247,385         147,524         159,464         154,528         151,508         121,573
- ---------------------------------------------------------------------------------------------------------------------------------
Net income applicable
 to common stock.....     18.7%      $    241,232         135,015         144,028         137,818         132,897         102,348
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE OF
COMMON STOCK:
 Primary.............     15.1%      $       4.20            2.46            2.69            2.62            2.52            2.08
 Fully diluted.......     14.8               4.14            2.46            2.69            2.62            2.52            2.08
Average common shares
 outstanding
 ("000").............      3.2             57,417          54,842          53,536          52,622          52,685          49,088
Cash dividends
 declared per common
 share...............     10.3       $       1.55            1.34            1.24            1.15            1.08            0.95
Primary book value
 per common share....      9.8              25.60           22.12           20.58           18.97           17.52           16.03
- ---------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET SUMMARY
ASSETS:
Cash and due from
 banks...............     (1.1)%     $    903,517         918,960       1,000,578       1,028,159         983,018         956,178
Federal funds sold,
 resale agreements
 and time deposits...    (28.8)            74,909         175,030         254,333         146,175         457,828         409,911
Securities:
     Held to
       maturity......      n/a          1,856,623       3,489,626       4,261,360       3,775,030       3,604,406       3,602,682
     Available for
       sale..........      n/a          3,261,481              --              --              --              --              --
     Held for sale...      n/a                 --       1,137,420              --              --              --              --
Loans -- net of
 unearned income.....      9.4         14,394,155      13,756,017      13,228,027      11,228,221       9,950,467       9,166,480
Allowance for loan
 losses..............      7.1           (188,664)       (176,793)       (174,882)       (137,012)       (126,175)       (133,609)
Other assets.........      7.1            928,450         846,507         900,552         749,379         637,898         659,521
- ---------------------------------------------------------------------------------------------------------------------------------
Total assets.........      7.7%      $ 21,230,471      20,146,767      19,469,968      16,789,952      15,507,442      14,661,163
- ---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND
 EQUITY:
Deposits.............      7.0%      $ 18,243,703      18,035,553      17,483,232      15,016,343      13,828,041      12,982,042
Short term
 borrowings..........     26.6            994,578         338,023         282,225         264,049         273,286         306,317
Long term debt.......      4.7            254,193         254,051         260,398         179,899         170,680         201,865
Other liabilities....      9.5            214,560         183,649         176,745         153,658         117,477         136,109
Total shareholders'
 equity..............      8.0          1,523,437       1,335,491       1,267,368       1,176,003       1,117,958       1,034,830
- ---------------------------------------------------------------------------------------------------------------------------------
Total liabilities and
 equity..............      7.7%      $ 21,230,471      20,146,767      19,469,968      16,789,952      15,507,442      14,661,163
- ---------------------------------------------------------------------------------------------------------------------------------

FINANCIAL RATIOS
Return on average
 total equity........                       17.50%          11.38           13.07           13.70           14.07           12.74
Return on average
 assets..............                        1.20            0.75            0.95            0.98            1.02            0.89
Net interest margin
 (a).................                        4.86            4.98            5.07            4.92            4.95            4.83
Total shareholders'
 equity to
 assets at
 year-end............                        7.18            6.63            6.51            7.00            7.21            7.06
- ---------------------------------------------------------------------------------------------------------------------------------
AS ORIGINALLY
 REPORTED
Earnings per share,
 fully diluted.......                $       4.14            2.46            3.24            3.18            2.90            2.99
Book value per share,
 fully diluted.......                       25.60           22.49           25.87           24.06           22.37           22.66
Return on average
 total assets........                        1.20%           0.75            0.96            1.01            1.00            0.99
- ---------------------------------------------------------------------------------------------------------------------------------

(a) Fully taxable equivalent; based on a marginal federal income tax rate of 35% for 1993 and 34% for prior years.

Income Analysis

   Net Interest Income -- Net interest income is the primary source of income for First of America, accounting for 76 percent of total revenue. For 1993 net interest income on a fully taxable equivalent basis (FTE) was $925.1 million, up
2.8 percent from $899.9 million in 1992. The 1993 increase was largely the result of a 5.4 percent increase in average earning assets, offset by the lower net interest margin of 4.86 percent versus 4.98 percent for 1992. For the 1992 comparison with 1991, net interest income (FTE) increased 15.4 percent due to the addition of Champion Federal's earning assets at December 31, 1991.

   Loans as a percent of earning assets for 1993 and 1992 were 73.5 percent and
74.1 percent, respectively. The deposits acquired with Citizens Federal's 14 Illinois offices were assumed without accompanying loans; this was the main reason for this ratio's decrease in 1993. As these deposits are used to fund loans, the ratio of loans to deposits should return to a higher level and add to the company's net interest income.

   Net interest income, average balance sheet amounts and the corresponding yields and costs for the years 1989 through 1993 are shown in Table IV. Table III presents a summary of the changes in net interest income resulting from changes in volumes and rates for 1993 and 1992.

Volume/Rate Analysis                                                   TABLE III
($ in thousands)

                                                  1993 Change From 1992 Due To                  1992 Change From 1991 Due To
 --------------------------------------------------------------------------------------------------------------------------------
                                               Volume           Rate          Total           Volume           Rate         Total
- ---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans (FTE)..............................    $ 41,276       (107,264)       (65,988)         216,989       (143,074)       73,915
Taxable securities.......................      41,148        (52,325)       (11,177)          48,329        (49,165)         (836)
Tax exempt securities (FTE)..............       3,271         (7,035)        (3,764)          (8,190)        (2,080)      (10,270)
Money market investments.................      (4,582)        (1,654)        (6,236)          (2,282)        (6,307)       (8,589)
- ---------------------------------------------------------------------------------------------------------------------------------
Total interest income (FTE)..............    $ 81,113       (168,278)       (87,165)         254,846       (200,626)       54,220
- ---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest bearing deposits................    $ 14,010       (135,114)      (121,104)         121,318       (191,119)      (69,801)
Short term borrowings....................      11,713         (1,271)        10,442            1,787         (3,107)       (1,320)
Long term debt...........................       1,984         (3,673)        (1,689)           6,230           (719)        5,511
- ---------------------------------------------------------------------------------------------------------------------------------
Total interest expense...................    $ 27,707       (140,058)      (112,351)         129,335       (194,945)      (65,610)
- ---------------------------------------------------------------------------------------------------------------------------------
Change in net interest income............    $ 53,406        (28,220)        25,186          125,511         (5,681)      119,830
- ---------------------------------------------------------------------------------------------------------------------------------

* Any variance attributable jointly to volume and rate changes is allocated to volume and rate in proportion to the relationship of the absolute dollar amount of the change in each. Non-taxable income has been adjusted to a fully taxable equivalent basis.

- --------------------------------------------------------------------------------
Average Balances/Net Interest Income/Average Rates                      TABLE IV
($ in thousands)

Year Ended December 31,                                1993                                  1992
- -------------------------------------------------------------------------------------------------------------------------------
                                                                  Average                                Average
                                                      Interest     Rate                     Interest      Rate
                                         Average       Income/    Earned/      Average       Income/     Earned/      Average
                                         Balance       Expense     Paid        Balance       Expense      Paid        Balance
- -------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Money market investments............   $    93,662        2,854     3.05%    $   233,757        9,090      3.89%    $   273,208
Investment securities:
U.S. Treasury, federal agencies and
 other..............................     4,537,814      262,871     5.79       3,898,195      274,048      7.03       3,267,738
State and municipal securities(1)...       530,407       42,605     8.03         493,785       46,369      9.39         580,307
Total loans(1)(2)...................    13,875,584    1,225,736     8.83      13,435,991    1,291,724      9.61      11,276,061
                                       -----------    ---------              -----------    ---------               -----------
Total earning assets/total interest
 income(1)..........................    19,037,467    1,534,066     8.06      18,061,728    1,621,231      8.98      15,397,314
                                       -----------    ---------              -----------    ---------               -----------
Less allowance for loan losses......       182,594                               176,595                                139,332
Cash and due from banks.............       839,506                               818,279                                785,798
Other assets........................       850,783                               870,879                                754,446
- -------------------------------------------------------------------------------------------------------------------------------
Total...............................   $20,545,162                           $19,574,291                            $16,798,226
- -------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY:
Deposits:
Savings and NOW accounts............   $ 3,137,831       66,088     2.11%    $ 2,820,091       86,568      3.07%    $ 2,375,565
Money market savings and checking
 account............................     3,852,780       95,314     2.47       3,972,004      128,820      3.24       3,829,647
Time deposits.......................     8,638,044      409,097     4.74       8,520,485      476,215      5.59       6,804,895
                                       -----------    ---------              -----------    ---------               -----------
Total interest-bearing deposits.....    15,628,655      570,499     3.65      15,312,580      691,603      4.52      13,010,107
Short term borrowings...............       575,074       18,546     3.22         216,352        8,104      3.75         177,834
Long term debt......................       272,297       19,904     7.31         248,032       21,593      8.71         176,780
                                       -----------    ---------              -----------    ---------               -----------
Total interest-bearing
 liabilities/total interest
 expense............................    16,476,026      608,949     3.70      15,776,964      721,300      4.57      13,364,721
                                       -----------    ---------              -----------    ---------               -----------
Demand deposits.....................     2,463,534                             2,301,768                              2,064,849
Other liabilities...................       191,922                               198,633                                148,626
Non-redeemable preferred stock......        74,586                               140,952                                165,730
Common shareholders' equity.........     1,339,094                             1,155,974                              1,054,300
- -------------------------------------------------------------------------------------------------------------------------------
Total...............................   $20,545,162                           $19,574,291                            $16,798,226
- -------------------------------------------------------------------------------------------------------------------------------
Interest income/earning assets......                                8.06%                                  8.98%
Interest expense/earning assets.....                                3.20                                   4.00
- -------------------------------------------------------------------------------------------------------------------------------
Net interest margin/earning
 assets.............................                                4.86%                                  4.98%
- -------------------------------------------------------------------------------------------------------------------------------
                                        1991                                   1990                                  1989
                                                  Average                                Average
                                      Interest      Rate                     Interest      Rate                     Interest
                                       Income/     Earned/      Average       Income/     Earned/      Average       Income/
                                       Expense      Paid        Balance       Expense      Paid        Balance       Expense
- ------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Money market investments............     17,679      6.47%    $   462,816       38,941      8.41%    $   512,705       48,495
Investment securities:
U.S. Treasury, federal agencies and
 other..............................    274,884      8.41       3,041,910      265,876      8.74       3,057,965      263,608
State and municipal securities(1)...     56,640      9.76         599,891       59,607      9.94         503,035       51,497
Total loans(1)(2)...................  1,217,808     10.80      10,359,695    1,188,213     11.47       9,507,486    1,115,708
                                      ---------               -----------    ---------               -----------    ---------
Total earning assets/total interest
 income(1)..........................  1,567,011     10.18      14,464,312    1,552,637     10.74      13,581,191    1,479,308
                                      ---------               -----------    ---------               -----------    ---------
Less allowance for loan losses......                              129,067                                126,793
Cash and due from banks.............                              803,022                                787,677
Other assets........................                              665,238                                630,537
- -------------------------------------------------------------------------------------------------------------------------------
Total...............................                          $15,803,505                            $14,872,612
- -------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY:
Deposits:
Savings and NOW accounts............    105,904      4.46%    $ 2,334,355      111,322      4.77%    $ 2,443,718      119,194
Money market savings and checking
 account............................    186,406      4.87       3,419,159      197,699      5.78       2,897,483      169,971
Time deposits.......................    469,094      6.89       6,260,473      493,857      7.89       5,743,946      470,441
                                      ---------               -----------    ---------               -----------    ---------
Total interest-bearing deposits.....    761,404      5.85      12,013,987      802,878      6.68      11,085,147      759,606
Short term borrowings...............      9,424      5.30         257,243       18,836      7.32         315,251       26,293
Long term debt......................     16,082      9.10         199,592       19,428      9.73         205,895       20,720
                                      ---------               -----------    ---------               -----------    ---------
Total interest-bearing
 liabilities/total interest
 expense............................    786,910      5.89      12,470,822      841,142      6.74      11,606,293      806,619
                                      ---------               -----------    ---------               -----------    ---------
Demand deposits.....................                            2,068,642                              2,049,283
Other liabilities...................                              136,245                                140,256
Non-redeemable preferred stock......                              178,605                                194,069
Common shareholders' equity.........                              949,191                                882,711
- -------------------------------------------------------------------------------------------------------------------------------
Total...............................                          $15,803,505                            $14,872,612
- -------------------------------------------------------------------------------------------------------------------------------
Interest income/earning assets......                10.18%                                 10.74%
Interest expense/earning assets.....                 5.11                                   5.82
- -------------------------------------------------------------------------------------------------------------------------------
Net interest margin/earning
 assets.............................                 5.07%                                  4.92%
- -------------------------------------------------------------------------------------------------------------------------------


                                       1989
- ----------------------------------------------
                                      Average
                                       Rate
                                      Earned/
                                       Paid
- ----------------------------------------------
ASSETS:
Money market investments............    9.46%
Investment securities:
U.S. Treasury, federal agencies and
 other..............................    8.62
State and municipal securities(1)...   10.24
Total loans(1)(2)...................   11.74

Total earning assets/total interest
 income(1)..........................   10.89

Less allowance for loan losses......
Cash and due from banks.............
Other assets........................
- ----------------------------------------------

Total...............................
- ----------------------------------------------

LIABILITIES AND EQUITY:
Deposits:
Savings and NOW accounts............    4.88%
Money market savings and checking
 account............................    5.87
Time deposits.......................    8.19

Total interest-bearing deposits.....    6.85
Short term borrowings...............    8.34
Long term debt......................   10.06

Total interest-bearing
 liabilities/total interest
 expense............................    6.95

Demand deposits.....................
Other liabilities...................
Non-redeemable preferred stock......
Common shareholders' equity.........
- ----------------------------------------------

Total...............................
- ----------------------------------------------

Interest income/earning assets......   10.89%
Interest expense/earning assets.....    5.94
- ----------------------------------------------

Net interest margin/earning
 assets.............................    4.95%
- ----------------------------------------------


(1) Interest income on obligations of states and political subdivisions and on tax exempt commercial loans has been adjusted to a taxable equivalent basis using a marginal federal tax rate of 35% for 1993 and 34% for prior years.

(2) Non-accrual loans are included in average loan balances.

   Net Interest Margin -- The net interest margin for 1993 was 4.86 percent compared with 4.98 percent in 1992 and 5.07 percent in 1991. While the prime rate remained constant throughout 1993, yields on earning assets declined at a faster pace than did the rates paid on interest bearing liabilities (92 basis points versus 87 basis points). The reduction in earning asset yields was due to accelerated prepayments of residential mortgages and collateralized mortgage obligations. Also affecting the 1993 margin was an internal investment strategy, involving borrowing short-term money to purchase short-term securities, which added to earnings but reduced the net interest margin by approximately 3 basis points, and the August 26, 1993 acquisition of Citizens Federal adding $498 million of higher priced deposits with no offsetting earning assets, which also reduced 1993's margin by approximately 3 basis points. During 1992 the earning asset yields decreased 120 basis points while rates paid on interest bearing liabilities decreased at a faster pace (132 basis points). The decrease in the 1992 net interest margin from 1991 was the result of the acquisition of Champion Federal's higher rate thrift deposits at year-end 1991. This acquisition reduced 1992's margin by approximately 34 basis points but was partially offset by strong net interest margins at First of America's bank affiliates.

   Provision for Loan Losses -- The provision for loan losses is based on the current level of net charge-offs and management's assessment of the credit risk inherent in the loan portfolio. For 1993, the provision for loan losses was increased 7.5 percent to $84.7 million from $78.8 million in 1992 to keep pace with growth in the total loan portfolio, particularly consumer loans which historically have a higher charge-off ratio than other portfolios. However, net charge-offs for 1993 decreased 4.7 percent compared with 1992 contributing to the higher allowance as a percent of gross loans ratio of 1.31 percent from the
1.29 percent reported at December 31, 1992. The 1991 provision was $71.0 million. Additional information on the provision for loan losses, net charge-offs and non-performing assets is provided in Tables IX and XI and under the caption, "Credit Risk Profile," presented later in this discussion.

   Non-interest Income -- Non-interest income continued its double digit growth pattern in 1993 as First of America maintained its emphasis on cross sell strategies for products throughout its extensive branch network. Non-interest income increased 11.8 percent to $292.2 million in 1993 compared with $261.3 million in 1992 and $209.9 million in 1991. Non-interest income which has grown at an average compounded rate of 14.3 percent over the last five years, now represents 24.0 percent of total revenue (net interest income (FTE) plus non-interest income) versus 22.5 percent for 1989. Table V presents the major components of non-interest income from 1989 to 1993.

Non-Interest Income and Non-Interest Expense                             TABLE V
($ in thousands)
                                                                                                                    Change
                                                                                                                   1993/1992
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  1993         1992        1991        1990        1989        Amount           %
- ----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
Service charges on deposits.................    $  84,648      79,522      70,318      64,388      57,322        5,126       6.45%
Trust and financial services income.........       77,290      68,850      60,904      51,038      42,876        8,440      12.26
Investment securities transactions, net.....       16,753      14,993       1,088      (6,380)        119        1,760      11.74
Other operating income......................      113,493      97,951      77,590      72,512      66,287       15,542      15.87
- ----------------------------------------------------------------------------------------------------------------------------------
Total non-interest income...................    $ 292,184     261,316     209,900     181,558     166,604       30,868      11.81
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE
Personnel...................................    $ 403,119     410,854     361,187     326,308     300,481       (7,735)     (1.88)%
Occupancy, net..............................       55,093      57,286      50,413      48,985      44,991       (2,193)     (3.83)
Equipment...................................       53,376      63,134      51,474      46,690      43,929       (9,758)    (15.46)
Outside data processing.....................       14,963      10,380      11,448      13,005      13,147        4,583      44.15
Amortization of intangibles.................        8,902      38,336      10,303       8,583       8,374      (29,434)    (76.78)
FDIC premiums...............................       39,680      38,711      31,032      16,444      10,669          969       2.50
Other operating expenses....................      188,395     177,647     149,875     142,304     136,592       10,748       6.05
- ----------------------------------------------------------------------------------------------------------------------------------
Total non-interest expense..................    $ 763,528     796,348     665,732     602,319     558,183      (32,820)     (4.12)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Non-interest income as a percent of average
 assets.....................................         1.42%       1.33        1.25        1.15        1.12
Non-interest expense as a percent of average
 assets.....................................         3.72        4.07        3.96        3.81        3.75
Burden ratio................................         2.30        2.74        2.71        2.66        2.63
Efficiency ratio............................        62.72       68.58       67.25       67.44       66.51
Efficiency ratio, excluding FDIC
 premiums...................................        59.46       65.24       64.11       65.60       65.24
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

   The two largest components of First of America's non-interest income are service charges on deposit accounts and income from trust and financial services. Service charges on deposit accounts increased 6.4 percent in 1993 to $84.6 million compared with $79.5 million in 1992 and $70.3 million in 1991.

   The Trust and Financial Services Division provides First of America's customers with quality traditional trust services, brokerage services, investment advisory services, farm management and administration for pension and profit-sharing plans. At year-end 1993, total trust assets held in personal trust accounts, employee benefit plans, retail accounts and others exceeded $12.6 billion. Total income from trust and financial services was $77.3 million in 1993, $68.9 million in 1992 and $60.9 million in 1991. The primary component of total trust income, traditional trust income, increased 10.8 percent in 1993 to $56.7 million compared with $51.1 million in 1992 and $47.7 million in 1991.

   First of America's Trust and Financial Services Division expanded its income-producing capabilities in 1993. As part of its current marketing efforts, First of America increased its sales force including the placement of financial service consultants in its mortgage origination offices in Missouri, Arizona, Florida and North Carolina to cross-sell its investment products. Revenue from other financial services showed continued growth in 1993, increasing 16.4 percent to $20.6 million versus $17.7 million and $13.2 million in 1992 and 1991, respectively. This business activity has maintained double digit growth in revenue due to the increased sales efforts, the growing number of products available to customers and the consumers' increased interest in alternative investment vehicles. Retail sales of The Parkstone Group of Mutual Funds more than doubled in 1993 to $247 million versus $107 million in 1992.

   Investment securities gains increased slightly over 1992, adding $0.18 per fully diluted share to 1993 earnings per share versus $0.17 per fully diluted share in 1992. The total net gain from such sales in 1993 was $16.8 million compared with $15.0 million in 1992 and $1.1 million in 1991. At year-end 1993, total unrealized gains of $53.2 million and total unrealized losses of $4.4 million remained in the Securities Available for Sale portfolio.

   Other non-interest income totaled $113.5 million in 1993, versus $98.0 million in 1992 and $77.6 million in 1991. The most significant components of other non-interest income, retail credit fees and mortgage banking revenue, increased 10.3 percent and 93.3 percent, respectively, for the year over year comparisons.

   Largely attributable to growth in the credit card portfolio, credit card fees for 1993 increased to $40.0 million compared with $36.2 million and $32.5 million in 1992 and 1991, respectively. The credit card portfolio reached $1.2 billion at year-end 1993, compared with $1.0 billion last year. Contributing to this increase were credit card solicitation campaigns to selected local and national customers which added over 300,000 accounts during 1993. First of America's cost to acquire a new account is $22, approximately one-half the quoted rate of its competitors. The cost to efficiently service the credit card portfolio of approximately $34 per account compares favorably with an industry peer average of approximately $48 per account.

   First of America's mortgage banking revenue contributed 13.2 percent of total fee-based income recorded in 1993 versus 7.7 percent in 1992. Gains on the sale of loans, the largest component of 1993's mortgage banking revenue, totalled $29.5 million compared to $15.2 million in 1992 and $5.2 million in 1991. The other source of mortgage banking revenue, mortgage servicing, has also continued to rise, increasing 93.3 percent to $7.0 million in 1993 versus 1992's $3.6 million and the $2.4 million reported in 1991. Reducing the 1993 and 1992 mortgage servicing income were $0.5 million and $3.3 million in excess mortgage servicing rights, respectively, written-off due to the decline in residential mortgage rates and the resulting higher mortgage prepayment rate.

   First of America originated $3.0 billion in new residential mortgage loans in 1993, a large portion of which were sold to the secondary market contributing to the record gains recorded in 1993. As the surge of mortgage refinancings diminishes, gains from the sale of new mortgage loans will level off; when that occurs, servicing fees from the previously sold loans will continue to provide a steady revenue stream. Servicing was retained on substantially all of the loans sold to the secondary market during 1993 resulting in a total servicing portfolio of $6.3 billion at year-end versus $6.1 billion a year ago. The outstanding servicing portfolio has an average interest rate of 7.80 percent and an average original term of 19.2 years.

Nonbank Services                                                        TABLE VI
($ in thousands)
                                                                                                                         % Change
                                                                              1993            1992           1991        1993/1992
- ----------------------------------------------------------------------------------------------------------------------------------
TRUST AND FINANCIAL SERVICES
Traditional trust assets...............................................    $ 9,870,860      9,544,708      8,977,223         3.4%
Brokerage assets.......................................................      1,260,720      1,143,491      1,099,270        10.3
Other assets...........................................................      1,446,407      1,244,339      1,189,576        16.2
- --------------------------------------------------------------------------------------------------------------------
Total trust assets.....................................................    $12,577,987     11,932,538     11,266,069         5.4
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
Parkstone funds retail sales...........................................    $   246,578        107,565         19,146       129.2
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
Traditional trust income...............................................    $    56,677         51,142         47,696        10.8
Brokerage income.......................................................         10,159          8,868          6,091        14.6
Investment management fees,
 cash management fees and other........................................         10,454          8,840          7,117        18.3
- --------------------------------------------------------------------------------------------------------------------
Total trust income.....................................................    $    77,290         68,850         60,904        12.3
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE BANKING
Gains on sale of loans.................................................    $    29,456         15,230          5,246        93.4%
Servicing income.......................................................          6,990          3,616          2,401        93.3
Loans sold servicing retained..........................................      1,386,000        594,144        286,812       133.3
Number of loans serviced at year end(#)................................        130,837        130,829        116,822          --
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
RETAIL CREDIT SERVICES
Visa/Mastercard Gold outstandings......................................    $   607,827        248,586        236,590       144.5%
Other credit card and revolving loans outstandings.....................        753,777        938,344        811,590       (19.7)
- --------------------------------------------------------------------------------------------------------------------
Total revolving loan portfolio.........................................    $ 1,361,604      1,186,930      1,048,180        14.7
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
Visa/Mastercard Gold accounts(#).......................................        821,845        389,656        360,683       110.9
Other credit card and revolving accounts(#)............................      1,282,421      1,287,216      1,043,316        (0.4)
- --------------------------------------------------------------------------------------------------------------------
Total revolving cardholders(#).........................................      2,104,266      1,676,872      1,403,999        25.5
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
Total revolving credit fees............................................    $    39,964         36,216         32,499        10.3
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

   Non-interest expense -- As detailed in Table V, non-interest expense was $763.5 million in 1993, a decrease of 4.1 percent over 1992's $796.3 million. The total expense for 1992 was affected by two major items: $29.5 million (pre-tax) of one-time charges for the merger and assimilation of Security and the $25.9 million intangible asset writedown. Excluding these amounts, total non-interest expense increased 3.1 percent in 1993 over 1992.

   The largest component of First of America's non-interest expense is personnel costs which were $403.1 million in 1993 versus $410.9 million in 1992 and $361.2 million in 1991. Included in the 1992 total were $12.2 million in one-time costs related to the Security merger for severance costs, employment contract expenses and early retirements. Personnel costs were up only 1.1 percent for 1993 over 1992 when adjusted for these one-time costs. Net income from ongoing operations per full time equivalent employee was $18,558 in 1993 versus $16,947 in 1992, demonstrating the benefit of First of America's program of functional consolidations and staff reductions.

   Net occupancy and equipment costs decreased 9.9 percent in 1993 to $108.5 million compared with $120.4 million in 1992 and $101.9 million in 1991. The 1992 total included $6.2 million in one-time costs for the write-off of duplicative fixed assets as a result of the Security acquisition. Without these one-time costs, the 1993 decrease was 5.1 percent, primarily the result of the assimilation of operating sites acquired with Champion Federal and Security.

   Other operating expenses, which included all other costs of doing business such as outside data processing, advertising, supplies, travel, telephone, professional fees and outside services purchased, were $203.4 million in 1993, up 8.2 percent from 1992's total of $188.0 million. One-time costs of $11.2 million related to the Security acquisition were included in the 1992 total. Excluding those costs, the 1993 percent increase would have been 15.0 percent. Increased advertising expense due to the national credit card solicitations and increased loan and collection expense due to growth in the consumer portfolio were two of the larger contributors to this growth, increasing $8.1 million, or 56.5 percent, and $2.7 million, or 31.0 percent, respectively.


   Efficiency ratio -- The efficiency ratio measures            [EFFICIENCY RATIO GRAPH]
non-interest expense as a percent of the sum of net
interest income (FTE) and non-interest income. The
lower the ratio, the more efficiently a company's
resources produce revenues. Table V presents the
efficiency ratio over the last five years. Excluding
the 1992 one-time charges for the Security acquisition
and the $25.9 million writedown of intangible assets,
the 1993 efficiency ratio improved to 62.72 percent
compared with 63.80 percent in 1992 and 67.25 percent
in 1991. The growth in non-interest income, which
outpaced the growth in non-interest expense, and the
cost controls mentioned previously are responsible for
the improvement in this ratio.

   Income tax expense -- Income tax expense was $98.6
million in 1993 compared with $91.5 million in 1992 and
$64.6 million in 1991. The Omnibus Budget
Reconciliation Act of 1993 was passed in August 1993,
increasing First of America's federal income tax rate
to 35 percent effective January 1, 1993. The effect of
the change from the previous 34 percent is included in
the 1993 financial statements as a current charge to
earnings and added $3.1 million of income tax expense
for the full year. However, the new Act also resulted
in $2.9 million of additional tax benefits. In
addition, the results for 1993, included income tax
benefits of $5.6 million related to the acquisition of
Champion Federal, that helped offset the increased
federal income tax rate. A summary of significant tax
components is provided in Note 19 of the Notes to
Consolidated Financial Statements included later in
this document.                                                  The lower the ratio, the
                                                                more efficiently
                                                                resources are being
                                                                utilized to produce
                                                                revenue. First of
                                                                America has improved its
Credit Risk Profile                                             efficiency ratio through
                                                                streamlining operations,
                                                                standardizing computer
   First of America's community banking structure               systems and increasing
helps minimize its credit risk exposure. Community              fee income.
banking means that loans are made in local markets to
consumers and small to mid-sized businesses from
deposits gathered in the same market. Also in keeping
with this philosophy, loans with few exceptions are
limited to a total of $20 million for any one borrower
or group of related borrowers. A centralized,
independent loan review staff evaluates each affiliate's
loan portfolio on a regular basis and shares its
evaluation with bank management as well as corporate
senior management.


   First of America's loan portfolio has shifted to include more consumer loans than other types. At year-end 1993, the portfolio was distributed among commercial loans (14.9 percent), commercial mortgages (20.2 percent), residential mortgages (29.7 percent) and consumer loans (35.2 percent). The total loan portfolio, as presented in Table VII, was $14.4 billion at year-end 1993, up 4.6 percent from $13.8 billion a year ago.

Components of the Loan Portfolio                                       TABLE VII
($ in thousands)
                     December 31,                             1993            1992           1991           1990          1989
- ---------------------------------------------------------------------------------------------------------------------------------
Consumer, net..........................................    $ 5,062,173      4,288,431      4,060,126      3,566,844     3,330,600
Commercial, financial and agricultural.................      2,148,663      2,170,715      2,223,202      2,640,351     2,590,687
Real estate -- construction............................        252,839        300,954        342,944        320,476       281,071
Real estate -- mortgage................................      6,930,480      6,995,917      6,601,755      4,700,550     3,748,109
- ---------------------------------------------------------------------------------------------------------------------------------
Total loans............................................    $14,394,155     13,756,017     13,228,027     11,228,221     9,950,467
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   Commercial and Commercial Mortgage Loans -- First of America's commercial and commercial mortgage loans are made in local markets to small to mid-sized businesses. No single industry accounted for more than 10 percent of the total commercial loan portfolio, including mortgages and construction loans. Investor/developer loans, made to serve local markets, totaled $1.4 billion at year-end 1993 and were spread among such diverse property types as retail, residential rental, office rental and industrial. First of America has no foreign loans, no highly leveraged transactions and no syndicated purchase participations. Approximately 36.4 percent of total commercial loans, including commercial mortgages and construction loans, were made to customers in the metropolitan areas of Detroit, Grand Rapids and Indianapolis, compared with 37.4 percent a year ago. The remainder of the commercial portfolio was spread among suburban and rural communities throughout Michigan (31.3 percent), Illinois (31.1 percent) and Indiana (1.2 percent). Maturity and rate sensitivity of selected loan categories is presented in Table VIII.

Maturity and Rate Sensitivity of Selected Loans                       TABLE VIII
($ in thousands)
                                                                           One year      One year to       After
                          December 31, 1993                                or less       five years      five years       Total
- ---------------------------------------------------------------------------------------------------------------------------------
Commercial, financial and agricultural................................    $1,218,168        522,557        135,677      1,876,402
Commercial tax-exempt.................................................        50,673         83,471        138,117        272,261
Real estate construction..............................................       184,491         51,139         17,209        252,839
- ---------------------------------------------------------------------------------------------------------------------------------
Total.................................................................    $1,453,332        657,167        291,003      2,401,502
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL LOANS ABOVE DUE AFTER ONE YEAR:
With predetermined interest rate......................................                    $ 297,614         94,978        392,592
With floating or adjustable interest rates............................                      359,553        196,025        555,578
- ---------------------------------------------------------------------------------------------------------------------------------
Total.................................................................                    $ 657,167        291,003        948,170
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   Included in the commercial loan and commercial mortgage portfolio at year-end 1993 was $114.1 million in non-performing loans compared with $124.6 million at the end of 1992. First of America's loan policies and procedures seek to minimize credit risk in the commercial portfolio. Cash-flow lending procedures emphasize the earning ability of the business instead of sole dependence on the collateral value which is dependent upon many variables. Net charge-offs as a percent of average commercial and commercial mortgage loans were 0.36 percent in 1993 and 0.47 percent in 1992, as the continuing economic recovery was reflected in reduced net loss experience.

   Residential Mortgage Loans -- Residential mortgage loans were $4.3 billion at year-end 1993 and $4.4 billion at year-end 1992. The average balance outstanding on First of America's residential mortgages at year-end 1993 was $48,000 per loan. The asset quality of the residential mortgage loan portfolio remained excellent. Non-performing loans as a percent of total residential mortgages were
0.40 percent at year-end 1993 compared with 0.48 percent a year ago. Net charge-offs as a percent of average residential mortgage loans were 0.03 percent and 0.02 percent in 1993 and 1992, respectively.

   At December 31, 1993, residential mortgage loans held for sale, originated at prevailing market rates, totalled $365.9 million with a market value of $368.8 million. These residential mortgages are closed and therefore included in outstandings on the balance sheet.

   In addition, First of America has entered into commitments to originate residential mortgage loans, at prevailing market rates, totalling $260.7 million of which all are intended for sale. Mandatory commitments to deliver mortgage loans or mortgage backed securities to investors, at prevailing market rates, totalled $373.3 million as of December 31, 1993. Additionally, approximately $16 million of put options were in existence at December 31, 1993 as a hedge against interest rate risk.

   Consumer Loans -- First of America's consumer loan portfolio was $5.1 billion at the end of 1993, compared with $4.3 billion at year-end 1992. Growth in this portfolio versus a year ago was across the board as direct consumer installment loans increased 16.8 percent, indirect consumer installment loans increased 20.1 percent and credit cards increased 18.5 percent. At year-end 1993, the number of credit card holders increased to 1.9 million and other revolving accounts totalled 0.2 million.

   The growth in the consumer portfolio was not achieved at the expense of reduced credit quality. In accordance with corporate policy, all revolving loans are charged off when they become 120 days past due. During 1993, net charge-offs as a percent of average total consumer loans were 1.18 percent versus 1.29 percent in 1992 and 1.50 percent in 1991.

                                                    [NON-PERFORMING ASSETS AS A
                                                     PERCENT OF LOANS PLUS OREO]





   Asset Quality -- Total
non-performing loans, other real estate
owned and other loans of concern for
the past five years are detailed in
Table IX. Total non-performing assets,
including nonaccrual loans,
renegotiated loans and other real
estate owned, totaled $182.7 million
at year-end 1993, compared with $196.0
million at year-end 1992 and $168.4
million at year-end 1991. Except for
the southeast Michigan region, all
geographic areas served by the company              An example of First of
showed improvement in their asset                   America's asset quality has
quality during 1993. Non-performing                 been its non-performing
assets in the southeast Michigan                    assets as a percent of total
region represented 1.30 percent of its              loans plus OREO ratio which
total assets for 1993 compared with 1.08            has averaged 1.15 percent
percent for 1992. For the company as a              over the last five years.
whole this ratio was 0.86 percent, 0.97             The Peer Group ratio over
percent and 0.87 percent, respectively              the last five years averaged
for 1993, 1992 and 1991.                            1.94 percent.


Risk Elements in the Loan Portfolio                                     TABLE IX
($ in thousands)
December 31,                                                                   1993       1992       1991       1990       1989
- ---------------------------------------------------------------------------------------------------------------------------------
Non-accrual loans..........................................................  $121,186    126,619    116,995     76,533     55,556
Restructured loans.........................................................    10,879     20,669     16,837     12,234     14,762
Other real estate owned....................................................    50,595     48,699     34,601     17,620     16,759
                                                                             --------    -------    -------    -------    -------
 Non-performing assets.....................................................   182,660    195,987    168,433    106,387     87,077
Past due loans 90 days or more (excluding the above two categories)........    23,462     20,887     32,499     31,380     20,901
Other loans of concern.....................................................    53,206     37,663     37,189     23,361     16,536
- ---------------------------------------------------------------------------------------------------------------------------------
Total......................................................................  $259,328    254,537    238,121    161,128    124,514
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   Other loans of concern which represent loans where known information about possible credit problems of borrowers causes management concern about the ability of such borrowers to comply with the present loan terms totaled $53.2 million at year-end 1993, an increase of 41.3 percent from 1992's year-end total of $37.7 million. While management has identified these loans as requiring additional monitoring, they do not necessarily represent future non-performing loans.

   Net charge-offs as a percent of average loans was 0.53 percent for 1993, 0.57 percent for 1992 and 0.53 percent for 1991. Over the last five years, First of America's net charge-offs as a percent of average loans has averaged 0.53 percent which compares favorably to the 0.64 percent experienced by its Peer Group. The Peer Group's net charge-offs as a percent of average loans for 1993 was 0.51 percent.

   The allowance for loan losses is determined by management, taking into consideration past charge-off experience, estimated loss exposure on specific loans and the current and projected economic climate. Quarterly each affiliate evaluates the adequacy of its allowance for loan loss and their recommendations are reviewed by corporate loan review management. Management's allocation of the allowance for loan losses over the last five years is presented in Table X. The amounts indicated for each loan type include amounts allocated for specific loans as well as a general allocation.

   The allowance coverage of non-performing loans at year-end 1993 was 143 percent compared with 120 percent at year-end 1992 and 131 percent at year-end 1991. It was management's determination that the level of the allowance was adequate to absorb potential loan losses. Other ratios measuring asset quality and the adequacy of the allowance for loan losses are presented in Table XI.

Allocation of Allowance for Loan Losses                                  TABLE X
($ in thousands)
December 31,                      1993                 1992                 1991                 1990                 1989
- ---------------------------------------------------------------------------------------------------------------------------------
                                        % of                 % of                 % of                 % of                 % of
                           Allowance   Loans*   Allowance   Loans*   Allowance   Loans*   Allowance   Loans*   Allowance   Loans*
- ---------------------------------------------------------------------------------------------------------------------------------
Commercial, financial and
 agricultural............  $ 39,231     1.83%   $ 43,466     2.00%   $ 49,129     2.21%   $ 43,498     1.65%   $ 52,992     2.05%
Real estate..............    55,661     0.81      54,873     0.76      49,639     1.14      40,334     0.80      28,609     0.71
Consumer.................    69,633     1.38      52,847     1.23      54,333     1.34      44,000     1.23      38,932     1.17
Unallocated..............    24,139     0.17      25,607     0.19      21,781     0.16       9,180     0.08       5,642     0.06
- ---------------------------------------------------------------------------------------------------------------------------------
Total....................  $188,664              176,793              174,882              137,012              126,175
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Allowance to total
 loans...................               1.31%                1.29                 1.32                 1.22                 1.27
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

* Allowance as a percent of year-end loans outstanding by type. Unallocated ratio is the unallocated portfolio allowance as a percent of total loans at year-end.

Summary of Loan Loss Experience                                         TABLE XI
($ in thousands)
December 31,                                                       1993           1992          1991          1990        1989
- ---------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES:
Balance at beginning of period...............................  $   176,793       174,882       137,012       126,175      133,609
Provision charged against income.............................       84,714        78,809        71,030        44,782       43,805
Allowance for loan losses of acquired/(sold) banks...........           50          (372)       27,094        11,185        2,324
RECOVERIES:
Commercial, financial and agricultural.......................        8,692         7,215         8,616        11,010       10,773
Real estate -- construction..................................           --            --            --            --            3
Real estate -- mortgage......................................        2,615         2,112         1,487         1,741        1,261
Consumer loans...............................................       24,556        24,313        20,177        15,719       15,691
                                                               -----------    ----------    ----------    ----------    ---------
Total recoveries.............................................       35,863        33,640        30,280        28,470       27,728
                                                               -----------    ----------    ----------    ----------    ---------
CHARGE-OFFS:
Commercial, financial and agricultural.......................       19,764        22,558        13,475        16,403       32,470
Real estate -- construction..................................           --            --            --            --           15
Real estate -- mortgage......................................       10,539        10,588         5,669         3,810        2,081
Consumer loans...............................................       78,453        77,020        71,390        53,387       46,725
                                                               -----------    ----------    ----------    ----------    ---------
Total charge-offs............................................      108,756       110,166        90,534        73,600       81,291
                                                               -----------    ----------    ----------    ----------    ---------
Net charge-offs..............................................       72,893        76,526        60,254        45,130       53,563
- ---------------------------------------------------------------------------------------------------------------------------------
Balance at end of period.....................................  $   188,664       176,793       174,882       137,012      126,175
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Average loans (net of unearned income).......................  $13,875,584    13,435,991    11,276,061    10,359,695    9,507,486
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Earnings coverage of net charge-offs.........................         5.91x         4.44          4.90          5.72         4.65
Allowance to total end of period loans.......................         1.31%         1.29          1.32          1.22         1.27
Net charge-offs to end of period allowances..................        38.64         43.29         34.45         32.94        42.45
Recoveries to total charge-offs..............................        32.98         30.54         33.45         38.68        34.11
Provision to average loans...................................         0.61          0.59          0.63          0.43         0.46
Net charge-offs to average loans.............................         0.53          0.57          0.53          0.44         0.56
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

Funding, Liquidity and Interest Rate Risk

   Liquidity is measured by a financial institution's ability to raise funds through deposits, borrowed funds, capital or the sale of assets. Funding is achieved through growth in core deposits and accessibility to the money and capital markets.

   Deposits -- First of America's primary source of funding is its core deposits which include all but negotiated certificates of deposit. As a percent of total deposits, core deposits were 95.6 percent at year-end 1993 and 95.8 percent at year-end 1992. First of America does not issue negotiated CD's in the national money markets, and the level of purchased funds is strictly limited by corporate policy to less than 10 percent of assets. The majority of negotiated CD's and purchased funds originate from the core deposit customer base, including downstream correspondents.

   The average deposit balances outstanding and the rates paid on those deposits for the three years ended December 31, 1993, are presented in Table XII. The maturity distribution of time deposits of $100,000 or more at year-end 1993 is detailed in Table XIII.

   In addition to deposits, First of America's sources of funding include money market borrowings, capital funds and long term debt. First of America has an effective shelf registration statement under the Securities Act of 1933 on file with the Securities and Exchange Commission allowing it to publicly issue, on a continuous or delayed basis, any combination of debt securities, preferred stock and/or common stock up to a maximum offering price of $500 million. In addition, First of America has in place a revolving credit agreement with various lender banks to borrow up to $100 million. First of America also upstreams dividends from its affiliates as another means of funding. The total dividends upstreamed from First of America's bank subsidiaries to the parent company were $200.7 million in 1993, $137.4 million in 1992 and $177.7 million in 1991. The dividends paid from subsidiaries met all regulatory requirements.

Deposits                                                               TABLE XII
($ in thousands)
                                                                  1993                      1992                     1991
                                                                 Average                  Average                  Average
- ---------------------------------------------------------------------------------------------------------------------------------
                                                               Balance     Rate         Balance     Rate         Balance     Rate
- ---------------------------------------------------------------------------------------------------------------------------------
Non-interest bearing..................................    $  2,463,534      --      $ 2,301,768      --      $ 2,064,849      --
Savings and NOW accounts..............................       3,137,831     2.11%      2,820,091     3.07%      2,375,565     4.46%
Money market savings and checking accounts............       3,852,780     2.47       3,972,004     3.24       3,829,647     4.87
Time..................................................       8,638,044     4.74       8,520,485     5.59       6,804,895     6.89
- ---------------------------------------------------------------------------------------------------------------------------------
Total.................................................    $ 18,092,189              $17,614,348              $15,074,956
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

Maturity Distribution of Time Deposits of $100,000 or More            TABLE XIII
($ in thousands)
                                                                         Three            Six
                                                         Three           months          months
                                                        months           to six            to            After
                                                        or less          months         one year        one year          Total
- ---------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit.........................       $ 774,574         339,759         148,550         135,295        1,398,178
Other time deposits.............................          24,993          37,735          19,192          21,691          103,611
- ---------------------------------------------------------------------------------------------------------------------------------
Total...........................................       $ 799,567         377,494         167,742         156,986        1,501,789
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   Securities -- First of America adopted the Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993. In accordance with Statement No. 115, Securities Held to Maturity include only those securities which First of America has the positive intent and ability to hold to maturity. At year-end 1993, the Held to Maturity portfolio was $1.9 billion compared with $3.5 billion at year-end 1992. Also in accordance with Statement No. 115, Securities Available for Sale include only those securities which would be available to be sold prior to final maturity in response to liquidity or asset/liability management needs. Table XIV details the components of the Securities Held to Maturity and Securities Available for Sale portfolios and the amortized cost and market values of the portfolios classified by maturity at December 31, 1993. Amortized cost and average maturities for these portfolios are detailed in Table XV.

Securities Held to Maturity                                            TABLE XIV
Maturity Distribution and Portfolio Yields
($ in thousands)
December 31, 1993                 One year or less              One year to five years         Five years to ten years
- --------------------------------------------------------------------------------------------------------------------------
                               Market     Amortized             Market     Amortized             Market    Amortized
                                Value       Cost     Yield      Value        Cost      Yield     Value      Cost     Yield
- --------------------------------------------------------------------------------------------------------------------------
U.S. Government securities... $      --         --      --%   $       --          --     -- %   $     --        --      --%
U.S. Agency
 securities..................    53,932     53,844    5.69     1,342,205   1,338,363   5.77       59,297    60,715    5.69
State and municipal
 securities*.................   162,374    161,304    6.46       170,579     162,307   9.39       33,949    30,702   10.86
Collateralized mortgage
 obligations.................        --         --      --            --          --     --           --        --      --
Other securities.............       545        545   10.55           504         504   9.62          664       664    6.19
- --------------------------------------------------------------------------------------------------------------------------
Total........................ $ 216,851    215,693    4.78%   $1,513,288   1,501,174   5.83 %   $ 93,910    92,081    6.15%
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost..............   100.54%                          100.81%                         101.99%
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

December 31, 1993                 After ten years                     Total
- ------------------------------------------------------------------------------------------
                               Market    Amortized           Market     Amortized
                                Value     Cost    Yield      Value        Cost      Yield
- ------------------------------------------------------------------------------------------
U.S. Government securities...  $    --       --      --%   $       --          --     -- %
U.S. Agency
 securities..................       --       --      --     1,455,434   1,452,922   5.77
State and municipal
 securities*.................    7,901    7,299   10.45%      374,803     361,612   8.23
Collateralized mortgage
 obligations.................       --       --      --            --          --     --
Other securities.............   40,376   40,376    5.73        42,089      42,089   6.35
- ----------------------------------------------------------------------------------------
Total........................  $48,277   47,675    5.89%   $1,872,326   1,856,623   6.26%
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost..............  101.26%                        100.85%
- ----------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------

* Yields on state and political obligations have been adjusted to a taxable equivalent basis using a 35% tax rate. Yields are calculated on the basis of cost and weighted for the scheduled maturity and dollar amount of each issue.
- --------------------------------------------------------------------------------

Securities Available for Sale
Maturity Distribution and Portfolio Yields
($ in thousands)
December 31, 1993                   One year or less              One year to five years         Five years to ten years
- --------------------------------------------------------------------------------------------------------------------------
                               Market     Amortized             Market     Amortized             Market    Amortized
                                Value       Cost     Yield      Value        Cost      Yield     Value      Cost     Yield
- --------------------------------------------------------------------------------------------------------------------------
U.S. Government
 securities.................  $ 369,274    363,909   5.43 %   $1,213,965   1,185,271   5.45 %   $     --        --      --%
U.S. Agency
 securities.................    541,308    534,129   6.11        678,200     669,650   5.92       96,214    96,904    5.81
State and municipal
 securities*................     12,926     12,875   4.92        308,308     308,963   3.75       18,526    18,484    6.91
Collateralized mortgage
 obligations................     19,154     19,011   8.00          3,606       3,491   8.67           --        --      --
Other securities............         --         --     --             --          --     --           --        --      --
- --------------------------------------------------------------------------------------------------------------------------
Total.......................  $ 942,662    929,924   5.85 %   $2,204,079   2,167,375   5.38 %   $114,740   115,388    5.60%
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost.............    101.37%                          101.69%                          99.44%
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

December 31, 1993                  After ten years                     Total
- --------------------------------------------------------------------------------------------------------------------------
                              Market    Amortized           Market     Amortized
                               Value     Cost    Yield      Value        Cost      Yield
- --------------------------------------------------------------------------------------------------------------------------
U.S. Government
 securities.................  $    --       --      --%   $1,583,239   1,549,180   5.44 %
U.S. Agency
 securities.................       --       --      --     1,315,722   1,300,683   5.99
State and municipal
 securities*................       --       --      --       339,760     340,322   5.82
Collateralized mortgage
 obligations................       --       --      --        22,760      22,502   8.11
Other securities............       --       --      --            --          --     --
- --------------------------------------------------------------------------------------------------------------------------
Total.......................  $    --       --      --%   $3,261,481   3,212,687   5.72 %
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
Market value as a percent of
 amortized cost.............      --%                        101.52%
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

* Yields on state and political obligations have been adjusted to a taxable equivalent basis using a 35% tax rate. Yields are calculated on the basis of cost and weighted for the scheduled maturity and dollar amount of each issue.
- --------------------------------------------------------------------------------

Securities Held to Maturity                                             TABLE XV
($ in thousands)
December 31,                                        1993                           1992                          1991
- ------------------------------------------------------------------------------------------------------------------------------
                                           Amortized      Average        Amortized      Average        Amortized      Average
                                             Cost         Maturity          Cost        Maturity          Cost        Maturity
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency
 securities...........................    $ 1,452,922       2.6yrs.      $2,992,443       2.8yrs.      $3,084,800       3.3yrs.
State and municipal securities........        361,612       2.2             458,207       2.4             560,178       2.5
Marketable equity securities*.........             --        --              23,082        --              34,987        --
Other securities......................         42,089       9.7              15,894       9.2             581,395       2.1
- ------------------------------------------------------------------------------------------------------------------------------
Total.................................    $ 1,856,623                     3,489,626                     4,261,360
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

* Represents Federal Reserve Stock of $23,082 in 1992, and $34,987 in 1991.

Securities Available for Sale
($ in thousands)
December 31,                                                                                                  1993
- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Amortized      Average
                                                                                                         Cost         Maturity
- ------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities.............................................................    $ 2,849,863       1.8yrs.
State and municipal securities....................................................................        340,322       3.1
Collateralized mortgage obligations...............................................................         22,502       0.7
- ------------------------------------------------------------------------------------------------------------------------------
Total.............................................................................................    $ 3,212,687
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

   Interest Rate Risk -- First of America's interest rate risk policy is to minimize the effect on net income resulting from a change in interest rates through asset/liability management at all levels in the company. Each banking affiliate completes an interest rate analysis every month using an asset/liability model, and a consolidated analysis is then completed using the affiliates' data. The Asset and Liability Committees, which exist at each banking affiliate and at the consolidated level, review the analysis and as necessary, appropriate action is taken to maintain the net interest spread, even in periods of rapid interest rate movement.

   Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying financial instrument. The company becomes a principal in the exchange of interest payments with other parties and, therefore, is exposed to the loss of future interest payments should the counterparty default. The company minimizes this risk by performing normal credit reviews of its counterparties and collateralizing its exposure when it exceeds a predetermined limit. First of America had outstanding interest rate swap agreements at December 31, 1993, totalling $291.6 million in notional amounts. This total included notional amounts of $125 million as a hedge against long term debt and the remainder as a hedge against certain deposits. First of America had no outstanding interest rate swap agreements at December 31, 1992.

   Interest rate sensitivity of assets and liabilities is represented in a Gap report, Gap being the difference between rate sensitive assets and liabilities. Table XVI presents First of America's Gap position at December 31, 1993, for one year and shorter periods, and Table XVII details the company's five year Gap position. The Gap reports' reliability in measuring the risk to income from a change in interest rates is tested through the use of simulation models. The most recent simulation models show that less than one percent of First of America's annual net income is at risk if interest rates were to move up or down an immediate one percent. Management has determined that these simulations provide a more accurate measurement of the company's interest rate risk positions than the following Gap tables.

Interest Rate Sensitivity -- Short Term                                TABLE XVI
($ in millions)

                                                                        0 to 30     0 to 60     0 to 90     0 to 180     0 to 365
December 31, 1993                                                        Days        Days        Days         Days         Days
- --------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Other earnings assets...............................................    $   75          75          75           75           75
Investment securities...............................................       267         368         504          927        1,702
Loans, net of unearned discount.....................................     4,478       4,946       5,307        6,245        7,997
- --------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive assets (RSA)...................................    $4,820       5,389       5,886        7,247        9,774
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Money market type deposits..........................................    $1,231       1,780       1,843        1,850        1,850
Other core savings and time deposits................................     1,403       2,489       3,097        4,646        6,628
Negotiated deposits.................................................       330         479         572          721          784
Borrowings..........................................................       943         976         976        1,001        1,044
- --------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive liabilities (RSL)..............................    $3,907       5,724       6,488        8,218       10,306
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
GAP (RSA - RSL).....................................................    $  913        (335)       (602)        (971)        (532)
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
RSA divided by RSL..................................................                                          88.18%       94.84
GAP divided by total assets.........................................                                          (4.57)       (2.51)
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------

Interest Rate Sensitivity -- Long Term                                TABLE XVII
($ in millions)

                                                                               13 to         25 to         37 to         0 to
December 31, 1993                                                            24 Months     36 Months     60 Months     60 Months
- -------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Other earnings assets.....................................................     $    --           --            --             75
Investment securities.....................................................       1,310          746           687          4,445
Loans, net of unearned discount...........................................       2,390        1,279         1,331         12,997
- --------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive assets (RSA).........................................     $ 3,700        2,025         2,018         17,517
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Money market type deposits................................................     $    74           88           176          2,188
Other core savings and time deposits......................................       1,951          652           941         10,172
Negotiated deposits.......................................................          18            8            --            810
Borrowings................................................................          --           --            --          1,044
- --------------------------------------------------------------------------------------------------------------------------------
Total rate sensitive liabilities (RSL)....................................     $ 2,043          748         1,117         14,214
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
GAP (RSA - RSL)...........................................................     $ 1,657        1,277           901          3,303
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------
RSA divided by RSL........................................................                                                123.24%
GAP divided by total assets...............................................                                                 15.56
- --------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------------

Capital Strength

   Regulatory Requirements -- First of America's capital policy is to maintain its capital levels above minimum regulatory guidelines. At December 31, 1992, the Federal Reserve required a tier I risk based capital ratio of 4.00 percent and a total risk based capital ratio of 8.00 percent. In 1991, the Federal Reserve also adopted a new leverage capital adequacy standard. This ratio compares tier I capital to reported total assets less certain intangibles and requires a minimum ratio of 4.00 percent in order to be categorized as adequately capitalized. As shown in Table XVIII, at December 31, 1993, First of America's capital ratios exceeded required regulatory minimums with a tier I risk based ratio of 9.45 percent, a total risk based ratio of 11.87 percent and a tier I leverage ratio of 6.43 percent. The increase in the ratios was largely the result of net earnings retention. The year-end 1993 capital ratios exclude the Statement No. 115 mark-to-market adjustment to shareholders' equity in accordance with the Federal Reserve's interim regulations.

   The long term debt which qualified as tier II capital at December 31, 1993, consisted of $150 million in 8.5% Subordinated Notes Due February 1, 2004, a $10 million 6.35% Subordinated Note which matures ratably over a five year period beginning December 31, 2003, $21.4 million in 9.25% Senior Notes due in equal installments through 1996, and $7.8 million in 10.675% Subordinated Notes due in equal installments through 1998. This debt is included in tier II capital on a weighted maturity basis. On February 7, 1994, First of America exercised the right to prepay its 9.25% Senior Notes, incurring a $441,000 prepayment penalty. Additional information relating to First of America's various long term debt agreements is provided in Note 11 of the Notes to Consolidated Financial Statements included later in this document.

Risk-Based Capital                                                   TABLE XVIII
($ in thousands)

December 31,                                                                                 1993           1992          1991
- ---------------------------------------------------------------------------------------------------------------------------------
TIER I CAPITAL:
Common shareholders' equity...........................................................    $1,491,906      1,260,905     1,101,817
Less: Goodwill and core deposit premium...............................................       138,423        124,179       159,629
Qualifying preferred stock............................................................            --         74,586       165,551
- ---------------------------------------------------------------------------------------------------------------------------------
Tier I Capital........................................................................    $1,353,483      1,211,312     1,107,739
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
TIER II CAPITAL:
Allowance for loan losses*............................................................    $  179,094        168,539       164,575
Qualifying long term debt.............................................................       167,396        173,238        62,726
- ---------------------------------------------------------------------------------------------------------------------------------
Tier II Capital.......................................................................    $  346,490        341,777       227,301
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
Total Capital.........................................................................    $1,699,973      1,553,089     1,335,040
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
RISK-BASED CAPITAL RATIOS:
Tier I................................................................................          9.45%          8.99          8.43
Total.................................................................................         11.87          11.53         10.16
Tier I leverage ratio.................................................................          6.43           6.10          6.51
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

*Limited to 1.25% of total risk-weighted assets.

   Total Shareholders' Equity -- First of America's total shareholders' equity increased 14.1 percent to $1.5 billion at year-end 1993, primarily as a result of net earnings retention and the Statement No. 115 adjustment. Common shareholders' equity was $1.5 billion at year-end 1993, a 20.8 percent increase from $1.3 billion a year ago. This growth was the result of net earnings retention and the conversion of the Series F 9% Convertible Preferred Stock to First of America Common Stock. Also impacting common shareholders' equity was the issuance of 95,668 shares of First of America Common Stock in the company's acquisition of Kewanee Investing Company, Inc. on April 1, 1993.

   On December 31, 1993, First of America redeemed all outstanding shares of its Series F 9% Convertible Preferred Stock which represented the remainder of its outstanding preferred issues. Series F 9% Convertible Preferred Stock had 392,557 outstanding shares prior to redemption. All shares were converted to First of America Common Stock resulting in an additional 2,355,342 common shares being issued.

   At December 31, 1993, First of America had one pending acquisition, LGF Bancorp, Inc., and its principal subsidiary, La Grange Federal Savings and Loan Association. This acquisition, which is currently anticipated to be completed in the first half of 1994, will require the issuance of approximately 1,662,200 shares of First of America Common Stock. Consummation of this acquisition is subject to approval by LGF Bancorp's shareholders and various regulatory agencies and other conditions. Further information concerning this acquisition is provided in Note 3 of the Notes to Consolidated Financial Statements included later in this document.

                         In Conclusion

                            A return on assets of 1.20 percent, an efficiency
                         ratio of 62.72 percent and a return on total equity of
                         17.50 percent represented significant achievements for First of America for 1993. Based on this level of performance and the competitiveness of the financial services industry, management believes that it is appropriate to set similar high goals for the future. In the years ahead, management's goals for the company's performance include a return on assets of
                         1.25 percent or higher and an efficiency ratio of 60 percent or lower, while maintaining a return on equity between 17 percent and 18 percent. Looking specifically at 1994, management has stated that it is currently comfortable with the published range of investment analysts' forecasts of $4.40 to $4.70 for earnings per share.
[RETURN OF
AVERAGE ASSETS
GRAPH]

Return on average assets
of 1.20% in 1993 was
achieved by sustaining an
above average net interest
margin, while growing fee
income at a faster pace
than non-interest expense.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Statement of Management Responsibility

The following consolidated financial statements and accompanying notes to the consolidated financial statements of First of America have been prepared by management, which has the responsibility for their integrity and objectivity. The statements have been prepared in accordance with generally accepted accounting principles to reflect, in all material respects, the substance of financial events and transactions occurring during the respective periods.

In meeting its responsibility, management relies on First of America's accounting systems and related internal controls. These systems are designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's authorization. Augmenting these systems are written policies and procedures and audits performed by First of America's internal audit staff.

The consolidated financial statements and notes to the consolidated financial statements of First of America have been audited by the independent certified public accounting firm, KPMG Peat Marwick, who were engaged to express an opinion as to the fairness of presentation of such financial statements.

/s/ Daniel R. Smith                       /s/ Thomas W. Lambert
Daniel R. Smith                           Thomas W. Lambert
Chairman and                              Executive Vice President and
Chief Executive Officer                   Chief Financial Officer



Letter of Audit Committee Chairman

The audit committee of the Board of Directors is composed of eight independent directors with Robert L. Hetzler as chairman. The committee held four meetings during fiscal year 1993.

The audit committee oversees First of America's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the committee recommended to the Board of Directors, subject to shareholder approval, the selection of First of America's independent auditor. The audit committee discussed with the internal auditor and the independent auditor the overall scope and specific plans for their respective audits. The committee additionally discussed First of America's consolidated financial statements and the adequacy of First of America's internal controls. The committee also met with First of America's internal auditor and independent auditor, without management present, to discuss the results of their audits, their evaluations of First of America's internal controls and the overall quality of First of America's financial reporting. This meeting was designed to facilitate private communications between the committee, the internal auditor and the independent auditor.

The audit committee believes that, for the period ended December 31, 1993, its duties, as indicated, were satisfactorily discharged and that First of America's system of internal controls is adequate.

/s/ Robert L. Hetzler
Robert L. Hetzler
Chairman
Audit Committee

Report of Independent Auditors

To the Shareholders and Board of Directors,
First of America Bank Corporation:

   We have audited the accompanying consolidated balance sheets of First of America Bank Corporation and its subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First of America Bank Corporation and its subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

   As discussed in Notes 1 and 6 to the consolidated financial statements, First of America Bank Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993.

   As discussed in Notes 1 and 17 to the consolidated financial statements, First of America Bank Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits other than Pensions" in 1992.

/s/ KPMG Peat Marwick
KPMG Peat Marwick
Chicago, Illinois
January 18, 1994

Consolidated Balance Sheets
($ in thousands)

December 31,                                                                                            1993             1992
- ---------------------------------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks..........................................................................    $   903,517          918,960
Bank time deposits...............................................................................          2,000            4,198
Federal funds sold and resale agreements.........................................................         72,909          170,832
Securities:
 Securities held to maturity, market value of $1,872,326 at December 31, 1993 and $3,543,395 at
   December 31, 1992.............................................................................      1,856,623        3,489,626
 Securities available for sale, amortized cost of $3,212,687 at December 31, 1993................      3,261,481               --
 Securities held for sale, market value of $1,154,276 at December 31, 1992.......................             --        1,137,420
Loans, net of unearned income:
 Consumer........................................................................................      5,062,173        4,288,431
 Commercial, financial and agricultural..........................................................      2,148,663        2,170,715
 Commercial real estate..........................................................................      2,902,549        2,851,032
 Residential real estate.........................................................................      3,914,914        4,382,672
 Loans held for sale, market value of $368,846 for 1993 and $64,083 for 1992.....................        365,856           63,167
                                                                                                     -----------      -----------
   Total loans...................................................................................     14,394,155       13,756,017
   Less: Allowance for loan losses...............................................................        188,664          176,793
                                                                                                     -----------      -----------
   Net loans.....................................................................................     14,205,491       13,579,224
Premises and equipment, net......................................................................        432,256          375,675
Other assets.....................................................................................        496,194          470,832
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS.....................................................................................    $21,230,471       20,146,767
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
 Non-interest bearing............................................................................    $ 2,682,621        2,572,325
 Interest bearing................................................................................     15,561,082       15,463,228
                                                                                                     -----------      -----------
   Total deposits................................................................................     18,243,703       18,035,553
Securities sold under repurchase agreements......................................................        664,531          108,873
Other short term borrowings......................................................................        330,047          229,150
Long term debt...................................................................................        254,193          254,051
Other liabilities................................................................................        214,560          183,649
                                                                                                     -----------      -----------
   Total liabilities.............................................................................     19,707,034       18,811,276
                                                                                                     -----------      -----------
SHAREHOLDERS' EQUITY

Preferred stock..................................................................................             --           74,586
Common stock - $10 par value:
          Authorized      Outstanding
   1993   100,000,000     59,520,710
   1992   100,000,000     57,014,117.............................................................        595,207          570,141
Capital surplus..................................................................................        265,596          211,290
Net unrealized gain on securities available for sale, net of tax of $17,263......................         31,531               --
Retained earnings................................................................................        631,103          479,474
                                                                                                     -----------      -----------
   Total shareholders' equity....................................................................      1,523,437        1,335,491
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................................    $21,230,471       20,146,767
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Income
($ in thousands except per share data)
Year ended December 31                                                            1993           1992           1991
- -----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans......................................................   $1,217,139     1,282,434      1,206,143
Securities:
 Taxable income..............................................................      262,871       274,048        274,884
 Tax exempt income...........................................................       28,102        30,555         39,155
Federal funds sold and resale agreements.....................................        2,744         6,685          6,979
Bank time deposits...........................................................          110         2,405         10,700
                                                                                ----------     ---------      ---------
Total interest income........................................................    1,510,966     1,596,127      1,537,861
                                                                                ----------     ---------      ---------
INTEREST EXPENSE
Deposits.....................................................................      570,499       691,603        761,404
Short term borrowings........................................................       18,546         8,104          9,424
Long term debt...............................................................       19,904        21,593         16,082
                                                                                ----------     ---------      ---------
Total interest expense.......................................................      608,949       721,300        786,910
                                                                                ----------     ---------      ---------
NET INTEREST INCOME..........................................................      902,017       874,827        750,951
Provision for loan losses....................................................       84,714        78,809         71,030
                                                                                ----------     ---------      ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..........................      817,303       796,018        679,921
                                                                                ----------     ---------      ---------
NON-INTEREST INCOME
Service charges on deposit accounts..........................................       84,648        79,522         70,318
Trust and financial services income..........................................       77,290        68,850         60,904
Investment securities transactions, net......................................       16,753        14,993          1,088
Other operating income.......................................................      113,493        97,951         77,590
                                                                                ----------     ---------      ---------
Total non-interest income....................................................      292,184       261,316        209,900
                                                                                ----------     ---------      ---------
NON-INTEREST EXPENSE
Personnel....................................................................      403,119       410,854        361,187
Occupancy, net...............................................................       55,093        57,286         50,413
Equipment....................................................................       53,376        63,134         51,474
Outside data processing......................................................       14,963        10,380         11,448
Amortization of intangibles..................................................        8,902        38,336         10,303
Other operating expenses.....................................................      228,075       216,358        180,907
                                                                                ----------     ---------      ---------
Total non-interest expense...................................................      763,528       796,348        665,732
                                                                                ----------     ---------      ---------
Income before income taxes, and cumulative effect of prior years' change in
 accounting principle........................................................      345,959       260,986        224,089
Income taxes.................................................................       98,574        91,506         64,625
                                                                                ----------     ---------      ---------
Income before cumulative effect of prior years' change in accounting
 principle...................................................................      247,385       169,480        159,464
Cumulative effect of prior years' change in accounting for postretirement
 benefits other than pensions, net of tax of $11,446.........................           --        21,956             --
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME...................................................................     $247,385       147,524        159,464
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON STOCK........................................     $241,232       135,015        144,028
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------
PER COMMON AND COMMON EQUIVALENT SHARE
PRIMARY:
Income before cumulative effect of prior years' change in accounting
 principle...................................................................   $     4.20          2.86           2.69
Cumulative effect of prior years' change in accounting principle.............           --          0.40             --
Net income...................................................................         4.20          2.46           2.69
FULLY DILUTED:
Income before cumulative effect of prior years' change in accounting
 principle...................................................................         4.14          2.85           2.69
Cumulative effect of prior years' change in accounting principle.............           --          0.37             --
Net income...................................................................         4.14          2.46           2.69
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity
($ in thousands except per share data)

                                                                                      Net Unrealized
                                              Preferred     Common      Capital     Gain on Securities     Retained
                                                Stock        Stock      Surplus     Available for Sale     Earnings       Total
- ------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1991..................    $165,750      532,632     147,638                     --      329,983     1,176,003
Net Income................................                                                                  159,464       159,464
Issuance of stock:
 Acquisition of subsidiaries..............                    1,587       2,738                                             4,325
 Other....................................                    1,132         (10)                                356         1,478
Repurchase and conversions................        (199)          23          51                                              (125)
Cash dividends declared:
 Preferred:...............................                                                                  (15,436)      (15,436)
 Common:
   First of America -- $1.24 per share....                                                                  (44,442)      (44,442)
   Security Bancorp -- $1.00 per share....                                                                  (13,899)      (13,899)
                                              ---------     -------     -------     ------------------     --------     ---------
BALANCE, DECEMBER 31, 1991................     165,551      535,374     150,417                     --      416,026     1,267,368
Net income................................                                                                  147,524       147,524
Issuance of stock:
 Acquisition of subsidiaries..............                    2,672       3,149                                             5,821
 Other....................................                    2,068         353                                 515         2,936
Repurchase and conversions................     (90,965)      30,027      57,371                                            (3,567)
Cash dividends declared:
 Preferred................................                                                                  (12,509)      (12,509)
 Common:
   First of America -- $1.34 per share....                                                                  (68,598)      (68,598)
   Security Bancorp -- $.25 per share.....                                                                   (3,484)       (3,484)
                                              ---------     -------     -------     ------------------     --------     ---------
BALANCE, DECEMBER 31, 1992................      74,586      570,141     211,290                     --      479,474     1,335,491
Net income................................                                                                  247,385       247,385
Issuance of stock:
 Acquisition of subsidiaries..............                      957       3,026                                             3,983
 Stock options exercised..................                      526         606                                             1,132
 Other....................................                       29        (358)                                             (329)
Repurchase and conversions................     (74,586)      23,554      51,032                                                --
Implementation of change in accounting for
 securities available for sale, net of tax
 of $17,263...............................                                                      31,531                     31,531
Cash dividends declared:
 Preferred................................                                                                   (6,153)       (6,153)
 Common -- $1.55 per share................                                                                  (89,603)      (89,603)
- -----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993................    $  ......     595,207     265,596                 31,531      631,103     1,523,437
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows
($ in thousands)
Year ended December 31                                                                   1993             1992            1991
- ---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.........................................................................   $   247,385         147,524         159,464
Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation......................................................................        39,838          45,711          34,924
 Provision for loan losses.........................................................        84,714          78,809          71,030
 Provision for deferred taxes......................................................        (7,514)         (9,782)         (7,385)
 Amortization of intangibles.......................................................         8,902          38,336          10,303
 (Gain) loss on sale of investment securities......................................            --         (14,993)         (1,088)
 Gain on sale of loans.............................................................            --         (15,230)         (5,246)
 (Gain) loss on sale of securities held for sale...................................       (16,753)             --              --
 (Gain) loss on sale of mortgage loans held for sale...............................       (29,456)             --              --
 Gain on sale of other assets......................................................          (638)         (4,264)           (899)
 Originations of mortgage loans held for sale......................................    (1,891,928)             --              --
 Proceeds from sales of loans......................................................     1,618,695         902,482         298,283
 Proceeds from the sales of securities held for sale...............................     1,269,875         150,820              --
 Proceeds from the maturities of securities held for sale..........................       433,191              --              --
 Purchases of securities held for sale.............................................      (262,301)             --              --
Change in assets and liabilities net of acquisitions:
 (Increase) decrease in interest and other income receivable.......................       (35,868)         (2,812)         44,754
 (Increase) decrease in other assets...............................................       136,955         126,752         (58,703)
 Increase (decrease) in accrued expense and other liabilities......................        32,947          15,116           7,188
                                                                                      -----------      ----------      ----------
     Net cash from operating activities............................................     1,628,044       1,458,469         552,625
                                                                                      -----------      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investment securities.......................................            --         723,591         738,551
Proceeds from maturities of investment securities..................................       921,031       1,709,475       1,170,356
Purchases of investment securities.................................................    (2,820,565)     (2,943,348)     (2,103,427)
Net increase in loans and leases...................................................      (398,592)     (1,464,607)       (725,755)
Premises and equipment purchased...................................................       (93,203)        (37,090)        (86,234)
Proceeds from the sale of premises and equipment...................................         2,337           6,852           3,826
(Acquisition) sale of affiliates, net of cash acquired.............................       475,263          12,396         157,919
Payment of acquisition costs and acquired affiliate liabilities....................            --          (1,344)        (35,437)
                                                                                      -----------      ----------      ----------
     Net cash flows used by investing activities...................................    (1,913,729)     (1,994,075)       (880,201)
                                                                                      -----------      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short term deposits.....................................        50,203         486,056         107,849
Net increase (decrease) in time deposits...........................................      (364,628)         23,095         206,189
Net increase (decrease) in short term borrowings...................................       656,055          55,797           2,750
Proceeds from issuance of long term debt...........................................       222,475         151,438         134,313
Repayments of long term debt.......................................................      (202,333)       (177,785)        (79,030)
Payments for redemption of preferred stock.........................................            --          (3,567)             --
Proceeds from issuance of common stock.............................................         1,132           2,883            (479)
Dividends paid.....................................................................       (92,333)        (83,824)        (73,079)
Other, net.........................................................................          (329)           (105)          1,482
                                                                                      -----------      ----------      ----------
     Net cash provided by financing activities.....................................       270,242         453,988         299,995
                                                                                      -----------      ----------      ----------
Net increase (decrease) in cash and cash equivalents...............................       (15,443)        (81,618)        (27,581)
Cash and cash equivalents at beginning of year.....................................       918,960       1,000,578       1,028,159
- ---------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT YEAR END..............................................   $   903,517         918,960       1,000,578
- ---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                   Notes To Consolidated Financial Statements

NOTE 1: ACCOUNTING POLICIES

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry. The significant accounting and reporting policies of First of America Bank Corporation and its subsidiaries follow.

Consolidation:

   The consolidated financial statements include the accounts of First of America and its subsidiaries, after elimination of significant intercompany transactions and accounts. Goodwill, the cost over the fair value of assets acquired, is amortized on a basis which matches the periods estimated to be benefitted ranging from five to forty years. First of America's current policy is to amortize goodwill generated from acquisitions over a fifteen year period.

Basis of Presentation:

   Certain amounts in the prior years' financial statements have been reclassified to conform with the current financial statement presentation. First of America uses the accrual basis of accounting for financial reporting purposes, except for immaterial sources of income and expenses which are recorded when received or paid.

Securities:

   In 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993 with earlier adoption allowed. First of America adopted Statement No. 115 at December 31, 1993.

   In accordance with Statement No. 115, Securities Held to Maturity include only those securities which First of America has the positive intent and ability to hold until maturity. Such securities are carried at cost adjusted for amortization of premium and accretion of discount, computed in a manner which approximates the interest method. Using the specific identification method, the adjusted cost of each security sold is used to compute realized gains or losses on the sales of these securities.

   In accordance with Statement No. 115, Securities Available for Sale include those securities which would be available to be sold prior to final maturity in response to asset-liability management needs. Using the specific identification method such securities are carried at market value with a corresponding market value adjustment carried as a separate component of the equity section of the balance sheet on a net of tax basis. The adjusted cost of each security sold is used to compute realized gains or losses on the sales of these securities.

   Securities held for sale were recorded at the lower of aggregate cost or estimated fair value and were primarily U.S. Treasury and Agency securities.

Loans Held for Sale:

   Loans held for sale consist of fixed rate and variable rate residential mortgage loans with maturities of fifteen to thirty years. Such loans are recorded at the lower of aggregate cost or estimated fair value.

Allowance for Loan Losses:

   Losses on loans are charged to the allowance for loan losses. The allowance is increased by recoveries of principal and interest previously charged to the allowance and by a provision charged against income. Management determines the adequacy of the allowance based on reviews of individual loans, recent loss experience, current economic conditions, risk characteristics of various categories of loans and such other factors which, in management's judgement, deserve recognition in estimating possible loan losses.

Premises and Equipment:

   Premises and equipment are stated at cost, less accumulated depreciation, and include capital leases, expenditures for new facilities and additions which materially extend the useful lives of existing premises and equipment. Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal, and the resulting gains or losses are reflected in operations.

   Depreciation is computed principally by the straight-line method and is charged to operations over the estimated useful lives of the assets. Capital leases and leasehold improvements are being amortized over the lesser of the remaining term of the respective lease or the estimated useful life of the asset.

Non-Performing Loans:

   Loans are considered non-performing when placed in non-accrual status or when terms are renegotiated meeting the definition of troubled debt restructuring of Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring."

   Loans are placed in non-accrual status when, in the opinion of management, there is doubt as to collectibility of interest or principal, or when principal or interest is past due 90 days or more, and the loan is either not well secured or not in the process of collection. Consumer and revolving loans are generally charged off when payments are 120 days past due.

   Loans are considered to be renegotiated when concessions have been granted, such as reduction of interest rates or deferral of interest or principal payments, as a result of the borrower's financial condition.

   In 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," effective for fiscal years beginning after December 15, 1994, with earlier adoption allowed. Statement No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Currently, management believes that the adoption of Statement No. 114 will not have a material effect on First of America's financial position.

Other Real Estate Owned:

   Other real estate owned includes, primarily, properties acquired through foreclosure or deed in lieu of foreclosure and in-substance foreclosure. Other real estate is recorded in other assets at the lower of the amount of the loan balance plus unpaid accrued interest or the current fair value. Any write-down of the loan balance to fair value when the property is acquired is charged to the allowance for loan losses. Subsequent market write-downs, operating expenses, and gains or losses on the sale of other real estate are charged or credited to other operating expense.

Interest Income on Loans:

   Fees and unearned interest income on loans is recognized over the terms of the loans based on the unpaid principal balance. Interest accrual on loans is discontinued when, in the opinion of management, the ultimate full collection of both principal and interest is in doubt. Interest previously accrued on charged off loans is reversed, by charging interest income, to the extent of the amount included in current year income. The excess, if any, is charged to the allowance for loan losses.

Accounting for Loan Fees:

   Non-refundable loan origination fees and direct loan origination costs are deferred and amortized as an adjustment of yield by a method that approximates the interest method. The deferred fees and costs are netted against outstanding loan balances. When a loan is placed into nonaccrual status, amortization of the loan fees is stopped until the loan returns to accruing status.

   Deferred fees and costs related to credit card loans are included in other assets and other liabilities and are amortized to non-interest income over the life of the loans.

Income Tax:

   In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" which required a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under

Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   Effective January 1, 1992, First of America adopted Statement No. 109. The adoption of Statement No. 109 did not have a material effect on the 1992 consolidated financial results.

   The Omnibus Budget Reconciliation Act of 1993 was passed in August 1993, increasing First of America's federal income tax rate to 35 percent effective January 1, 1993. The effect of the change from the previous 34 percent is included in 1993 earnings.

   Pursuant to the deferred method under APB Opinion 11, which was applied in 1991 and prior years, deferred income taxes were recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

Postretirement Benefits Other Than Pensions:

   In December 1990, the Financial Accounting Standards Board issued Statement No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective for fiscal years beginning after December 15, 1992 with earlier adoption allowed. Statement No. 106 required the accrual of the expected cost of providing postretirement benefits to employees during the years that the employees render services. Effective January 1, 1992, First of America adopted Statement No. 106. Prior to 1992, First of America expensed the costs of postretirement benefits as they were incurred. The cumulative effect of the change in method of accounting for postretirement benefits other than pensions is reported in the 1992 consolidated statement of income.

Post-Employment Benefits:

   In 1993, the Financial Accounting Standards Board issued Statement No. 112, "Employers' Accounting for Post-employment Benefits," effective for fiscal years beginning after December 15, 1993. Statement No. 112 requires employers to recognize the obligation to provide post-employment benefits, such as salary continuation, supplemental unemployment benefits and severance benefits, if the obligation is attributable to employees' services already rendered. Management has determined that First of America was in compliance with Statement No. 112 prior to its issuance and accordingly there is no financial statement impact in the adoption of Statement No. 112.

Interest Rate Swaps:

   The corporation and its subsidiaries have entered into interest rate swaps as a tool to manage the interest sensitivity of the balance sheet. The contracts represent an exchange of interest payments and the underlying principal balances of the assets or liabilities are not affected. Net settlement amounts are reported as adjustments to interest income or interest expense.

NOTE 2: BUSINESS COMBINATIONS

   Information relating to mergers and acquisitions for the three year period ended December 31, 1993 follows.

                                                                                                                      Intangible
                                                           Financial            Number of                               Assets
                                        Date of            Reporting             Common            Cash Paid/         Acquired at
                                      Acquisition            Value*           Shares Issued        Debt Issued        Acquisition
- ---------------------------------------------------------------------------------------------------------------------------------
Citizens Federal Branches
 (Illinois).....................      Aug. 26, 1993       $ 20,224,000                  --         $20,098,000        20,244,000
Kewanee Investing Co., Inc.
 (Illinois).....................      April 1, 1993          3,983,000              95,668                  --         1,025,000
First Petersburg Bancshares,
 Inc.
 (Illinois).....................       July 1, 1992          5,934,000             267,184                  --                **
Security Bancorp, Inc.
 (Michigan).....................        May 1, 1992        207,493,000          17,744,000                  --               ***
Champion Federal Savings and
 Loan Association
 (Illinois).....................      Dec. 31, 1991        104,036,000                  --                  --         2,848,000
Morgan Community Bancorp, Inc.
 (Illinois).....................     Sept. 30, 1991          4,451,000             158,700                  --         1,300,000
Home Federal Savings Bank, F.A.
 (Illinois).....................     Sept. 13, 1991          8,415,000                  --           8,363,000         8,363,000
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

  * Includes direct acquisition costs on all purchased affiliates.
 ** Accounted for as a pooling of interests with no restatement of prior periods as the amounts involved were not material to First of America.
*** Accounted for as a pooling of interests with restatement of prior periods.

   Goodwill, the cost over the fair value of assets acquired, is amortized on a basis which matches the periods estimated to be benefitted ranging from five to forty years. Total intangibles, which is included in other assets in the Consolidated Balance Sheets, amounted to $138,423,000 at December 31, 1993 and $124,179,000 at December 31, 1992. At December 31, 1992, First of America accelerated the amortization of its intangible assets incurring a charge of $25,891,000 with no tax effect.

NOTE 3: PENDING ACQUISITIONS

   On October 12, 1993, First of America Bank Corporation entered into a definitive agreement to acquire LGF Bancorp, Inc., a $410 million in assets savings and loan association based in La Grange, Illinois. Subject to regulatory approval and the shareholders of LGF Bancorp, Inc., the transaction will be based on an exchange of 0.8754 shares of First of America Common Stock for each share of LGF common stock and an exchange of 0.6322 shares of First of America Common Stock for each outstanding option to purchase LGF common stock. It is expected that the transaction will be accounted for as a pooling of interests. LGF Bancorp, Inc. has also issued a warrant to allow First of America to acquire up to 19.99 percent of its common shares under certain circumstances.

NOTE 4: RESTRICTIONS ON CASH AND DUE FROM BANKS

   Federal regulations require First of America to maintain as reserves, minimum cash balances based on deposit levels at subsidiary banks. Cash balances restricted from usage due to these requirements were $297,497,000 and $289,582,000 at December 31, 1993 and 1992, respectively.

NOTE 5: CASH FLOW

   For the purpose of reporting cash flows, cash and cash equivalents include only cash and due from banks. The following schedule presents noncash investing activities for the years 1993, 1992 and 1991:

                                                                Fair Value of
                                                               Noncash Assets     Liabilities        Common
($ in thousands)                                                 Acquired          Assumed       Stock Issued     Net Cash Paid
- -------------------------------------------------------------------------------------------------------------------------------
PURCHASE OF AFFILIATES

1993
Citizens Federal Branches....................................     $   25,113          499,337             --           (474,224)
Kewanee Investing Company, Inc...............................         28,737           25,793          3,983             (1,039)

1991
Champion Federal Savings & Loan Association..................      2,002,227        2,045,780             --            (43,553)
Morgan Community Bancorp, Inc................................         45,624           38,991          4,324              2,309
Home Federal Savings Bank, F.A...............................         20,163          136,838             --           (116,675)
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

   The following schedule details supplemental disclosures for the cash flow statements:

                                                    Assets Transferred     Assets Transferred
                                       Loans          to Securities          to Securities        Total Interest     Total Income
($ in thousands)                    Securitized     Available for Sale       Held for Sale             Paid           Taxes Paid
- ---------------------------------------------------------------------------------------------------------------------------------
1993............................     $ 113,380           3,212,687               465,697*             576,945           108,399
1992............................            --                  --               740,151              769,865           104,385
1991............................            --                  --                    --              810,515            65,959
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

* Transferred as a result of the final assimilation and merger of Champion Federal into nine Illinois bank affiliates.

NOTE 6: SECURITIES

   The amortized cost and estimated market value of Securities Held to Maturity at December 31, 1993 and 1992 follow.

                                                                                    1993                           1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                          Estimated                     Estimated
                                                                           Amortized         Market      Amortized         Market
($ in thousands)                                                                Cost          Value           Cost          Value
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities.................................    $1,452,922      1,455,434      2,992,443      3,033,726
State and municipal securities........................................       361,612        374,803        458,207        473,117
Other securities......................................................        42,089         42,089         38,976         36,552
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL.................................................................    $1,856,623      1,872,326      3,489,626      3,543,395
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   The following table details the gross unrealized gains and losses for Securities Held to Maturity at December 31, 1993 and 1992.

                                                                                  1993                            1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                            Gross           Gross           Gross           Gross
                                                                       Unrealized      Unrealized      Unrealized      Unrealized
($ in thousands)                                                            Gains          Losses           Gains          Losses
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities..............................     $ 11,489            8,977          54,787          13,504
State and municipal securities.....................................       13,593              402          15,847             937
Other securities...................................................           --               --              47           2,471
- ---------------------------------------------------------------------------------------------------------------------------------
Total..............................................................     $ 25,082            9,379          70,681          16,912
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   The amortized cost and estimated market value of Securities Available for Sale at December 31, 1993 follow.

                                                                                                                  1993
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Estimated
                                                                                                         Amortized         Market
($ in thousands)                                                                                              Cost          Value
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities...............................................................    $2,849,863      2,898,961
State and municipal securities......................................................................       340,322        339,760
Collateralized mortgage obligations.................................................................        22,502         22,760
- ---------------------------------------------------------------------------------------------------------------------------------
Total...............................................................................................    $3,212,687      3,261,481
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   The following table details the gross unrealized gains and losses on Securities Available for Sale at December 31, 1993.

                                                                                                                    1993
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Gross          Gross
                                                                                                        Unrealized     Unrealized
($ in thousands)                                                                                             Gains         Losses
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities...............................................................       $ 52,371         3,273
State and municipal securities......................................................................            491         1,053
Collateralized mortgage obligations.................................................................            303            45
- ---------------------------------------------------------------------------------------------------------------------------------
Total...............................................................................................       $ 53,165         4,371
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   First of America's December 31, 1993 adoption of Statement No. 115 resulted in a $31,531,000 mark-to-market adjustment to equity, net of $17,263,000 in taxes, from unrealized gains on the Securities Available for Sale portfolio.

   The amortized cost and estimated market value of Securities Held for Sale at December 31, 1992 follow.

                                                                                                                 1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Estimated
                                                                                                       Amortized           Market
($ in thousands)                                                                                            Cost            Value
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities.............................................................    $  957,379          969,464
Collateralized mortgage obligations...............................................................       152,263          154,882
Other securities..................................................................................        27,778           29,930
- ---------------------------------------------------------------------------------------------------------------------------------
Total.............................................................................................    $1,137,420        1,154,276
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   The following table details the gross unrealized gains and losses on Securities Held for Sale at December 31, 1992.

                                                                                                                 1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Gross             Gross
                                                                                                     Unrealized        Unrealized
($ in thousands)                                                                                          Gains            Losses
- ---------------------------------------------------------------------------------------------------------------------------------
U.S. government and agency securities............................................................     $ 13,039             954
Collateralized mortgage obligations..............................................................        2,627               8
Other securities.................................................................................        2,152              --
- ---------------------------------------------------------------------------------------------------------------------------------
Total............................................................................................     $ 17,818             962
- ---------------------------------------------------------------------------------------------------------------------------------

   Except as indicated below, total securities of no individual state, political subdivision or other issuer exceeded 10 percent of shareholders' equity at December 31, 1993. At December 31, 1993 and 1992, the book value of securities issued by the State of Michigan and all of its political subdivisions totalled approximately $189,536,000 and $213,582,000, respectively, with a market value of approximately $194,238,000 and $217,052,000, respectively. The securities at December 31, 1993, represent a wide range of ratings, all of "investment grade" with a substantial portion rated A-1 or higher. First of America has no concentration of credit risk in its investment portfolio.

   Assets, principally securities, carried at approximately $1,394,103,000 at December 31, 1993, and $787,455,000 at December 31, 1992, were pledged to secure public deposits, exercise trust powers and for other purposes required or permitted by law.

NOTE 7: RISK ELEMENTS IN THE LOAN PORTFOLIO AND OTHER REAL ESTATE OWNED

   Assets earning at less than normal rates include (1) non-accrual loans, (2) restructured loans (loans for which the interest rate or principal balance has been reduced because of a borrower's financial difficulty) and (3) other real estate which has been acquired in lieu of loan balances due. Information concerning these assets, loans past due 90 days or more and other loans of concern (loans where known information about possible credit problems of borrowers causes management concern about the ability of such borrowers to comply with the present loan terms) at December 31, 1993 and 1992 follows:

($ in thousands)                                                                                          1993           1992
- -------------------------------------------------------------------------------------------------------------------------------
BALANCES OUTSTANDING:
Non-accrual loans....................................................................................   $121,186        126,619
Restructured loans...................................................................................     10,879         20,669
Past due 90 days or more.............................................................................     23,462         20,887
Other loans of concern...............................................................................     53,206         37,663
Other real estate owned (included in other assets)...................................................     50,595         48,699
- -------------------------------------------------------------------------------------------------------------------------------
Total................................................................................................   $259,328        254,537
- -------------------------------------------------------------------------------------------------------------------------------

   Interest income of $3,149,000 and $2,503,000 during 1993 and 1992, respectively, was recognized as income on non-accrual and restructured loans. Had these loans been performing under the original contract terms, an additional $6,928,000 and $6,957,000 of interest would have been reflected in interest income during 1993 and 1992, respectively.

   First of America has no significant concentrations of credit risk. Its loan portfolio is well balanced both by type and by geographical area.

NOTE 8: LOANS TO RELATED PARTIES

   First of America's subsidiary banks have extended loans to directors and executive officers of the corporation and their associates and to the directors and executive officers of the corporation's significant subsidiaries and their associates (other than members of their immediate families). In conformance with First of America's written corporate policy and applicable laws and regulations, these loans to related parties were made in accordance with sound business and banking practices on non-preferential terms and rates available to non-insiders of comparable credit worthiness under similar circumstances. The loans do not involve more than the normal risk of collectibility or present other unfavorable features. All such extensions of credit must be properly documented as complying with corporate policy. The aggregate loans outstanding as reported by the directors and executive officers of the corporation and its significant subsidiaries which exceeded $60,000 during 1993 totalled $42,405,000 at December 31, 1993, which represents 2.8 percent of total shareholders' equity, and $39,489,000 at December 31, 1992. During 1993 $44,959,000 of new loans were made with repayments and other reductions totaling $42,043,000. First of America relies on its directors and executive officers for identification of loans to their associates.

   First of America maintains a line of credit for First of America Mortgage Company; at December 31, 1993, the amount of the borrowing was $95,600,000. In conformance with First of America's corporate policy and applicable law, such extensions of credit to subsidiaries are made in accordance with sound banking practices and on non-preferential terms and rates.

   In the opinion of management, the amount and nature of these loans to related parties and subsidiaries do not materially affect the financial condition of First of America.

NOTE 9: ALLOWANCE FOR LOAN LOSSES

   An analysis of the transactions in the allowance for loan losses for 1993, 1992 and 1991 follows.

($ in thousands)                                                                               1993          1992          1991
- ---------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of year..............................................................    $  176,793       174,882      137,012
Additions: Provisions charged against income............................................        84,714        78,809       71,030
         Allowance of acquired (sold) banks, net........................................            50          (372)      27,094
         Recoveries.....................................................................        35,863        33,640       30,280
                                                                                            ----------     ---------     --------
                                                                                               297,420       286,959      265,416
Less: Loans charged off.................................................................      (108,756)     (110,166)     (90,534)
- ---------------------------------------------------------------------------------------------------------------------------------
Balance, end of year....................................................................    $  188,664       176,793      174,882
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   Management has evaluated the loan portfolio and determined that the balance in the allowance for loan losses is adequate in light of the composition of the loan portfolio, economic conditions and other pertinent factors.

NOTE 10: PREMISES AND EQUIPMENT

   A summary of premises and equipment at December 31, 1993 and 1992 follows.

($ in thousands)                                                                                             1993          1992
- ---------------------------------------------------------------------------------------------------------------------------------
Land..................................................................................................    $   65,937       71,631
Buildings and leasehold improvements..................................................................       393,133      256,691
Equipment.............................................................................................       327,103      361,138
Capital leases........................................................................................        22,043       35,235
                                                                                                          ----------     --------
                                                                                                             808,216      724,695
Less:
Accumulated depreciation and amortization.............................................................       371,512      338,961
Accumulated amortization of capital leases............................................................         4,448       10,059
- ---------------------------------------------------------------------------------------------------------------------------------
Total.................................................................................................    $  432,256      375,675
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

   First of America and certain of its subsidiaries have capital and operating leases for premises and equipment under agreements expiring at various dates through 2034. These leases, in general, provide for renewal options and options to purchase certain premises at fair values, and require the payment of property taxes, insurance premiums and maintenance costs. Total rental expense for all operating leases was $10,936,000 in 1993, $16,329,000 in 1992, and $21,226,000
in 1991.

   The future minimum payments by year, and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1993.

                                   ($ in thousands)                                        Capital Leases        Operating Leases
- ---------------------------------------------------------------------------------------------------------------------------------
1994...................................................................................       $    309                10,181
1995...................................................................................            338                 8,882
1996...................................................................................            369                 7,491
1997...................................................................................            404                 6,019
1998...................................................................................            432                 5,208
Thereafter.............................................................................         19,991                23,613
                                                                                               -------                ------
Total minimum lease payments...........................................................         21,843                61,394
Amounts representing interest..........................................................         31,819                    --
- ---------------------------------------------------------------------------------------------------------------------------------
Present value of net minimum lease payments............................................       $ 53,662                61,394
- ---------------------------------------------------------------------------------------------------------------------------------

NOTE 11: LONG TERM DEBT

   Information relating to long term debt at December 31, 1993 and 1992 follows.

                                           ($ in thousands)                                                 1993           1992
- ---------------------------------------------------------------------------------------------------------------------------------
PARENT COMPANY:
9.25% senior notes, payable $7,143 annually in 1990 through 1995, balance due 1996, interest payable
 semi-annually........................................................................................    $ 21,429         28,571
10.625% subordinated notes payable in equal annual installments in 1990 through 1998, interest payable
 semi-annually........................................................................................       7,778          9,333
8.50% subordinated notes due February 1, 2004.........................................................     150,000        150,000
Revolving credit agreement............................................................................      30,000         20,000
6.35% subordinated debenture due December 31, 2007....................................................      10,000         10,000
Capital lease obligations (Note 10)...................................................................      20,408         20,601
                                                                                                          --------        -------
                                                                                                           239,615        238,505
SUBSIDIARIES:
Subordinated variable rate installment notes from 10-15 percent.......................................          --          2,612
Note, due April 30, 1999..............................................................................       1,913          1,438
7% subordinated notes due January 2, 1993 through 1996................................................          --            250
FHLB borrowings, with interest rates ranging from 3.42% to 8.30%, payable from 1994 to 1996...........      10,820          5,820
Mortgages and land contracts, payable in installments through 1999 with interest rates ranging
 from 4.75% to 10.25%.................................................................................         410          3,825
Capital lease obligations (Note 10)...................................................................       1,435          1,601
- ---------------------------------------------------------------------------------------------------------------------------------
TOTAL LONG TERM DEBT..................................................................................    $254,193        254,051
- ---------------------------------------------------------------------------------------------------------------------------------

   On April 21, 1989, First of America entered into a revolving credit agreement with various lender banks to borrow up to $100,000,000 until April 21, 1994. On December 6, 1993, First of America extended a Promissory Note, due December 5, 1994, in the amount of $35,000,000. Under the Note, First of America may request partial advances which mature before December 5, 1994, and bear interest based on a sliding scale of LIBOR-based rates tied to the amount of the advance. A facility fee is payable on the daily average balance of the commitment at a rate of 3/16 of 1%.

   The various loan agreements include restrictions on additional indebtedness, refinancing, payment of cash dividends and the purchase of capital stock. During 1994 First of America can, under the most restrictive loan covenants, declare and pay dividends of approximately $58,575,000 plus 50 percent of consolidated net income. The indebtedness of subsidiary banks is subordinated to the claims of its depositors and certain other creditors. Management has determined that First of America is in compliance with all of its loan covenants.

   Maturities of outstanding indebtedness at December 31, 1993 follow.

                                                                                                                  Total Principal
($ in thousands)                                                                                                    Amount Due
- ---------------------------------------------------------------------------------------------------------------------------------
Year ending December 31,
1994..........................................................................................................       $  49,087
1995..........................................................................................................           9,121
1996..........................................................................................................           9,939
1997..........................................................................................................           1,988
1998..........................................................................................................           2,015
Thereafter....................................................................................................         182,043
- ---------------------------------------------------------------------------------------------------------------------------------
Total.........................................................................................................       $ 254,193
- ---------------------------------------------------------------------------------------------------------------------------------

NOTE 12: COMMITMENTS AND CONTINGENT LIABILITIES

Financial Instruments with Off-Balance Sheet Risk:

   In First of America's normal course of business, there are various conditional obligations outstanding which are not reflected in the financial statements. These financial instruments include commitments to extend credit, standby letters of credit, commercial letters of credit, when issued securities, securities lent and commitments to purchase foreign currency.

   First of America's exposure to credit loss in the event of nonperformance by other parties to the financial instruments with off-balance sheet risk is represented by the contractual notational amount of these instruments. First of America uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

   Unless noted otherwise, First of America does not require collateral or other security to support financial instruments with off balance sheet credit risk.

   A summary of the contract or notional amounts of these financial instruments at December 31 follows:

($ in thousands)                                                                                       1993               1992
- ---------------------------------------------------------------------------------------------------------------------------------
Commitments on unused credit card lines.........................................................    $ 7,876,161         4,882,411
Other commitments to extend credit..............................................................      2,061,959         1,715,529
Mortgages sold with recourse....................................................................         90,302           448,336
Standby letters of credit.......................................................................        220,451           180,549
Commercial letters of credit....................................................................         12,383            15,936
Foreign exchange contracts......................................................................         25,650            15,020
Interest rate swaps.............................................................................        291,605                --
- ---------------------------------------------------------------------------------------------------------------------------------
Total...........................................................................................    $10,578,511         7,257,781
- ---------------------------------------------------------------------------------------------------------------------------------

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the commitment amounts included in the preceding table does not necessarily represent future cash requirements. At December 31, 1993, other commitments to extend credit were comprised of $1,246,685,000 in unused commercial loan commitments, $343,880,000 in commitments to fund commercial real estate, construction and land development of which $287,195,000 was secured by real estate, and $471,394,000 in home equity lines of credit. Collateral held on these instruments varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

   Standby letters of credit and commercial letters of credit are conditional commitments issued to secure performance of a customer to a third party and are subject to the same credit review and approval process as loans. Losses to date have not been material.

   Foreign exchange contracts are entered into for trading activities which enable customers to transfer or reduce their foreign exchange risk. Foreign exchange forward contracts represent First of America's largest activity in this specialized area. Forward contracts are commitments to buy or sell at a future date a currency at a contracted price and are settled in cash or through delivery. The risk in foreign exchange trading arises from the potential inability of the counterparties to deliver under the terms of the contract and the possibility that the value of a foreign currency might change in relation to the U.S. dollar. In the event of a default by a counterparty, the cost to First of America would be the replacement of the contract at the current market rate. Such credit losses to date have not been material. The risk of loss from changes in market rate is substantially lessened because First of America limits its risk by entering into offsetting contracts.

   First of America has entered into mandatory commitments to deliver mortgage loans or mortgage backed securities to investors, at prevailing market rates, which totalled $373.3 million as of December 31, 1993. Approximately $16 million of put options were in existence at year-end as a hedge against interest rate risk.

Mortgages Sold With Recourse:

   First of America has sold mortgage loans to the Federal National Mortgage Association (FNMA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), and other savings institutions with full recourse. The total unpaid principal balances of these loans were $90.3 million at December 31, 1993 and are not included in the accompanying consolidated balance sheets.

Interest Rate Swaps:

   During the second quarter of 1993, First of America instituted rate swaps to hedge its interest rate risk. At December 31, 1993, the interest rate swaps had a total notional value of $291.6 million. Although the notional amounts are often used to express the volume of these transactions, the amounts potentially subject to credit risk are much smaller. The company minimizes this risk by performing normal credit reviews of its counterparties and collateralizing its exposure when it exceeds a predetermined limit.

Litigation:

   First of America and its subsidiaries are parties to routine litigation arising in the normal course of their respective businesses. In the opinion of management after consultation with counsel, liabilities arising from these proceedings, if any, are not expected to be material to First of America's financial position.

Environmental Matters:

   Certain of First of America's subsidiaries own or previously owned certain parcels of real property with respect to which they have been notified by the Michigan Department of Natural Resources pursuant to Michigan environmental statutes that they may be potentially responsible parties (PRPs) for environmental contamination on or emanating from the properties. The costs of remediating the contamination cannot be determined at this time. While, as PRPs, these subsidiaries may be jointly and severally liable for the costs of remediating the contamination, in most cases, there are a number of other PRPs who may also be jointly and severally liable for remediation costs. Additionally, in certain cases, these subsidiaries have asserted statutory defenses to liability for remediation costs based on the subsidiaries' status as lending institutions that acquired ownership of the contaminated property through foreclosure. First of America's management, after consultation with legal counsel, does not currently anticipate that the ultimate liability, if any, arising from these matters will have a material effect on First of America's financial position.

NOTE 13: PREFERRED STOCK

   On December 31, 1993, First of America redeemed all outstanding shares of its Series F 9% Convertible Preferred Stock which represented the remainder of its outstanding preferred issues. The Series F 9% Convertible Preferred Stock had 392,557 outstanding shares prior to redemption. All the shares were converted to First of America Common Stock resulting in 2,355,342 shares being issued.

   First of America has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right") issued to holders of and in tandem with shares of the common stock. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated July 18, 1990, between First of America and First of America Bank -- Michigan, N.A., as Rights Agent. The Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to First of America's Registration Statement dated July 18, 1990 on Form 8-A under the Securities Exchange Act of 1934.

   Generally, the Rights Agreement provides as follows. The Rights are not exercisable until a distribution date, which occurs ten days after a person or group (an "Acquiring Person") publicly announces acquisition of or commences a tender offer which may result in the acquisition of beneficial ownership of 10 percent or more of the outstanding shares of First of America Common Stock (a "Stock Acquisition Date"). If, following a Stock Acquisition Date, First of America is merged with or engages in a business combination transaction with the Acquiring Person or the Acquiring Person increases its beneficial ownership of First of America Common Stock by more than one percent or engages in self dealing, then holders of Rights, other than the Acquiring Person, will receive upon exercise of each Right, common stock of First of America or of the entity surviving the merger or business combination or other consideration with a value of two times the exercise price of the right.

   First of America may, at its option, at any time after a Stock Acquisition Date and before an Acquiring Person becomes the beneficial owner of more than 50 percent of the outstanding shares of First of America Common Stock, elect to exchange all outstanding Rights for shares of First of America Common Stock at an exchange ratio of one share of First of America Common Stock per Right, subject to adjustment to prevent dilution. At any time until twenty days following the Stock Acquisition Date, First of America may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Until a Right is exercised, the holder thereof, as such, will have no right as a shareholder of First of America, including, without limitation, the right to vote or to receive dividends. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by First of America's Board of Directors prior to the distribution date.

   If issued upon exercise of the Rights, shares of the Series A Preferred will rank junior to any convertible preferred outstanding at such time. Each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of the company. Additionally, in the event the company fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of the company. Except as described above, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities which the company may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of any preferred stock the company may issue ranking senior to the Series A Preferred, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of common stock. Upon liquidation of the company, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $190.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation, or other transaction in which shares of common stock are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share of common stock. The rights of the Series A Preferred are protected by customary antidilution provisions.

NOTE 14: STOCK OPTION PLAN

   The First of America Bank Corporation Restated 1987 Stock Option Plan is administered by the Nominating and Compensation Committee of the Board of Directors, none of whom is eligible to participate therein. Under the Plan options to purchase up to 1,700,000 authorized but unissued shares of First of America Common Stock may be issued through December 9, 1997.

   The stock options are exercisable during the 10 year period, beginning on the date of grant and may be granted at prices not less than the fair market value on the date of grant.

   The following is a summary of transactions which occurred during 1991, 1992 and 1993:

                                                                 Shares Under         Option Price
                                                                    Option             Per Share
- --------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1990.............................       548,768          $16.00-26.375
Granted......................................................       192,800              27.50
Exercised....................................................       (18,300)
Canceled.....................................................       (18,268)
- --------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1991.............................       705,000           $16.00-27.50
Granted......................................................       193,450              32.50
Exercised....................................................       (37,367)
Canceled.....................................................       (17,383)
- --------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1992.............................       843,700           $16.00-32.50
Granted......................................................       176,000              40.00
Exercised....................................................       (53,700)
Canceled.....................................................       (11,367)
- --------------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1993.............................       954,633           $16.00-40.00
- --------------------------------------------------------------------------------------------------

NOTE 15: DIVIDENDS FROM BANKING SUBSIDIARIES

   Dividends paid to First of America by its bank subsidiaries amounted to $200,700,000 in 1993, $137,369,000 in 1992 and $177,665,000 in 1991. Unless
prior regulatory approval is obtained, banking regulations limit the amount of dividends that First of America's banking subsidiaries can declare during 1994, to the 1994 net profits, as defined in the Federal Reserve Act, plus retained net profits for 1993 and 1992, which amounted to $157,285,000. Under the FDIC Improvement Act of 1991, there is incentive to maintain banks' capital at the "well-capitalized" level. This may further restrict dividends in the future.

NOTE 16: EMPLOYEE PENSION PLAN

   First of America and its subsidiaries have a defined benefit pension plan that covers substantially all of its full-time employees. Benefits are based on years of service and the employee's compensation.

   Pension costs for the years 1993 and 1992 were calculated based on Financial Accounting Standards Board Statement No. 87 "Employers' Accounting for Pensions." Pension costs for the years ended December 31, 1993, 1992 and 1991 equaled $6,508,000, $11,821,000 and $6,957,000, respectively.

   The following table presents the plan's funded status and amounts recognized in the consolidated balance sheets at December 31, 1993 and 1992.

                                                                                                              December 31,
                                                                                                        -------------------------
($ in thousands)                                                                                        1993             1992
- ---------------------------------------------------------------------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS:
 Accumulated benefit obligation, including vested benefits
 of $251,265 for 1993 and $180,753 for 1992.........................................................    $ 257,056         184,934
- ---------------------------------------------------------------------------------------------------------------------------------
Projected benefit obligation for service rendered to date...........................................      320,219         238,925
Plan assets at fair value, primarily listed stocks and U.S. Bonds...................................      359,500         315,038
                                                                                                        ---------        --------
Projected benefit obligation less than plan assets..................................................       39,281          76,113
Unrecognized net gain...............................................................................      (31,834)        (47,229)
Unrecognized prior service cost.....................................................................       28,694           2,324
Unrecognized net assets being recognized over 15 years..............................................      (17,846)        (19,791)
                                                                                                        ---------        --------
Prepaid pension included in other assets............................................................    $  18,295          11,417
- ---------------------------------------------------------------------------------------------------------------------------------
NET PENSION COST INCLUDING THE FOLLOWING COMPONENTS:
 Service cost.......................................................................................    $   9,196           9,328
 Interest cost on projected benefit obligation......................................................       21,822          17,791
 Actual return on plan assets.......................................................................      (46,209)        (28,798)
 Net amortization and deferral......................................................................       21,111           7,223
- ---------------------------------------------------------------------------------------------------------------------------------
Net periodic pension cost...........................................................................    $   5,920           5,544
- ---------------------------------------------------------------------------------------------------------------------------------

   First of America's weighted-average discount rate was 7.0 percent at December 31, 1993 and 8 1/4 percent at December 31, 1992. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.00 percent at year-end 1993 and 6.00 percent at year-end 1992. The expected long term rate of return on assets was 8.75 percent and 8.00 percent at December 31, 1993 and 1992, respectively. The assumed rates in place at each year-end are used to determine the net periodic pension cost for the following year.

NOTE 17: OTHER POSTRETIREMENT BENEFITS

   First of America and its subsidiaries have a Retiree Medical Plan which provides a portion of retiree medical care premiums. First of America's level of contribution is based on an age and service formula.

   First of America adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of January 1, 1992. Postretirement benefit costs of $2,308,000 were recorded on a cash basis for the year ended December 31, 1991.

   During 1993, First of America implemented several managed care initiatives and redesigned its Preferred Provider Organization. This change was measured as of December 31, 1993 and reduced the accumulated postretirement benefit obligation as of that date by $4,807,000.

   The following table presents the plan's funded status reconciled with amounts recognized in First of America's Consolidated Balance Sheet at December 31, 1993 and 1992:

                                                                                                        December 31,
- --------------------------------------------------------------------------------------------------------------------------
($ in thousands)                                                                                       1993           1992
- ---------------------------------------------------------------------------------------------------------------------------
ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION:
Retirees.......................................................................................    $(19,991)       (16,580)
Fully eligible active plan participants........................................................      (6,941)        (9,153)
Other active plan participants.................................................................     (10,599)        (9,888)
                                                                                                   --------        -------
                                                                                                    (37,531)       (35,621)
Plan assets at fair value......................................................................          --             --
                                                                                                   --------        -------
Accumulated postretirement benefit obligation in excess of plan assets.........................     (37,531)            --
Unrecognized prior service cost................................................................      (4,807)            --
Unrecognized net loss..........................................................................       4,682             --
- ---------------------------------------------------------------------------------------------------------------------------
Accrued postretirement benefit cost included in other liabilities..............................    $(37,656)       (35,621)
- ---------------------------------------------------------------------------------------------------------------------------
NET PERIOD POSTRETIREMENT BENEFIT COST FOR 1993 AND 1992 INCLUDE THE FOLLOWING COMPONENTS:
Service cost...................................................................................    $  1,116          1,129
Interest cost..................................................................................       2,986          2,935
Net amortization and deferral..................................................................         (91)            --
- ---------------------------------------------------------------------------------------------------------------------------
Net periodic postretirement benefit cost.......................................................    $  4,011          4,064
- --------------------------------------------------------------------------------------------------------------------------

   For measurement purposes of the accrued postretirement benefit cost included in other liabilities, 10.95 percent and 11.54 percent annual rates of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) were assumed at December 31, 1993 and 1992, respectively; the 1993 rate was further assumed to decline evenly to 5.0 percent in 2004. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0 percent at December 31, 1993 and 8.5 percent at December 31, 1992. To determine First of America's net periodic postretirement benefit cost for 1993 and 1992, a weighted average discount rate of 8.5 percent and the health care trend rate of 11.54 percent were used.

   The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1993 by 5.2 percent and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the year ended December 31, 1993 by 4.4 percent.

NOTE 18: SUPPLEMENTARY INCOME STATEMENT INFORMATION

   Other than the items listed below, other operating income and other operating expenses did not include any accounts that exceeded 1 percent of total revenue, which is the sum of total interest income and total non-interest income.

($ in thousands)                                                                                 1993         1992         1991
- ---------------------------------------------------------------------------------------------------------------------------------
OTHER OPERATING INCOME:
Revolving loan fees -- interchange income..................................................    $ 30,104       27,555       23,989
Revolving loan fees -- merchant discount...................................................      22,994       18,995       17,897
Gains on sale of loans.....................................................................      29,456       15,230        5,246
Other operating income.....................................................................      30,939       36,171       30,458
- ---------------------------------------------------------------------------------------------------------------------------------
Total other operating income...............................................................    $113,493       97,951       77,590
- ---------------------------------------------------------------------------------------------------------------------------------
OTHER OPERATING EXPENSES:
Services purchased.........................................................................    $ 14,638       20,409       20,515
Office supplies............................................................................      22,541       21,672       18,512
FDIC insurance.............................................................................      39,680       38,711       31,032
Advertising, business development and public relations.....................................      22,573       14,427       10,044
Postage....................................................................................      16,291       16,585       16,038
Telephone..................................................................................      17,300       15,899       13,877
Other......................................................................................      95,052       88,655       70,889
- ---------------------------------------------------------------------------------------------------------------------------------
Total other operating expenses.............................................................    $228,075      216,358      180,907
- ---------------------------------------------------------------------------------------------------------------------------------

NOTE 19: INCOME TAXES

   First of America adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," effective January 1, 1992. The adoption of Statement No. 109 did not result in any cumulative effect for the change in accounting for income taxes to be reported in 1992. Prior years' financial statements have not been restated to apply the provisions of Statement No. 109.

   Income tax expense attributable to income from continuing operations consists of:

($ in thousands)                                                                         Current          Deferred         Total
- --------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1993:
U.S. Federal.........................................................................    $ 99,184          (3,117)         96,067
State and local......................................................................         787           1,720           2,507
- ---------------------------------------------------------------------------------------------------------------------------------
Total................................................................................    $ 99,971          (1,397)         98,574
- ---------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1992:
U.S. Federal.........................................................................    $101,288          (9,782)         91,506
State and local......................................................................          --              --              --
- ---------------------------------------------------------------------------------------------------------------------------------
Total................................................................................    $101,288          (9,782)         91,506
- ---------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1991:
U.S. Federal.........................................................................    $ 72,010          (7,385)         64,625
State and local......................................................................          --              --              --
- ---------------------------------------------------------------------------------------------------------------------------------
Total................................................................................    $ 72,010          (7,385)         64,625
- ---------------------------------------------------------------------------------------------------------------------------------

   Income tax expense attributable to income from continuing operations was $98,574,000, $91,506,000 and $64,625,000 for the years ended December 31, 1993,
1992 and 1991 respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income from operations for 1993 and 34 percent for 1992 and 1991 as a result of the following:

($ in thousands)                                                                           1993            1992            1991
- ---------------------------------------------------------------------------------------------------------------------------------
Computed "expected" tax expense......................................................    $121,086          88,774          76,191
Increase (reduction) in income taxes resulting from:
 Tax exempt municipal obligations income.............................................     (12,738)        (13,017)        (16,394)
 Change in the beginning-of-the-year balance of the valuation allowance for deferred
 tax assets allocated to income tax expense..........................................      (9,686)         (2,507)             --
 Alternative minimum tax credits utilized............................................      (5,675)             --              --
 State and local tax expense, net of federal tax benefit.............................       1,630              --              --
 Amortization of goodwill............................................................       3,116          13,034           3,677
 Other, net..........................................................................         841           5,222           1,151
- ---------------------------------------------------------------------------------------------------------------------------------
Total................................................................................    $ 98,574          91,506          64,625
- ---------------------------------------------------------------------------------------------------------------------------------

   The significant components of deferred income tax expense attributable to income from continuing operations for the year ended December 31, 1993 and 1992 are as follows:

                                                                                                                December 31,
                                                                                                            ---------------------
($ in thousands)                                                                                              1993         1992
- ---------------------------------------------------------------------------------------------------------------------------------
Deferred tax benefit (exclusive of the effects of other components below)...............................    $  8,289       (7,275)
Decrease in beginning-of-the-year balance of the valuation allowance for deferred tax assets............      (9,686)      (2,507)
- ---------------------------------------------------------------------------------------------------------------------------------
Total...................................................................................................    $ (1,397)      (9,782)
- ---------------------------------------------------------------------------------------------------------------------------------

   For the year ended December 31, 1991, a deferred income tax benefit of $7,385,000 resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of those timing differences are presented below:

($ in thousands)                                                                                                           1991
- ---------------------------------------------------------------------------------------------------------------------------------
Difference between tax loan loss deductions and amounts included in operating expenses...............................    $ (3,664)
Accretion of discount on investment securities.......................................................................        (480)
Recapture of the difference between cash and accrual basis for certain subsidiary banks..............................         (48)
Tax depreciation in excess of book...................................................................................         253
Recapture of tax loan loss reserve...................................................................................      (1,035)
Net pension adjustment...............................................................................................        (372)
Accrued writedown of assets..........................................................................................         225
Deferral of net loan fees............................................................................................        (516)
Other items -- net...................................................................................................      (1,748)
- ---------------------------------------------------------------------------------------------------------------------------------
Total................................................................................................................    $ (7,385)
- ---------------------------------------------------------------------------------------------------------------------------------

   The securities transactions tax effect for 1993, 1992 and 1991 was $6,524,000, $5,574,000 and $1,373,000, respectively.

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and 1992 are presented below:

                                                                                                                December 31,
                                                                                                            ---------------------
($ in thousands)                                                                                              1993         1992
- ---------------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Book loan loss deduction in excess of tax...............................................................    $ 66,505       60,249
Deferred compensation...................................................................................       5,091        4,676
Deferred loan fees......................................................................................       8,541        5,859
Employee benefits.......................................................................................       4,815        9,751
Other real estate expenses not allowed for tax purposes.................................................       2,849        3,695
Nonaccrual loan income..................................................................................       3,621        4,321
State net operating loss carry forwards.................................................................          --        6,182
Net capital loss carry forwards.........................................................................         883        4,387
Expenses not currently deductible for tax purposes......................................................       5,072        8,722
Other...................................................................................................       6,279        6,062
                                                                                                            --------     --------
Total gross deferred tax assets.........................................................................     103,656      113,904
Less valuation allowance................................................................................        (883)     (10,569)
                                                                                                            --------     --------
Net deferred tax assets.................................................................................     102,773      103,335
                                                                                                            --------     --------
DEFERRED TAX LIABILITIES:
Premise and equipment, due to differences in depreciation...............................................      (7,017)      (6,887)
Discount accretion on investment securities.............................................................      (1,670)      (2,426)
Market value adjustment on investment securities available for sale.....................................     (17,263)          --
Tax loan loss reserve to be recaptured..................................................................     (10,095)     (12,533)
Other...................................................................................................      (3,763)      (2,658)
                                                                                                            --------     --------
Total gross deferred liabilities........................................................................     (39,808)     (24,504)
- ---------------------------------------------------------------------------------------------------------------------------------
Net deferred tax asset..................................................................................    $ 62,965       78,831
- ---------------------------------------------------------------------------------------------------------------------------------

   The valuation allowance for deferred tax assets as of January 1, 1993 was $10,569,000. The net change in the total valuation allowance for the year ended December 31, 1993 was a decrease of $9,686,000.

   Subsequently recognized tax benefits of $883,000 relating to the valuation allowance for deferred tax assets as of December 31, 1993 will be allocated to the income tax benefit that would be reported in the consolidated statement of earnings.

NOTE 20: EARNINGS PER SHARE CALCULATION

   The weighted average number of shares used in the determination of earnings per share were:

                                                                                       1993              1992             1991
- ---------------------------------------------------------------------------------------------------------------------------------
Common and common equivalents...................................................     57,416,771       54,841,762       53,536,154
Fully diluted...................................................................     59,772,113       59,559,956       59,083,334
- ---------------------------------------------------------------------------------------------------------------------------------

   Common and common equivalents per share amounts were calculated by dividing net income applicable to common shares by the weighted average number of common shares outstanding during the respective periods adjusted for the portion of stock options which were considered common equivalents, 305,240 in 1993, 212,463 in 1992 and 138,433 in 1991. Fully diluted earnings per share calculations were based on the assumption that all outstanding preferred stock was converted into common stock and the preferred dividends on these shares eliminated. In addition, the average fully diluted earnings per share included the portion of stock options which were considered common equivalents, 305,240 in 1993, 303,947 in 1992 and 190,777 in 1991.

   On December 31, 1993 and 1992, there were 59,520,710 and 57,014,117 common shares outstanding, respectively. At the same dates there were 100,000,000 authorized shares of $10 par value common stock. On October 20, 1993, First of America's Board of Directors called for the redemption on December 31, 1993 of all outstanding shares of the company's Series F 9% Convertible Preferred Stock. Notice of the redemption resulted in the issuance of 2,355,342 shares of First of America Common Stock upon shareholders' exercise of the conversion privilege before the redemption date.

NOTE 21: FAIR VALUE DISCLOSURE

   The Financial Accounting Standards Board's Statement No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information for financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices were not available, fair values were based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of First of America.

   For purposes of this disclosure, estimated fair value of financial instruments with short-term maturities is assumed to equal the recorded book value. These financial instruments include cash and short term investments, accrued interest receivable and payable and short term borrowings. Estimated fair values for other financial instruments were determined as follows:

Loans Held for Sale:

   Fair value for loans held for sale was based on quoted market prices. If a quoted market price was not available, the fair value was estimated using market prices for similar assets.

Securities:

   Fair values for Held to Maturity and Available for Sale securities were based on quoted market prices. If a quoted market price was not available, fair value was estimated using quoted market prices for similar securities.

Loans Receivable:

   For variable rate loans that reprice frequently and for which there has been no significant change in credit risk, fair values equal carrying values. The fair values for fixed rate loans were based on estimates using discounted cash flow analyses and current interest rates being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Deposit Liabilities:

   The fair values disclosed for demand deposits with no stated maturity (e.g., interest and non-interest checking, passbook savings and certain types of money market accounts) were, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable rate, fixed-term money market accounts and certificates of deposits with less than twelve months maturities approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit with maturities greater than twelve months are estimated using a discounted cash flow calculation that applied interest rates being offered on the same or similar certificates at the reporting date to a schedule of aggregated expected maturities on the certificates of deposits.

Long Term Borrowings:

   Fair values for First of America's long term debt (other than deposits) was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the company for debt of the same remaining maturities.

Off Balance Sheet Instruments:

   Fair values for unused commitments were estimated using the fees charged to enter into similar agreements at the reporting date, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. Fair values for guarantees and letters of credit were based on fees charged for similar agreements.

   The fair value of forward delivery commitments, foreign exchange contracts and interest rate swaps is estimated, using dealer quotes, as the amount that the corporation would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering current interest rates.

   First of America has mandatory commitments to deliver loans totalling $373.3 million which are at prevailing market rates. First of America attributes no value to these commitments at December 31, 1993.

   The estimated fair values of First of America's financial instruments for which the fair value differs from the recorded book value for December 31, 1993 and 1992 were as follows:

                                                                           December 31, 1993               December 31, 1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                         Recorded       Estimated        Recorded       Estimated
($ in millions)                                                        Book Value      Fair Value      Book Value      Fair Value
- ---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
 Securities:
   Held to maturity................................................     $  1,857           1,872           3,490           3,543
   Available for sale..............................................        3,261           3,261              --              --
   Held for sale...................................................           --              --           1,137           1,154
 Loans, net........................................................       13,840          14,062          13,516          13,761
 Loans held for sale...............................................          366             369              63              64
FINANCIAL LIABILITIES:
 Deposits*.........................................................      (18,244)        (18,307)        (18,036)        (18,088)
 Long term borrowings..............................................         (254)           (264)           (254)           (261)
Off-balance sheet instruments......................................           --              13                             (10)
- --------------------------------------------------------------------------------------------------------------------------------

* SFAS No. 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time.

NOTE 22: CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY

   The balance sheets for December 31, 1993 and 1992, and the statements of income and statements of cash flows for the three years ended December 31, 1993 follow.

                                                                                                         December 31
                                                                                                 ----------------------------
($ in thousands)                                                                                    1993             1992
- -----------------------------------------------------------------------------------------------------------------------------
BALANCE SHEETS
ASSETS
Cash and interest bearing deposits held by subsidiary banks...................................   $   23,745           16,024
Investment in subsidiaries....................................................................    1,583,234        1,479,296
Other Assets..................................................................................      226,209          130,364
- -----------------------------------------------------------------------------------------------------------------------------
Total Assets..................................................................................   $1,833,188        1,625,684
- -----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Accounts payable and other liabilities........................................................   $   70,136           61,688
Long-term debt................................................................................      239,615          228,505
                                                                                                 -----------      -----------
Total Liabilities.............................................................................      309,751          290,193
                                                                                                 -----------      -----------
SHAREHOLDERS' EQUITY
Non-redeemable preferred stock................................................................           --           74,586
Common stock..................................................................................      595,207          570,141
Surplus.......................................................................................      265,596          211,290
Net unrealized gain on securities available for sale, net of tax of $17,263...................       31,531               --
Retained earnings.............................................................................      631,103          479,474
                                                                                                 -----------      -----------
Total shareholders' equity....................................................................    1,523,437        1,335,491
- -----------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Equity..................................................................   $1,833,188        1,625,684
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Year Ended December 31,
                                                                                                ---------------------------------
($ in thousands)                                                                                 1993         1992        1991
- ---------------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF INCOME
INCOME
Dividends from subsidiaries.................................................................    $ 205,891     128,275     173,098
Interest and other income...................................................................      291,798     217,649     184,308
                                                                                                ---------     -------     -------
Total operating income......................................................................      497,689     345,924     357,406
                                                                                                ---------     -------     -------
EXPENSES
Interest on borrowed money..................................................................       19,597      18,434      10,676
Salaries and employee benefits..............................................................      134,734     101,873      88,588
Amortization of intangibles.................................................................        5,095       5,475       1,237
Other operating expenses....................................................................      171,937     143,031     118,586
                                                                                                ---------     -------     -------
Total operating expenses....................................................................      331,363     268,813     219,087
                                                                                                ---------     -------     -------
Income before income taxes, undistributed earnings of subsidiaries
 and cumulative effect of change in accounting principle....................................      166,326      77,111     138,319
Applicable income tax benefit...............................................................       14,084      13,614      11,187
                                                                                                ---------     -------     -------
                                                                                                  180,410      90,725     149,506
Equity in undistributed earnings of subsidiaries............................................       66,975      61,062       9,958
                                                                                                ---------     -------     -------
Income before cumulative effect of change in accounting principle...........................      247,385     151,787     159,464
Cumulative effect of change in accounting principle, net of tax of $2,196...................           --      (4,263)         --
- ---------------------------------------------------------------------------------------------------------------------------------
NET INCOME..................................................................................    $ 247,385     147,524     159,464
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                                         December 31,
                                                                                              -----------------------------------
($ in thousands)                                                                                1993          1992         1991
- ---------------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF CASH FLOW
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................................................    $ 247,385      147,524      159,464
Adjustment to reconcile net income to net cash provided by operating activities...........     (125,584)     (41,629)       1,712
                                                                                              ---------     --------     --------
Net cash from operating activities........................................................      121,801      105,895      161,176
                                                                                              ---------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Premises and equipment purchased..........................................................      (46,724)     (22,085)     (44,689)
Proceeds from sale of premises & equipment................................................          600        3,270           58
(Acquisition)/sale of affiliates..........................................................           --       12,000       (7,403)
Capital infusions, net of redemptions.....................................................       (6,535)     (35,165)    (104,627)
                                                                                              ---------     --------     --------
Net cash from investing activities........................................................      (52,659)     (41,980)    (156,661)
                                                                                              ---------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long term debt..................................................      222,000      150,000      133,780
Repayment of long term debt...............................................................     (190,891)    (123,878)     (70,704)
Proceeds from issuance of common stock....................................................        1,132        2,883        1,003
Redemption of preferred stock.............................................................           --       (3,567)          --
Dividends paid............................................................................      (93,333)     (83,824)     (73,079)
Other, net................................................................................         (329)        (105)          --
                                                                                              ---------     --------     --------
Net cash from financing activities........................................................      (61,421)     (58,491)      (9,000)
                                                                                              ---------     --------     --------
Net increase (decrease) in cash...........................................................        7,721        5,424       (4,485)
Cash at beginning of year.................................................................       16,024       10,600       15,085
- ---------------------------------------------------------------------------------------------------------------------------------
Cash at Year End..........................................................................    $  23,745       16,024       10,600
- ---------------------------------------------------------------------------------------------------------------------------------

Supplemental Information (Unaudited)

                                                             1993            1992           1991           1990           1989
- ---------------------------------------------------------------------------------------------------------------------------------
STOCK DATA
Book value per common share:
Primary...............................................    $     25.60          22.12          20.58          18.97          17.52
Fully diluted.........................................          25.60          22.49          21.47          20.02          18.75
Common shares outstanding:
Weighted average......................................     57,416,771     54,841,762     53,536,154     52,621,736     52,684,571
Year end..............................................     59,520,710     57,014,117     53,537,438     53,263,184     52,777,423
Market price of common stock:
High..................................................    $    43.250         37.875         31.750         26.000         28.000
Low...................................................         36.500         29.000         18.250         15.375         19.125
Year end..............................................         39.250         37.875         29.375         21.250         23.500
Number of shares traded (in thousands)................         13,708         14,284         13,612         15,768         17,470
Price earnings ratio*.................................            9.3x          15.4            9.1            8.1            9.3
Dividend yield (at year end)..........................           4.08%          3.70           4.36           5.65           4.57

NON-FINANCIAL DATA
Number of common shareholders*........................         28,400         23,800         17,815         16,700         17,200
Number of banking subsidiaries*.......................             20             23             26             33             42
Number of banking offices*............................            572            551            487            450            415
Number of employees (FTE)*............................         13,330         12,940         13,404         10,387          9,777
Number of automated teller machines*..................            531            498            400            319            305

RETURN ON EQUITY AND ASSETS
Return on average total assets........................           1.20%          0.75           0.95           0.98           1.02
Return on average common shareholders' equity.........          18.01          11.67          13.66          14.52          15.06
Return on average total shareholders' equity..........          17.50          11.38          13.07          13.70          14.07
Common stock dividend payout rate.....................          35.71          53.25          45.35          43.13          41.67
Average common shareholders' equity as a percent
 of total average assets..............................           6.52           5.91           6.28           6.01           5.94
Average shareholders' total equity as a percent
 of total average assets..............................           6.88           6.63           7.26           7.14           7.24
- ----------------------------------------------------------------------------------------------------------------------------------

* Prior years numbers not restated.

Quarterly Information (Unaudited)
($ in millions except per share data)

                                                         1993 Quarters                                 1992 Quarters
- ---------------------------------------------------------------------------------------------------------------------------------
                                             Fourth      Third     Second      First      Fourth      Third     Second      First
- ---------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF EARNINGS
Total interest income (FTE).............    $ 380.4      383.7      387.5      382.4       398.2      405.1      404.4      413.6
Total interest expense..................      147.1      150.6      154.5      156.6       165.2      177.0      183.2      196.0
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income (FTE)...............      233.3      233.1      233.0      225.8       233.0      228.1      221.2      217.6
Provision for loan losses...............       20.4       20.5       20.0       23.8        21.0       19.5       20.3       18.0
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
 (FTE)..................................      212.9      212.6      213.0      202.0       212.0      208.6      200.9      199.6
- ---------------------------------------------------------------------------------------------------------------------------------
Non-interest income:
Service charges on deposit accounts.....       21.5       21.3       21.7       20.1        20.7       20.1       19.7       19.1
Trust income............................       19.9       19.2       19.6       18.6        17.4       17.0       17.5       17.0
Investment securities transactions......        4.4        2.7        2.5        7.2         4.3        4.5        2.5        3.7
Other operating income..................       31.7       30.3       25.6       25.9        27.5       26.2       22.0       22.2
- ---------------------------------------------------------------------------------------------------------------------------------
Total non-interest income...............       77.5       73.5       69.4       71.8        69.9       67.8       61.7       62.0
- ---------------------------------------------------------------------------------------------------------------------------------
Non-interest expense:
Salaries and wages......................       85.9       84.6       83.0       80.2        82.6       82.6       86.8       80.2
Employee benefits.......................       15.8       16.2       18.9       18.5        17.4       18.0       23.0       20.2
- ---------------------------------------------------------------------------------------------------------------------------------
Total personnel costs...................      101.7      100.8      101.9       98.7       100.0      100.6      109.8      100.4
Occupancy, net..........................       14.1       13.7       13.0       14.2        14.2       14.5       14.6       14.0
Equipment...............................       14.0       12.7       13.1       13.5        13.9       14.4       20.4       14.6
Data processing.........................        3.5        4.1        3.8        3.6         2.1        2.7        2.9        2.8
Amortization of intangibles.............        2.6        2.2        2.1        2.0        29.4        3.1        3.0        2.8
Other operating expenses................       58.2       59.5       57.2       53.5        50.8       51.4       62.6       51.4
- ---------------------------------------------------------------------------------------------------------------------------------
Total non-interest expense..............      194.1      193.0      191.1      185.5       210.4      186.7      213.3      186.0
- ---------------------------------------------------------------------------------------------------------------------------------
Income before income tax (FTE)..........       96.3       93.1       91.3       88.3        71.5       89.7       49.3       75.6
Less: FTE adjustment....................        5.7        6.8        5.3        5.3         6.2        5.9        6.1        6.8
- ---------------------------------------------------------------------------------------------------------------------------------
Actual income before tax................       90.6       86.3       86.0       83.0        65.3       83.8       43.2       68.8
Applicable income tax expense...........       24.8       22.9       26.4       24.4        29.0       26.5       15.2       20.8
- ---------------------------------------------------------------------------------------------------------------------------------
Net income before FAS 106...............       65.8       63.4       59.6       58.6        36.3       57.3       28.0       48.0
FAS 106 transition obligation (net of
 tax)...................................         --         --         --         --          --         --         --       22.0
- ---------------------------------------------------------------------------------------------------------------------------------
Net income..............................    $  65.8       63.4       59.6       58.6        36.3       57.3       28.0       26.0
- ---------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stock...    $  64.7       61.7       57.9       56.9        34.6       54.2       24.1       22.1
- ---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE DATA
Earnings per common share:
Primary.................................    $  1.13       1.07       1.01       0.99        0.61       0.99       0.45       0.41
Fully diluted...........................       1.10       1.06       1.00       0.98        0.61       0.96       0.45       0.41
Common stock cash dividend paid.........       0.40       0.40       0.35       0.35        0.35       0.32       0.32       0.32
Market price of Common Stock:
High....................................     42.875     42.500     43.250     42.875      37.875     35.375     34.125     31.500
Low.....................................     36.500     36.875     36.875     37.250      31.500     30.625     29.000     29.000
Period-end..............................     39.250     42.375     39.875     42.375      37.875     32.500     33.250     30.625
- ---------------------------------------------------------------------------------------------------------------------------------

DIRECTORS

Jon E. Barfield
President
Bartech, Inc., Livonia

John W. Brown
Chairman, President and
Chief Executive Officer
Stryker Corporation, Kalamazoo

Richard F. Chormann
President and Chief Operating Officer
First of America Bank Corporation
Kalamazoo

Joseph J. Fitzsimmons
Chairman
University Microfilms International,
Ann Arbor

Joel N. Goldberg
President
Thomas Jewelry Company, Pontiac

Clifford L. Greenwalt
President and Chief Executive Officer
Central Illinois Public Service Company
Springfield, Illinois

Robert L. Hetzler
President and Chief Executive Officer
Monitor Sugar Company, Bay City

Dorothy A. Johnson
President and Chief Executive Officer
Council of Michigan
Foundations, Grand Haven

J. Michael Kemp
President and Chief Executive Officer
Howard & Howard Attorneys, P.C.
Bloomfield Hills

Richard Krafft, Jr.
President and Treasurer
Star of the West Milling Company
Frankenmuth

Martha M. Mertz
Chief Executive Officer
Mayhood/Mertz Realtors, Inc., Okemos

F. Karl Neumann
President and Chief Executive Officer
Michigan Hospital
Association Insurance Company
Lansing

Daniel R. Smith
Chairman and Chief Executive Officer
First of America Bank Corporation
Kalamazoo

James S. Ware
Chairman, President and Chief Executive Officer
Durametallic Corporation, Kalamazoo

James W. Wogsland
Vice Chairman and Director
Caterpillar, Inc., Peoria, Illinois

Walter J. Wolpin
President, The Wolpin Company,
Wolpin Broadcasting and
Twin-W Realty Company
Detroit

John L. Zabriske
Chairman and Chief Executive Officer
Upjohn Company, Kalamazoo

SENIOR OFFICERS

Daniel R. Smith
Chairman and Chief Executive Officer

Richard F. Chormann
President and Chief Operating Officer

Thomas W. Lambert
Executive Vice President and
Chief Financial Officer

George S. Nugent
Executive Vice President,
Chief Service Officer and Secretary

John B. Rapp
Executive Vice President

David B. Wirt
Executive Vice President

Mervin D. Burtis
Senior Vice President -
Audit and Loan Review

Donald J. Kenney
Senior Vice President - Automation and
Operations, and Retail Credit

Bruce J. McCall
Senior Vice President - Marketing

Richard K. McCord
Senior Vice President -
Corporate Development

Samuel G. Stone
Senior Vice President and Treasurer

Kevin T. Thompson
Senior Vice President - Controller

Richard V. Washburn
Senior Vice President - Human Resources

Dean R Williams
Senior Vice President

                                                           [RECYCLED PAPER LOGO]

- --------------------------------------------------------------------------------
                                     PROXY
                       FIRST OF AMERICA BANK CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST OF AMERICA BANK CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1994 AND ANY ADJOURNMENT THEREOF.

        The undersigned, being a shareholder of FIRST OF AMERICA BANK CORPORATION ("FOA"), hereby authorizes Thomas W. Lambert and George S. Nugent, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of FOA to be held at the Fetzer Business Development Center, Western Michigan University, Wilbur Street and Marion Avenue, Kalamazoo, Michigan on April 20, 1994 at 9:00 a.m., local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

        In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

        Shares of Common Stock of FOA will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named below, FOR approval of the amendments to The Restated First of America Bank Corporation 1987 Stock Option Plan and FOR ratification of the selection of KPMG Peat Marwick and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the meeting.

     /X/ Please mark your votes as in this example.

1. ELECTION OF DIRECTORS                    / / FOR               / / WITHHELD as To all Nominees

       Nominees: Jon E. Barfield, Richard F. Chormann, Joel N. Goldberg,
                        James S. Ware, John L. Zabriske

       (INSTRUCTION: To withhold authority to vote for any individual nominee, mark FOR above and write nominee's name below.)
       --------------------------------------------------------------------

                         (Continued on the other side)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     2. APPROVAL OF AMENDMENTS TO THE RESTATED FIRST OF AMERICA BANK CORPORATION 1987 STOCK OPTION PLAN.

                 / / FOR         / / AGAINST       / / ABSTAIN

     3. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR FOA.

                 / / FOR         / / AGAINST       / / ABSTAIN

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of FOA called for April 20, 1994 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.

                                                   Please mark, sign, date
                                                   and promptly return this
                                                   proxy card using the
                                                   enclosed envelope.

                                                   Dated:            , 1994

                                                   Please sign exactly as
                                                   your name(s) appear(s)
                                                   on this proxy. When
                                                   signing in a
                                                   representing capacity,
                                                   please give title.

- --------------------------------------------------------------------------------

                                   APPENDIX

                       DESCRIPTION OF GRAPHIC MATERIAL

Page Number              Graphic Material
- -----------              ----------------

    B-3 Bar graph depicting growth of company's fully diluted earnings per share from 1989 to 1993.

                                              1989   1990   1991   1992   1993
                                              -----  -----  -----  -----  -----
                         Earnings per share   $2.52  $2.62  $2.69  $2.46  $4.14

                         The 1992 bar also indicates earnings per share of $3.68 based on ongoing operations.

     B-3 Bar graph comparing company's return on equity with that of its peer group from 1989 to 1993.

                                               1989    1990   1991   1992   1993
                                              ------  -----  -----  -----  -----
                         First of America     14.07%  13.70  13.07  11.38  17.50
                         Peer Group           15.29   13.79  14.40  14.76  15.60

                         The graph also shows First of America's 1992 return on average total equity of 16.42 percent based on ongoing operations.

    B-11 Bar graph comparing the efficiency ratio of the company with that of its peer group from 1989 to 1993.

                                               1989    1990  1991   1992   1993
                                              ------  -----  -----  -----  -----
                         First of America     66.51%  67.44  67.25  68.58  62.72
                         Peer Group           64.53   64.92  64.04  66.03  65.71

                         The graph also indicates First of America's 1992 efficiency ratio of 63.80 percent based on ongoing operations.

    B-13 Bar graph comparing the company's nonperforming assets as a percent of loans plus OREO with that of its peer group from 1989 to 1993.

                                               1989  1990  1991  1992  1993
                                              -----  ----  ----  ----  ----
                         First of America     0.87%  0.95  1.27  1.42  1.26
                         Peer Group           1.68   2.43  2.44  1.95  1.22


    B-20 Bar graph depicting growth of company's return on average assets from 1989 to 1993.

                                                   1989  1990  1991  1992  1993
                                                  -----  ----  ----  ----  ----
                         Return on average assets 1.02%  0.98  0.95  0.75  1.20

                         The graph also indicates First of America's 1992 return on average assets of 1.12 percent based on ongoing operations.